   As filed with the Securities and Exchange Commission on October 23, 1996


                                                      REGISTRATION NO. 333-10749


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________


                                AMENDMENT NO. 1
                                      TO


                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                             ______________________

                            ML GLOBAL HORIZONS L.P.
            (Exact name of registrant as specified in its charter)

     DELAWARE                         6793                      13-3716393
(State of Organization)    (Primary Standard Industrial       (IRS Employer
                           Classification Code Number)    Identification Number)


                  C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                       MERRILL LYNCH WORLD HEADQUARTERS
                           SIXTH FLOOR, SOUTH TOWER
                            WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                (212) 236-4167

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHN R. FRAWLEY, JR.
                  C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                       MERRILL LYNCH WORLD HEADQUARTERS
                           SIXTH FLOOR, SOUTH TOWER
                            WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                (212) 236-4167

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                             ______________________


                                   COPY TO:
                              Kathleen H. Pender
                                 Steven Zoric
                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603


                             ______________________


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                             ______________________



  PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 33-80202) DECLARED EFFECTIVE JUNE 17, 1994 AND TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-88994) DECLARED EFFECTIVE ON MARCH 1, 1995. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 4 WITH RESPECT TO REGISTRATION STATEMENT NO. 33-80202 AND POST-EFFECTIVE AMENDMENT NO. 3 WITH RESPECT TO REGISTRATION STATEMENT NO. 33-88994.

================================================================================

                            ML GLOBAL HORIZONS L.P.

                             CROSS REFERENCE SHEET

ITEM
 NO.                                                                    PROSPECTUS HEADING
-----                                                          ---------------------------------------

1.   Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus...........     Cover Page

2.   Inside Front and Outside Back Cover
      Pages of Prospectus..............................     Inside Cover Page; Table of Contents

3.   Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges...............     Summary; Risk Factors

4.   Use of Proceeds...................................     Use of Proceeds

5.   Determination of Offering Price...................     Inside Cover Page; Plan of Distribution

6.   Dilution                                               Not Applicable

7.   Selling Security Holders..........................     Not Applicable

8.   Plan of Distribution..............................     Inside Cover Page; Plan of Distribution

9.   Description of Securities to Be
      Registered.......................................     Cover Page; The Limited Partnership Agreement

10.  Interests of Named Experts and
      Counsel..........................................     Legal Matters; Experts

11.  Information with Respect to the
      Registrant.......................................     Summary; Risk Factors; Investment Factors;
                                                            Performance of the Fund; Selected Financial Data;
                                                            Management's Discussion and Analysis of Financial
                                                            Condition and Results of Operations; The Advisor
                                                            Selection Process; The Advisors; MLIP and MLF; Use
                                                            of Proceeds; Charges; Conflicts of Interest; The
                                                            Limited Partnership Agreement; Index to Financial
                                                            Statements

12.  Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities..................................     Not Applicable

                            ML GLOBAL HORIZONS L.P.


                 PROSPECTUS SUPPLEMENT DATED OCTOBER __, 1996


                                      TO


                       PROSPECTUS DATED OCTOBER __, 1996



          The Prospectus sets forth more detailed information concerning the "core" Advisors. The non-"core" Advisors are identified below. As of October 1, 1996, the allocation of the Fund's trading assets among the Advisors is set forth below in the parentheses following the Advisors' names. See "The Advisors" in the Prospectus.



                                                                                      AS OF SEPTEMBER 1, 1996
                                                 -----------------------------------------------------------------------------------

                                                                            ANNUALIZED
                                                      WORST/BEST             STANDARD                                   GENERAL
                                                        MONTHLY              DEVIATION           ASSETS UNDER           TRADING
                                                   RATE OF RETURN/1/        OF RETURN/2/         MANAGEMENT/3/          STRATEGY
                                                   -----------------        ------------       -----------------     ---------------

"CORE" ADVISORS

   ARA Portfolio Management Company, L.L.C.        (13.30)%/14.48%             21.5%            $98.7 million        Technical;
     Gamma Program (15%)                                                                                             trend-following


   Chesapeake Capital Corporation                  (10.98)%/15.99%             17.8%            $735 million         Technical;
     Diversified Program (38%)                                                                                       trend-following


   John W. Henry & Company, Inc.                    (18.0)%/39.4%               31.2%           $912 million         Technical;
     Financial and Metals Portfolio (38%)                                                                            trend-following


NON-"CORE" ADVISORS

   Di Tomasso Group Inc.                            (6.07)%/6.97%               31.4%           $12.5 million        Discretionary;
     Turbo Trading Program (4.5%)                                                                                    fundamental

   West Course Capital Inc.                         (9.54)%/14.12%              17.0%           $119 million        Discretionary;
     Higher Leverage Program (4.5%)                                                                                 fundamental


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           _________________________


          Futures trading is highly leveraged, as is each Advisor's trading program. No Advisor has been asked to make any special adjustments to its leveraging policies in the case of the Fund. See "Risk Factors" in the Prospectus. MLIP expects that, in general, the non-"core" Advisors trading at "standard" leverage will hold positions in the range of 200% to 400% of the net equity in their accounts and commit as margin 15% to 30% of the Fund's assets allocated to them. Trading at this degree of leverage implies that any non- "core" Advisor whose open positions incur a 10% loss will cause a 20% to 40% loss to its Fund account.


          In considering the leverage and volatility at which the different non- "core" Advisors trade, prospective investors should recognize that due to the limited percentage of the Fund's assets allocated to each of them, none of these Advisors, individually, is likely to make a material contribution over the short-term to either the return achieved by, or the performance volatility of, the Fund. It would require (i) monthly returns outside of historical highs and lows for the non-"core" Advisors with the largest percentage asset allocation to affect the Fund's overall monthly rate of return by as much as 2% (e.g., from a 10% to an 8% or 12% rate of return), and (ii) historical volatility increased by a factor of approximately 4 for such non-"core" Advisor's performance to increase the range of the Fund's overall standard deviation by as much as 30%. The smaller the allocations to a non-"core" Advisor, the less the contribution of such Advisor's performance and volatility to the overall performance and volatility of the Fund. The non-"core" Advisors as a whole can have a significant effect on performance.

_________________________


1 The lowest and the highest monthly rate of return through September 1, 1996 for the program traded for the Fund since January 1, 1991 (or the inception of trading if later).


2 An annualized standard deviation of 2% and a mean return of 1% would mean that most (approximately two-thirds) of all monthly returns during a year have historically fallen between (1)% and 3%, i.e., within a range (deviation) of 2% above or below the mean. Standard deviation is one widely accepted measure of risk, as standard deviation indicates the variability of the returns. The more variable an Advisor's historical returns, the greater the risk that substantial losses have been included within the historical range of returns. Annualized Standard Deviation of Return is with respect to the program traded for the Fund and covers the period beginning with January 1, 1991 (or the inception of trading if later) through September 1, 1996.


3 Assets under management in the program used for the Fund ("notional" funds excluded).


                           _________________________

  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR
             ACCURACY OF THIS DISCLOSURE DOCUMENT AS SUPPLEMENTED.
                           _________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AS SUPPLEMENTED. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _________________________

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 Selling Agent
                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

  Preliminary Prospectus dated October 23, 1996 - Subject to Completion
                            ML GLOBAL HORIZONS L.P.
                                 $100,000,000
                     UNITS OF LIMITED PARTNERSHIP INTEREST

          ML GLOBAL HORIZONS L.P. (THE "FUND") is a limited partnership which trades in the international futures and forward markets under the direction of multiple independent professional advisors applying proprietary strategies. The Fund's objective is achieving substantial capital appreciation over time. MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP") is the general partner of the Fund, and MERRILL LYNCH FUTURES INC. ("MLF") is its commodity broker. The Fund trades under the direction of multiple independent trading advisors (THE "TRADING ADVISORS" OR THE "ADVISORS") selected and monitored by MLIP. The Fund currently implements a more "concentrated" multiple advisor strategy than many multi-advisor funds, allocating the predominant portion of its assets among a limited group of Advisors.


          The Fund began trading January 4, 1994 with an initial capitalization of approximately $35.8 million. The Units are continuously offered and sold as of the beginning of each calendar month at Net Asset Value. As of October 1, 1996, the Fund's aggregate capitalization was approximately $81,077,111, and the Net Asset Value per Unit, originally $100, was $128.97.

          The minimum initial investment is 50 Units (or $5,000, if less); the minimum investment for existing Limited Partners is 20 Units (or $2,000, if less). Any whole number of Units over the minimum may be purchased.

          Units may be redeemed as of the end of any calendar month, subject to 3% redemption charges payable to MLIP through the end of the twelfth month after sale.

          No distributions to the Unitholders have been made or are presently contemplated.
                           _________________________

                     THE UNITS ARE SPECULATIVE SECURITIES.
             AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS.
                           _________________________

 .  INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE FUND.
   UNLIKE A NUMBER OF OTHER FUNDS SPONSORED BY MLIP, THE FUND HAS NO "PRINCIPAL PROTECTION" FEATURE ASSURING THE RETURN OF INVESTORS' INITIAL INVESTMENTS.

 .  PAST PERFORMANCE OF THE FUND AND ITS ADVISORS IS NOT NECESSARILY INDICATIVE
   OF FUTURE RESULTS.

 .  THE FUND TRADES WITH A HIGH DEGREE OF LEVERAGE IN VOLATILE MARKETS.


 .  THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES. ESTIMATED GROSS TRADING PROFITS
   OF APPROXIMATELY 8.16% OF THE FUND'S AVERAGE MONTH-END NET ASSETS MUST BE EARNED DURING THE FIRST YEAR AFTER A UNIT IS SOLD IN ORDER FOR THE REDEMPTION VALUE OF SUCH UNIT TO EQUAL ITS INITIAL SUBSCRIPTION PRICE.


 .  CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS
   PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLY REDUCE THE ADVISORS' ABILITY TO TRADE SUCCESSFULLY.


                   SEE "RISK FACTORS" BEGINNING AT PAGE  9.

                           _________________________

  SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES
             IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.
                           _________________________

  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS  OF
                               PARTICIPATING IN
 THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
                                  PROSPECTUS.
                           _________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------
              PRICE TO PUBLIC  (1)   SELLING COMMISSIONS (2)(3)  PROCEEDS TO FUND  (1)(2)(3)
-----------------------------------------------------------------------------------------------
PER UNIT      NET ASSET VALUE                   NONE                    NET ASSET VALUE
-----------------------------------------------------------------------------------------------

SEE NOTES ON PAGE (I).
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 SELLING AGENT
                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

               THE DATE OF THIS PROSPECTUS IS ___________, 1996
                     (NOT FOR USE AFTER ___________, 1997)

NOTES TO COVER PAGE


          (1) The Units are continuously offered on a "best efforts" basis without any firm underwriting commitment exclusively through Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates ("MLPF&S" or the "Selling Agent").

          All Units sold during a month are issued at a single closing date as of the beginning of the immediately following month. Units participate in the profits and losses of the Fund on and after the date of such closing, and subscribers' Merrill Lynch customer securities accounts are debited in the amount of their subscription on a designated settlement date, not more than five business days after such closing date.

          There is no minimum number of Units that must be sold at the beginning of any given calendar month for any Units then to be sold.


          (2) See "Plan of Distribution -- Selling Agent Compensation" at page 57 for information relating to indemnification arrangements with respect to the Selling Agent.

          (3) No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with "production credits" of 5% per Unit on all Units at the time of sale. (No such initial production credits are payable on sales to officers and employees of ML&Co. and its affiliates, who purchase Units at 97% rather than 100% of the Net Asset Value per Unit.)

          Beginning with the thirteenth full month after the Units are sold, the Selling Agent receives ongoing production credits on all outstanding Units (including Units sold at a 3% discount to officers and employees of ML&Co. and its affiliates) sold by Financial Consultants (the individual MLPF&S brokers) who are registered with the Commodity Futures Trading Commission (the "CFTC") and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination. Such ongoing production credits continue to accrue from the beginning of the thirteenth month after the sale of a Unit for as long as such Unit remains outstanding, at the rate of 2% per annum of the average month-end Net Asset Value per Unit.

                           _________________________

          THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) A PROSPECTUS SUPPLEMENT CONTAINING CERTAIN CFTC-REQUIRED INFORMATION REGARDING THE CURRENT ADVISORS; AND
(2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                           _________________________


          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION ABOUT THE FUND OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MLIP, THE SELLING AGENT, ANY TRADING ADVISOR OR ANY OTHER PERSON.

                           _________________________

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                           _________________________

          THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O MERRILL LYNCH INVESTMENT PARTNERS INC., MERRILL LYNCH WORLD HEADQUARTERS, SIXTH FLOOR, SOUTH TOWER, WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10080-6106. LIMITED PARTNERS MAY INSPECT AND COPY SUCH BOOKS AND RECORDS DURING NORMAL BUSINESS HOURS, FOR ANY PURPOSE REASONABLY RELATED TO THEIR INTEREST AS LIMITED PARTNERS.

          MLIP DISTRIBUTES MONTHLY REPORTS INCLUDING SUMMARY PERFORMANCE INFORMATION FOR THE FUND TO ALL LIMITED PARTNERS. LIMITED PARTNERS ALSO RECEIVE CERTIFIED AUDITED FINANCIAL STATEMENTS AND ALL TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                           _________________________


          THE FUND IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE FUND, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W. WASHINGTON, DC 20549 AND AT ITS REGIONAL OFFICES LOCATED AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549, AT PRESCRIBED RATES. THE FUND IS AN ELECTRONIC FILER. THE SEC MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, AT HTTP://WWW.SEC.GOV.

                           _________________________

          ML GLOBAL HORIZONS L.P. IS NOT A "MUTUAL FUND" OR ANY OTHER TYPE OF "INVESTMENT COMPANY" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT


          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO "BREAKEVEN," THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.


          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9-12.

          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                            ML GLOBAL HORIZONS L.P.

                               TABLE OF CONTENTS

PROSPECTUS SECTION                                PAGE
------------------                                ----
SUMMARY..............................................4
  The Fund...........................................4
  Risk Factors.......................................4
  Performance of the Fund............................5
  The Fund and Its Objectives........................6
  Charges............................................7
  Federal Income Tax Consequences....................8
  Suitability........................................8

RISK FACTORS.........................................9
   (1)  Investors May Lose All or
          Substantially All of Their Investment......9
   (2)  Past Performance not necessarily
          indicative of future results...............9
   (3)  Volatile Markets; Highly Leveraged
          Trading....................................9
   (4)  Substantial Charges..........................9
   (5)  Importance of General Market
          Conditions.................................9
   (6)  No Diversification Benefits if the
          the Fund Is Not Profitable.................9
   (7)  Combining Independent Strategies.............9
   (8)  Systematic Strategies.......................10
   (9)  Discretionary Strategies....................10
  (10)  Increased Assets Under Management...........10
  (11)  No Assurance of Advisors' Continued
          Services..................................10
  (12)  Changes in Trading Strategy.................10
  (13)  Illiquid Markets............................10
  (14)  Non-Correlation Not
          Negative Correlation......................10
  (15)  Redemptions Restricted......................11
  (16)  Trading on Non-U.S. Exchanges...............11
  (17)  Conflicts of Interest.......................11
  (18)  Limited Partners Taxed Currently............11
  (19)  "Investment Advisory Fees"..................11
  (20)  Taxation of Interest Income.................11
  (21)  Tax Audit...................................11
  (22)  Bankruptcy or Default.......................12
  (23)  Regulatory Change...........................12

INVESTMENT FACTORS..................................12

PERFORMANCE OF THE OTHER MLIP
  MULTI-ADVISOR FUNDS...............................14

SELECTED FINANCIAL DATA.............................19


MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.....................................20

THE ADVISOR SELECTION PROCESS.......................23

THE ADVISORS........................................26

MLIP AND MLF........................................28
  Background........................................28
  Principals........................................28
  MLF...............................................29

FIDUCIARY OBLIGATIONS OF MLIP.......................30

USE OF PROCEEDS.....................................31

CHARGES.............................................35
  Charges Paid by the Fund..........................35
     Brokerage Commissions..........................36
     Administrative Fees............................37
     "Bid-Ask" Spreads..............................37
     Service Fees; "EFP" Differentials..............37
     Incentive Overrides............................38
     Profit Shares..................................40
     Extraordinary Expenses.........................41
  Charges Paid by Merrill Lynch.....................42
     Selling Commissions; Ongoing
      Compensation..................................42
     Consulting Fees................................42
  Redemption Charges................................42

CERTAIN LITIGATION..................................42

CONFLICTS OF INTEREST...............................48
  Merrill Lynch Affiliated Entities.................48
  General...........................................48
  MLIP..............................................48
  MLF; MLIB.........................................49
  The Trading Advisors..............................49
  Financial Consultants.............................50
  Proprietary Trading...............................50

THE LIMITED PARTNERSHIP AGREEMENT...................50

FEDERAL INCOME TAX CONSEQUENCES.....................52

PLAN OF DISTRIBUTION................................55
  General...........................................55
  Subscription Procedure............................55
  Purchases by Employee Benefit Plans...............56
  Selling Agent Compensation........................57
  ADVISORS' INVESTMENTS IN THE FUND.................57

                            ML GLOBAL HORIZONS L.P.

PROSPECTUS SECTION                                PAGE
------------------                                ----
LEGAL MATTERS.......................................57

EXPERTS.............................................57

ADDITIONAL INFORMATION..............................58

RECENT FINANCIAL INFORMATION........................58

INDEX OF DEFINED TERMS..............................59

INDEX TO FINANCIAL STATEMENTS.......................60

THE "CORE" ADVISORS.................................77

PERFORMANCE OF THE PUBLIC
  SINGLE-ADVISOR FUTURES FUNDS
  OPERATED BY MLIP.................................108

THE ROLE OF MANAGED FUTURES
  IN AN INVESTMENT PORTFOLIO.......................110

APPENDIX I -- INCENTIVE OVERRIDE AND
  PROFIT SHARE CALCULATIONS IN AN
  OPEN-END FUND................................ APPI-1

APPENDIX II -- BLUE SKY GLOSSARY...............APPII-1

EXHIBIT A -- LIMITED PARTNERSHIP
  AGREEMENT....................................    A-1

EXHIBIT B -- SUBSCRIPTION REQUIREMENTS.........   SR-1

EXHIBIT C -- SUBSCRIPTION AGREEMENT
  AND POWER OF ATTORNEY........................ SA-(i)

                             ____________________



                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                            SOUTH TOWER, 6TH FLOOR
                            WORLD FINANCIAL CENTER
                        NEW YORK, NEW YORK  10080-6106
                          TELEPHONE:  (212) 236-4167

--------------------------------------------------------------------------------

                                    SUMMARY

The nature of an investment in the Fund is complex and must be carefully reviewed by any person considering purchasing Units. The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus.

                             ____________________

THE FUND


          ML Global Horizons L.P. (the "Fund") is a limited partnership which trades in the international futures and forward markets with the objective of achieving significant profits over time. The general partner of the Fund is Merrill Lynch Investment Partners Inc. ("MLIP").

          The Fund's assets are allocated and reallocated by MLIP to the trading management of independent professional advisors (the "Advisors") applying proprietary strategies in numerous markets.


          The Fund began trading on January 4, 1994 with an initial capitalization of $35,835,000. The Fund offers its Units, and receives and processes subscriptions, on a continuous basis throughout each month. Investors whose subscriptions are accepted during a month have their customer securities accounts debited in the amount of their subscriptions on a single settlement date as of the beginning of the next month. A total of an additional $80,346,819 was invested in the Units through October 1, 1996, and Units with an aggregate Net Asset Value of $53,776,736 had been redeemed. As of October 1, 1996, the aggregate Net Asset Value of the Fund was $81,077,111, and the Net Asset Value per Unit, originally $100 as of January 4, 1994, had risen to $128.97. As of October 1, 1996, the Fund had 3,064 Limited Partners.


          Through October 1, 1996, the net gain in the Net Asset Value per Unit was 28.97%. The highest month-end Net Asset Value per Unit to date has been $128.97 and the lowest $97.36. See "--Performance of the Fund" at page 5 and "Selected Financial Data" at page 19.




RISK FACTORS

    THE FOLLOWING ARE CERTAIN OF THE SIGNIFICANT RISKS OF THIS INVESTMENT.


 .    INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT. UNLIKE A
     NUMBER OF OTHER FUNDS SPONSORED BY MLIP, THE FUND HAS NO "PRINCIPAL PROTECTION" FEATURE ASSURING THE RETURN OF INVESTORS' INITIAL INVESTMENTS. SEE "THE ADVISOR SELECTION PROCESS" AT PAGE 23 AND "RISK FACTORS -- (1) INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT" AT PAGE 9.


 .    PAST PERFORMANCE OF THE FUND AND OF ITS ADVISORS IS NOT NECESSARILY
     INDICATIVE OF FUTURE RESULTS. SEE "COMMODITY FUTURES TRADING COMMISSION-- RISK DISCLOSURE STATEMENT" AT PAGE 1 AND "RISK FACTORS -- (2) PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS" AT PAGE 9.


 .    THE FUND TRADES WITH A HIGH DEGREE OF LEVERAGE IN VOLATILE MARKETS. SEE
     "RISK FACTORS -- (3) VOLATILE MARKETS; HIGHLY LEVERAGED TRADING" AT PAGE
     9.


 .    THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES. ESTIMATED GROSS TRADING PROFITS
     OF APPROXIMATELY 8.16% OF THE FUND'S AVERAGE MONTH-END NET ASSETS MUST BE EARNED DURING THE FIRST YEAR AFTER A UNIT IS SOLD IN ORDER FOR THE REDEMPTION VALUE OF SUCH UNIT TO EQUAL ITS INITIAL SUBSCRIPTION PRICE. SEE "-- BREAKEVEN TABLE" BELOW AT PAGE 7, "CHARGES" AT PAGE 35 AND "RISK
     FACTORS -- (4) SUBSTANTIAL CHARGES" AT PAGE 9.


 .    CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS
     PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLY REDUCE THE ADVISORS' ABILITY TO TRADE SUCCESSFULLY. SEE "RISK FACTORS -- (5) IMPORTANCE OF GENERAL MARKET CONDITIONS" AT PAGE 9.

              NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  HER READILY MARKETABLE ASSETS IN THE FUND.


                SEE "RISK FACTORS" AT PAGES 9 THROUGH 12.


PERFORMANCE OF THE FUND


                            ML GLOBAL HORIZONS L.P.

                               OCTOBER  1, 1996


  Type of Pool:  Selected-Advisor/Publicly-Offered/Non-"Principal
                                Protected"

                     Inception of Trading: January 4, 1994

                     Aggregate Subscriptions: $116,181,819

                      Current Capitalization: $81,077,111

              Worst Monthly Drawdown (Month/Year): (6.42)% (2/96)

        Worst Peak-to-Valley Drawdown (Month/Year): (6.42)% (2/96)

                             ____________________


              Net Asset Value per Unit (October 1, 1996): $128.97


     ---------------------------------------------------------------------
                           MONTHLY RATES OF RETURNS
     ---------------------------------------------------------------------
          MONTH               1996        1995           1994
     ---------------------------------------------------------------------
         January             1.25%      (2.75)%        (1.40)%
     ---------------------------------------------------------------------
        February            (6.42)%      5.48%         (1.26)%
     ---------------------------------------------------------------------
          March              1.37%       9.13%          1.28%
     ---------------------------------------------------------------------
          April              7.63%       1.76%          0.40%
     ---------------------------------------------------------------------
           May              (3.87)%      2.09%          3.29%
     ---------------------------------------------------------------------
          June               3.35%      (0.29)%         2.67%
     ---------------------------------------------------------------------
          July              (3.12)      (3.15)%        (2.23)%
     ---------------------------------------------------------------------
         August              0.45       (0.29)%        (1.96)%
     ---------------------------------------------------------------------
        September            3.77       (1.21)%         1.52%
     ---------------------------------------------------------------------
         October              --        (0.11)%         2.06%
     ---------------------------------------------------------------------
        November              --         1.89%         (0.37)%
     ---------------------------------------------------------------------
        December              --         6.12%          0.18%
     ---------------------------------------------------------------------
     Compound Annual         3.72%      19.48%          4.08%
      Rate of Return        (9 mos.)
    ----------------------------------------------------------------------



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           _________________________


          (1) PURSUANT TO APPLICABLE CFTC REGULATIONS, A "MULTI-ADVISOR" FUND IS DEFINED AS ONE THAT ALLOCATES NO MORE THAN 25% OF ITS TRADED ASSETS TO ANY SINGLE MANAGER. AS THE FUND CURRENTLY ALLOCATES MORE THAN 25% OF ITS TRADING ASSETS TO CERTAIN ADVISORS, IT IS REFERRED TO AS A "SELECTED-ADVISOR" FUND. APPLICABLE CFTC REGULATIONS DEFINE A "PRINCIPAL PROTECTED" FUND AS ONE WHICH IS DESIGNED TO LIMIT THE LOSS OF PARTICIPANTS' INITIAL INVESTMENT. THE FUND HAS NO SUCH FEATURE. CONSEQUENTLY, INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE FUND.


          (2) "WORST MONTHLY DRAWDOWN" REPRESENTS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE FUND, A "DRAWDOWN" IS MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUE ONLY, AND DOES NOT REFLECT INTRA-MONTH FIGURES.


          (3) "WORST PEAK-TO-VALLEY DRAWDOWN" REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALLED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JANUARY AND FEBRUARY, 1% IN MARCH AND (2)% IN APRIL, THE "PEAK-TO-VALLEY DRAWDOWN" WOULD STILL BE CONTINUING AT THE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

END OF APRIL IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN MARCH, THE "PEAK-TO-VALLEY DRAWDOWN" WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT APPROXIMATELY THE (2)% LEVEL.


          (4) MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE FUND DURING THE MONTH OF DETERMINATION (INCLUDING INTEREST INCOME AND AFTER ALL EXPENSES ACCRUED OR PAID) DIVIDED BY THE TOTAL EQUITY OF THE FUND AS OF THE BEGINNING OF SUCH MONTH.

THE FUND AND ITS OBJECTIVES

     THE FUND'S MULTI-ADVISOR APPROACH


          The Fund trades in diverse international futures and forward markets with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy. The Fund's use of a limited number of Advisors, and allocation of the predominant portion of its assets to no more than three or four such Advisors, has been intended to enhance its profit potential beyond that of the broadly diversified multi-advisor funds while retaining the risk control benefits of combining independent non-correlated strategies into an overall trading portfolio.


          The Fund offers investors the opportunity to diversify into an investment field that has historically often demonstrated a low degree of performance correlation with traditional stock and bond holdings, giving the Fund the potential to enhance the risk/reward ratio of an overall portfolio. During the period in which it has been trading, the Fund's returns have been significantly non-correlated (not, however, negatively correlated) with the United States stock and bond markets. See "The Role of Managed Futures in an Investment Portfolio" at page 110.

     MLIP


          MLIP, a Delaware corporation, is one of the largest managed futures sponsors in the United States (or elsewhere) in terms of both financial and personnel resources and amount under management. As of October 1, 1996, MLIP was serving as sponsor or trading manager for futures funds with total capital of approximately $1.6 billion.

     THE ADVISORS

          From the commencement of trading until early December 1994 (approximately its first year of trading), the Fund allocated its assets approximately equally among three Advisors, Athena Global Investments, L.P. ("Athena"), Chesapeake Capital Corporation ("Chesapeake") and John W. Henry & Company, Inc. ("JWH"). In early December 1994, Athena ceased managing its Fund account in conjunction with Athena discontinuing its advisory operations in general. As of January 1, 1995, ARA Portfolio Management Company, L.L.C. ("ARA") was added as an Advisor, and the Fund's assets allocated 20% to ARA, 40% to Chesapeake and 40% to JWH. As of July 1, 1996, the Fund added two new Advisors, Di Tomasso Group Inc. ("Di Tomasso") and West Course Capital Inc. ("West Course"), each of which received allocations of 4.5% and the balance of the Fund's assets were reallocated 15% to ARA, 38% to Chesapeake and 38% to JWH. To date, the Fund's Advisor combination has been subject to significantly fewer changes than those of most MLIP multi-advisor funds.


          As of September 1, 1996, the current "core" Advisors ("core" Advisors is the term used by MLIP to refer to Advisors which are allocated 10% or more of the Fund's assets for management) were collectively managing approximately $2.4 billion in managed futures accounts in which their clients (and in certain cases the Advisors themselves) had invested, and approximately $1.75 billion in the trading programs used for the Fund.


          See "The 'Core' Advisors" at page 77 for certain performance and other information relating to the current "core" Advisors.

          THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVE OR AVOID SUBSTANTIAL LOSSES. NO MERRILL LYNCH ENTITY OR ADVISOR HAS IN ANY RESPECT GUARANTEED THE SUCCESS OF THE FUND.

--------------------------------------------------------------------------------

_______________________________________________________________________________

CHARGES

                               "BREAKEVEN TABLE"

-----------------------------------------------------------------------------------------------
                                              COLUMN I                 COLUMN II

           EXPENSES                      PERCENTAGE RETURN            DOLLAR RETURN
     WHICH MUST BE OFFSET                    REQUIRED                    REQUIRED
        TO "BREAKEVEN"                  FIRST TWELVE MONTHS     ($5,000 INITIAL INVESTMENT)
                                           OF INVESTMENT            FIRST TWELVE MONTHS
                                                                       OF INVESTMENT
-----------------------------------------------------------------------------------------------
Brokerage commissions/(1)/                      7.25%                     $ 362.50
-----------------------------------------------------------------------------------------------
Administrative Fee/(2)/                         0.25%                     $  12.50
-----------------------------------------------------------------------------------------------
F/X Desk Service and Related Fees/(3)/          0.25%                     $  12.50
-----------------------------------------------------------------------------------------------
Profit Shares/(4)/                              2.00%                     $ 100.00
-----------------------------------------------------------------------------------------------
Incentive Override/(5)/                         0.31%                     $  15.50
-----------------------------------------------------------------------------------------------
Redemption Charge/(6)/                          3.10%                     $ 155.00
-----------------------------------------------------------------------------------------------
Interest Income/(7)/                           (5.00)%                    $(250.00)
-----------------------------------------------------------------------------------------------
RETURN ON $5,000 INITIAL
INVESTMENT REQUIRED FOR                         8.16%                    $  408.00
"BREAKEVEN"
-----------------------------------------------------------------------------------------------


     NOTES TO "BREAKEVEN TABLE"


     (1) Brokerage commissions include the Consulting Fees payable to the Advisors by Merrill Lynch Futures, which range from 2% to 4% annually, and, prior to October 1, 1996, reimbursement to MLIP for administrative expenses incurred.


     (2) Beginning October 1, 1996, the brokerage commission wrap fee payable to MLF was reduced to 7.25%, with 0.25% per annum recharacterized as an Administrative Fee payable to MLIP.


     (3) Estimated; paid on a per-transaction basis. "Bid-ask" spreads are difficult to estimate and are not included as an expense in the "Breakeven Table." The F/X Service Desk is the Foreign Exchange Service Desk organized by MLIP through which the Fund trades forward currency contracts. The F/X Service Desk has, MLIP believes, reduced the overall risk of the Fund's currency trading. See "Charges" at page 35.


     (4) It is not possible to predict the Profit Shares which might be paid in a "breakeven" year. MLIP believes, based on the experience of the Fund to date, that 2.0% of average month-end capitalization is a reasonable estimate of "breakeven" Profit Share expense, but actual Profit Shares could differ.


     (5) No Incentive Override might, in fact, be due despite the approximately 3.1% Net Asset Value gain necessary to offset the redemption charge of $155 (based on an initial $5,000 investment). See "Charges --Incentive Overrides" at page 38. However, for purposes of the "Breakeven Table," the Incentive Override has been estimated at 10% of such 3.1% gain.

________________________________________________________________________________

________________________________________________________________________________

     (6) Redemption charges would equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 Net Asset Value in order for the investor to receive net redemption proceeds of $5,000 after subtracting the 3% redemption charge.


     (7)  Estimated; based on current 91-day Treasury bill rates.

FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of counsel, the Fund is properly characterized as a partnership for federal income tax purposes. Limited Partners will pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the Fund's trading gains and losses will be treated as capital gains or losses for tax purposes; interest income received by the Fund will be treated as ordinary income. The Fund could incur significant capital losses, and investors nevertheless be required to pay tax on their allocable share of the Fund's ordinary income.

SUITABILITY


          THE FUND TRADES AT A HIGH DEGREE OF LEVERAGE IN HIGHLY VOLATILE MARKETS. AN INVESTMENT IN THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.


          NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR HER READILY MARKETABLE ASSETS IN THE FUND. SUBSCRIBERS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

          THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

________________________________________________________________________________

                                 RISK FACTORS

 AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.


            NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR HER
                    READILY MARKETABLE ASSETS IN THE FUND.

                                _______________

(1)  INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT

          INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT. THE FUND DOES NOT OFFER ANY "PRINCIPAL PROTECTION" FEATURE ASSURING THE RETURN OF INVESTORS' INITIAL INVESTMENTS.


(2)  PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

          Past performance is not necessarily indicative of future results. Neither the Advisors' nor the Fund's past performance to date is representative of how they or it, respectively, will trade in the future.

(3)  VOLATILE MARKETS; HIGHLY LEVERAGED TRADING

          Futures and forward trading is highly leveraged, and market price levels are volatile and materially affected by unpredictable factors such as weather and governmental intervention. The combination of leverage and volatility creates a high degree of risk.

(4)  SUBSTANTIAL CHARGES

          The Fund is subject to substantial charges. The Profit Shares paid to the Advisors are based on the individual performance of each Advisor, not the overall performance of the Fund. Historically, the Fund has paid substantial Profit Shares to certain Advisors during periods when the performance of the Fund as a whole was "breakeven" or unprofitable. The Incentive Override is paid to MLIP on the basis of the overall cumulative profitability (if any) of the Fund, but cumulative profitability on an overall Fund basis may not correspond to the investment experience of any given investor. Units may be subject to paying their pro rata share (allocated equally to each outstanding Unit) of an Incentive Override despite the Net Asset Value of such Units having dropped below their initial purchase price.

(5)  IMPORTANCE OF GENERAL MARKET CONDITIONS

          Overall market or economic conditions -- which neither MLIP nor any Advisor can predict or control -- have a material effect on performance. Furthermore, such overall conditions can adversely affect the performance of numerous Advisors at or about the same time, despite their implementing different and independent strategies. Consequently, the multi-advisor structure of the Fund does not assure that its performance will not be adversely affected by future market or economic conditions.

(6)  NO DIVERSIFICATION BENEFITS IF THE FUND IS NOT PROFITABLE

          If the Fund does not trade successfully -- after deduction of all fees and charges -- it cannot serve as an effective diversification for a traditional portfolio.

(7)  COMBINING INDEPENDENT STRATEGIES

          Combining independent trading strategies involves substantial opportunity costs, as one Advisor's profits are frequently offset by another Advisor's losses. Different Advisors often take opposite positions for the Fund, eliminating the profit potential of the combined positions.

(8)  SYSTEMATIC STRATEGIES

          Most of the Fund's assets have been allocated since inception to Advisors which rely on technical, systematic strategies. The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.

(9)  DISCRETIONARY STRATEGIES

          Some of the Fund's current Advisors are discretionary rather than systematic traders. Discretionary trading managers may be prone to "emotionalism" and a lack of discipline in their trading. Relying on subjective trading judgment may produce less consistent results than those obtained by using more systematic approaches.

(10) INCREASED ASSETS UNDER MANAGEMENT

          There appears to be a tendency for the rates of return achieved by managed futures advisors to decline as assets under management increase. None of the Advisors has agreed to limit the amount of additional equity which it may manage, and each is at or near its all-time high in terms of assets under management.

(11) NO ASSURANCE OF ADVISORS' CONTINUED SERVICES

          There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Fund. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. MLIP must allocate Advisor availability among its different funds, including the Fund, and, accordingly may not at all times select for the Fund those Advisors which MLIP would otherwise believe to be in its best interests.

(12) CHANGES IN TRADING STRATEGY

          An Advisor may make certain changes in its trading strategies without the knowledge of MLIP (i.e., changing certain of the futures contracts in the markets in which it trades).

(13) ILLIQUID MARKETS

          Certain positions held by the Fund may become illiquid, preventing a Trading Advisor from acquiring positions otherwise indicated by its strategy or making it impossible for a Trading Advisor to close out positions against which the market is moving.

(14) NO ASSURANCE OF NON-CORRELATION; LIMITATIONS ON NON-CORRELATION IF ACHIEVED


          Not only is the past performance of the Fund not necessarily indicative of its future results (due to the speculative character of managed futures), but also there can be no assurance that, however the Fund may perform, the Fund's results will be non-correlated with the general stock and bond markets. If the Fund is not non-correlated to these markets, the Fund cannot fulfill its objective of diversifying an overall portfolio. Furthermore, investors must evaluate an investment in the Fund in terms of the alternative of an investment in a cash equivalent, such as 91-day Treasury bills, which can be relied upon to (i) be generally non-correlated with equity and debt price levels, (ii) generate a positive yield and cash flow, (iii) be highly liquid and
(iv) incur virtually no loss of principal.

          Even if the Fund's performance is both profitable and non-correlated to the general stock and bond markets, there are highly likely to be significant periods during which the Fund's results are similar to those of an investor's stock and bond holdings. Consequently, during unfavorable economic cycles, an investment in the Fund may increase rather than mitigate a portfolio's aggregate losses.

(15) REDEMPTIONS RESTRICTED

          Investors' limited ability to redeem Units could result in there being a significant difference between a Unit's redemption value and its Net Asset Value as of the date by which irrevocable redemption requests must be received. Redemption charges of 3% apply through the end of the twelfth month after a Unit is sold.

(16) TRADING ON NON-U.S. EXCHANGES

          The Trading Advisors trade extensively on non-U.S. exchanges. These exchanges are not regulated by any United States governmental agency. The Fund could incur substantial losses trading on foreign exchanges to which it would not have been subject had the Trading Advisors limited their trading to U.S. markets.

          The trading profits and losses derived from trading foreign futures and options (as well as the margin deposits made available to the Fund by MLF) will generally be denominated in foreign currencies so that the Fund will be subject to a certain degree of exchange rate risk in trading such contracts.

(17) CONFLICTS OF INTEREST


          The Fund is subject to a number of material actual and potential conflicts of interest, raising the possibility that investors will be disadvantaged to the benefit of MLIP, the Trading Advisors or their respective principals and affiliates. No formal policies or procedures have been adopted to resolve these conflicts. See "Conflicts of Interest" at page 48.


(18) LIMITED PARTNERS TAXED CURRENTLY

          Each year, Limited Partners are taxed on their allocable share of any Fund profits. If an investor purchased stocks or bonds, on the other hand, there would generally be no tax due on the appreciation in the value of such holdings until disposition.

          The performance information included in this Prospectus is presented exclusively on a pre-tax basis.


(19) "INVESTMENT ADVISORY FEES"

          Limited Partners could be required to treat the Profit Shares and Incentive Overrides, as well as certain other expenses of the Fund, as "investment advisory fees," which are subject to substantial restrictions on deductibility for individual taxpayers. MLIP has not been classifying the Profit Shares, the Incentive Overrides or such expenses as "investment advisory fees," a position to which the Internal Revenue Service (the "IRS") may object.


(20) TAXATION OF INTEREST INCOME

          The Fund's trading losses will be almost exclusively capital losses. Capital losses may be offset against ordinary income only to the extent of $3,000 per year for individual taxpayers. If an individual Limited Partner had, for example, an allocable trading loss of $10,000 and allocable interest income of $5,000, he or she would incur a net loss of $5,000 but would recognize taxable interest income of $2,000.


(21) TAX AUDIT

          There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit results in an adjustment, Limited Partners could be required to pay back taxes, interest and penalties, and could themselves be audited.


          Prospective investors are strongly urged to consult their own tax advisers and counsel with respect to the possible tax consequences of an investment in the Fund, particularly since the tax consequences of any such investment may differ for different investors. See "Federal Income Tax Consequences" at page 52.

(22) BANKRUPTCY OR DEFAULT

          The Fund could be unable to recover its assets from MLF in the event of the bankruptcy of MLF. Investors could incur substantial losses, despite the Fund having been otherwise highly profitable, in the event of the bankruptcy or default of MLF. Certain of the assets of the Fund will be held in "unregulated" or partially regulated accounts, which, in the event of the bankruptcy of MLF, would have less protection than the assets of certain other MLF customers. The Fund would constitute no more than a general, unsecured creditor of MLF with respect to its assets on deposit in MLF unregulated accounts.


(23) REGULATORY CHANGE

          In the past several years, considerable international regulatory attention has been focused on the activities of "non-traditional" investment funds such as the Fund. Future regulatory change could have material negative consequences for an investment in the Units.

                             ____________________


                              INVESTMENT FACTORS


          The following summarizes certain of the principal potential advantages which MLIP believes may be associated with an investment in the Fund. There are also substantial risks associated with such an investment. See "Risk Factors" beginning at page 9.

                             ____________________

(1)  MLIP


          MLIP is a major sponsor of futures funds. MLIP's experience and familiarity with the industry assist MLIP in its ongoing monitoring of the Trading Advisors' performance as well as in the administration of the Fund. MLIP combines experience in its trading advisor selection process with an active approach to its general partner and trading manager roles.

(2)  THE TRADING ADVISORS


          All Advisors selected by MLIP for the Fund have been successful. In evaluating what levels of performance volatility -- one commonly used measure of risk -- are acceptable in the Advisors which are candidates to manage assets for its funds, MLIP considers both (i) the relationship of an Advisor's rates of return to its performance volatility and (ii) the absolute level of such performance volatility. The "risk/reward ratio" of returns to volatility provides some indication -- based on historical performance which is not necessarily indicative of future results -- of the profits achieved in relation to the level of risk assumed. However, certain prospective Advisors, even if they have achieved significant profits over time, exhibit a high degree of performance variability -- to a degree which might not be appropriate to include in the Fund's portfolio. One of the overall performance objectives of the Fund is to produce returns exhibiting a relatively low degree of volatility, an objective consistent with many investors' portfolio expectations.

(3)  MARKET AND STRATEGY DIVERSIFICATION


          In its Advisor selections, MLIP emphasizes broad diversification and participation in numerous global markets. MLIP focuses on combining Advisors that collectively implement a wide range of qualitatively different strategies and trading methods. Although since inception the Advisor group selected for the Fund has emphasized technical, trend-following methods, in the future MLIP may favor fundamental and/or discretionary Advisors in its selections for the Fund. See "The 'Core' Advisors -- Futures Trading Methods in General" at pages
77-78.

(4)  PORTFOLIO DIVERSIFICATION

          The performance of the Fund should exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional stock and bond portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the risk/reward profile of a portfolio. However, non-correlation without positive performance will not provide any diversification advantages, and there can be no assurance that the Fund will trade profitably.


          Non-correlated performance must be distinguished from negatively correlated performance. MLIP has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. This would be negative correlation. Non-correlation means only that the performance of the Fund has, in MLIP's judgment, a good likelihood of being unrelated to the performance of stocks and bonds. Non-correlation means only that certain factors which affect stock and bond prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline more or less than, or be more or less profitable than, stocks and bonds during both "bear" and "bull" markets.


          An investment cannot be described as a "hedge" against another to which the former is only non- as opposed to negatively correlated, because there is no necessary, or even expected, offsetting of the losses incurred by one by gains achieved by the other. Prospective investors must not consider an investment in the Units as a hedge against their overall debt and equity market exposure. Even if successful, the Fund can at most serve as a diversification from, not a hedge against, a subscriber's stock and bond portfolio. See "The Role of Managed Futures in an Investment Portfolio" at page 110.

(5)  GLOBAL TRADING

          As global markets and investing become more complex, professionally managed futures may increasingly be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in global futures and forward trading with the ability to move capital rapidly among the world's economies and markets, investors have the potential, if their futures investment is successful, to enhance their prospects for superior performance as well as to reduce both the volatility of their portfolios over time and their dependence on a single nation's economy. As in the case of "-- (4) Portfolio Diversification," above, if the Fund does not trade profitably, the fact that it will trade in diversified global markets will be of no benefit to investors.

(6)  CHARGES APPLICABLE TO THE FUND


          MLIP structured the Fund to provide for an annual Incentive Override payable to MLIP, in return for a reduction in brokerage commissions from MLIP's typical rates for public funds of 9% or 10% of average month-end assets per annum to 7.50% per annum (which effective as of October 1, 1996 was restructured to 7.25% per annum plus a 0.25% annual Administrative Fee). Because of the Incentive Override, a potentially significant portion of MLIP's net compensation from the Fund is directly linked to the Fund's overall profitability.

(7)  SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT


          The initial minimum investment in the Fund is 50 Units (or $5,000, if less), and the minimum additional investment for existing Limited Partners only 20 Units (or $2,000, if less). Investments in excess of these minimums are permitted in any whole Unit multiples.


          The small minimum investment required by the Fund makes it possible for first-time investors to gain exposure to managed futures without having to commit large amounts of capital and also permits smaller investors who wish to do so to include an investment in the Fund as a limited portion of the risk segment of their portfolios.

(8)  MERRILL LYNCH EMPLOYEE DISCOUNT

          Officers and employees of ML&Co. and its affiliates subscribe for Units at the discounted price of 97% of the Net Asset Value per Unit. MLIP contributes the remaining 3% of the Net Asset Value per Unit so that other subscribers' investments are not diluted. (Due to regulatory considerations, the employee discount is not available to retirement accounts. Such accounts are free to purchase Units, but must do so at 100% of the Net Asset Value per Unit.)


          The discount permits qualified investors to share in a portion of the benefit derived by MLIP from not having to pay initial selling commissions on sales of Units within the Merrill Lynch organization.

(9)  ADMINISTRATIVE CONVENIENCE


          The Fund is structured in order to minimize the administrative burden to Limited Partners. Limited Partners receive, directly from MLIP, monthly unaudited statements of account and annual certified financial reports as well as all Fund-related tax information necessary for Limited Partners to complete their federal income tax returns. The approximate Net Asset Value per Unit is available at any time upon request.


                         PERFORMANCE OF THE OTHER MLIP
                          MULTI-ADVISOR FUTURES FUNDS


          The following performance summaries present the past performance of other funds sponsored by MLIP which allocate their assets to more than one advisor. The performance of the publicly offered "single advisor" funds sponsored by MLIP is set forth beginning at page 108. MLIP, in general, specializes in sponsoring "multi-advisor" and "selected advisor" funds.


          The MLIP funds without "principal protection" features, such as the Fund, generally trade at 100% leverage -- i.e., with 100% of their capital allocated to trading. MLIP funds with "principal protection" features generally allocate less than all of their capital to trading as a means of managing the risk of major losses. The MLIP "principal protection" funds have, however, come over time to allocate substantially different percentages of their assets to trading. ML Principal Protection L.P. and ML Principal Protection Plus Ltd. each have allocated only 60% of their respective assets to trading since inception. The SECTOR Strategy Funds' (with the exception of The SECTOR Strategy Fund' IV L.P. (Series B Units) and The SECTOR Strategy Fund(SM) International IV Ltd. (Series B Shares) which do not have "principal protection" features) each began trading with approximately 70% of their respective assets allocated to trading, although certain of these Funds have traded at significantly more or less than 70% leverage over time (see page 17).

          The fee structures of the various MLIP multi-manager funds vary somewhat, and certain of such funds implement yield enhancement strategies. Further, the Fund is the only such fund from which MLIP receives incentive compensation comparable to the Incentive Override. However, to date, the aggregate fees of such funds, as a percentage of the respective assets allocated to trading, have not differed materially.

          ML Global Horizons Ltd. (see page 15) operates as the offshore "counterpart" of the Fund.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE FUNDS WHOSE PERFORMANCE SUMMARIES ARE SET FORTH ON THE FOLLOWING PAGES AND THE FUND.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

--------------------------------------------------------------------------------

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    WITHOUT "PRINCIPAL PROTECTION" FEATURES

                            SEPTEMBER 1, 1996
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   WORST
                                                                                           WORST MONTHLY    PEAK-TO-VALLEY
      NAME OF FUND               TYPE OF     INCEPTION     AGGREGATE         CURRENT          DRAWDOWN         DRAWDOWN
                                OFFERING     OF TRADING   SUBSCRIPTIONS    CAPITALIZATION     % MONTH         %  PERIOD
----------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
 (Series A) (offshore           Private       Jan. 1994    $89,637,253      $42,727,028     (6.29)% (2/96)   (6.29)% (2/96)
 counterpart of the Fund)
----------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series B)                      Private       Sept. 1994    $3,708,415       $2,163,629     (5.66)% (2/96)   (5.73)% (6/95-9/95)
----------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments II       Public        May 1988    $269,809,880      $13,467,354    (10.34)% (1/91)   (17.81)% (11/90-8/91)
 L.P.
----------------------------------------------------------------------------------------------------------------------------------
Canadian Diversified
 Futures Fund Limited           Public        July 1989    $13,060,222    ceased trading   (6.42)% (4/91)    (18.38)% (12/90-8/91)
 Partnership                                                                  12/31/93
----------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
 Co./Millburn L.P.              Public        Jan. 1990    $18,182,000     $11,829,594    (15.99)% (1/92)    (34.39)% (1/92-5/92)
(Series A Units)
----------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.               Public        Jan. 1991    $50,636,000     $25,202,606    (15.01)%  (1/92)   (32.28)% (1/92-5/92)
(Series B Units)
----------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.              Public        Jan. 1992    $40,000,000     $13,665,489     (9.54)% (2/96)    (24.13)% (1/92-5/92)
(Series C Units)
----------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(TM) IV L.P.                Public        July 1992    $13,353,600        $922,319     (7.04)% (2/96)    (11.45)% (2/96-7/96)
(Series B Units)
----------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(TM) International IV       Private       July 1992     $9,131,000        $499,712     (7.32)% (2/96)    (10.79)% (1/94-1/95)
 Ltd. (Series B Shares)
----------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments L.P.     Public        Mar. 1989    $86,500,700     $23,557,474     (5.09)% (2/91)    (10.85)% (6/95-7/96)
----------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                        CUMULATIVE
                                          RATE OF
                                          RETURN         1996        1995         1994         1993         1992         1991
                                        JAN. 1991-      COMPOUND    COMPOUND     COMPOUND     COMPOUND     COMPOUND     COMPOUND
                                        AUG. 1996        RATE OF     RATE OF      RATE OF      RATE OF     RATE OF       RATE OF
                                        (OR DISSOLU-     RETURN      RETURN       RETURN        RETURN      RETURN       RETURN
                                           TION        (8 MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
 (Series A) (offshore                     25.21%          0.38%       19.77%      4.15%           N/A        N/A          N/A
 counterpart of the Fund)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series B)                                27.95%          0.47%       22.62%      3.86%           N/A        N/A          N/A
                                                                                 (4 mos.)
--------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments II                 18.07%         (7.36)%      17.07%    (1.36)%         18.67%     (3.17)%     (3.95)%
 L.P.
--------------------------------------------------------------------------------------------------------------------------------
Canadian Diversified
 Futures Fund Limited                   (15.21)%           N/A          N/A       N/A            N/A        N/A       (15.21)%
 Partnership
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
 Co./Millburn L.P.                       53.00%          (3.97)%      34.89%    (8.64)%         20.64%    (16.65)%      28.57%
(Series A Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.                        64.23%          (3.97)%     34.49%     (8.43)%         19.74%    (13.88)%      34.67%
(Series B Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.                       28.11%          (4.27)%     35.08%     (7.88)%         14.78%     (6.30)%        N/A
(Series C Units)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(TM) IV L.P.                         15.38%          (7.62)%     12.01%     (7.44)%         19.56%      0.76%         N/A
(Series B Units)                                                                                           (6 mos.)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(TM) International IV                18.96%          (4.85)%     14.51%     (9.37)%         19.56%     0.76%          N/A
 Ltd. (Series B Shares)                                                                                    (6 mos.)
--------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments L.P.              34.28%          (6.29)%     11.80%      2.95%          16.56%     4.06%         2.64%
--------------------------------------------------------------------------------------------------------------------------------





PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS.  PAST PERFORMANCE
                         IS NOT NECESSARILY INDICATIVE
OF FUTURE RESULTS, AND (OTHER THAN ML GLOBAL HORIZONS LTD.) THESE FUNDS ARE EACH
                              TRADED PURSUANT TO
MATERIALLY DIFFERENT PROGRAMS AND WITH MATERIALLY DIFFERENT OBJECTIVES THAN THE
                                     FUND.


 THE NOTES ON PAGE 18 ARE AN INTEGRAL PART OF, AND MUST BE READ IN CONJUNCTION
                 WITH, THE ABOVE PERFORMANCE INFORMATION.

------------------------------------------------------------------------------------------------------------------------------------
                                           MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                              WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 WORST
                                                                                          WORST MONTHLY      PEAK-TO-VALLEY
                             TYPE OF      INCEPTION      AGGREGATE        CURRENT            DRAWDOWN           DRAWDOWN
NAME OF FUND                 OFFERING    OF TRAINING    SUBSCRIPTION    CAPITALISATION      %    MONTH        %    PERIOD
------------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments Ltd.  Private      Mar. 1989     $ 68,202,237    dissolved as of   (6.17)% (2/94)   (11.10)% (1/94-2/94)
                                                                            8/31/94
------------------------------------------------------------------------------------------------------------------------------------
Currency Investment          Private      April 1991    $ 55,114,566    dissolved as of   (5.13)% (8/91)   (16.10)% (7/91-5/94)
 Partners Ltd.                                                              8/31/94
------------------------------------------------------------------------------------------------------------------------------------
                                                                        dissolved as of
The Managed Futures Trust    Private       May 1991     $ 11,090,759        9/24/93       (6.22)% (7/91)    (14.50)% (1/92-5/92)
 Fund L.P.
------------------------------------------------------------------------------------------------------------------------------------
                                                                        dissolved as of
Commodity Trading Company,   Private      July 1991     $ 25,797,626        10/31/94      (6.47)% (2/94)    (23.31)% (1/92-12/92)
 Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Permal F/X, Financials &     Private      July 1992     $106,495,710        MLIP ceased   (5.67)% (2/94)    (12.24)% (2/94-4/94)
 Futures Ltd.                                                            functioning as
                                                                        trading manager
                                                                          as of 3/31/96
------------------------------------------------------------------------------------------------------------------------------------
                                                                        dissolved as of
ML Institutional Partners    Public       Feb. 1992     $ 57,312,700       12/31/94       (3.58)% (1/94)    (8.78)% (10/93-4/94)
 L.P.
------------------------------------------------------------------------------------------------------------------------------------
                                                                        dissolved as of
Futures Opportunities        Private      Dec. 1988     $ 45,310,202        7/31/92       (8.94)% (1/92)    (17.34)% (1/92-5/92)
 Limited
------------------------------------------------------------------------------------------------------------------------------------
                                                                        dissolved as of
Daiwa Hudson River Fund      Private      Feb. 1994     $  7,044,701        2/29/96       (4.72)% (3/94)    (17.21)% (2/94-1/95)
------------------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund     Private      Mar. 1995     $ 14,300,136      $ 14,968,310    (6.93)% (2/96)     (8.22)% (5/96-7/96)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                              WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                   CUMMULATIVE
                                     RATE OF
                                     RETURN            1996
                                    JAN. 1991-       COMPOUND       1995          1994               1993         1992       1991
                                    AUG. 1996        RATE OF      COMPOUND      COMPOUND           COMPOUND     COMPOUND   COMPOUND
                                        OR            RETURN       RATE OF       RATE OF            RATE OF      RATE OF    RATE OF
NAME OF FUND                       DISSOLUTION      (8 MONTHLY)    RETURN        RETURN             RETURN       RETURN     RETURN
------------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments Ltd.         13.39%              N/A          N/A          (3.78)%           15.26%        3.12%      (0.85)%
                                                                                (8 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Currency Investment                (14.25)%             N/A          N/A          (4.05)%           (2.06)%      (1.57)%     (7.52)%
 Partners Ltd.                                                                  (8 mos.)                                   (9 mos.)
------------------------------------------------------------------------------------------------------------------------------------
The Managed Futures Trust           36.19%              N/A          N/A          N/A               20.58%        2.63%      10.06%
 Fund L.P.                                                                                    (8-2/3 mos.)                 (8 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Commodity Trading Company,         (14.46)              N/A          N/A          (6.21)%           14.91%      (23.31)%      3.50%
 Ltd.                                                                          (10 mos.)                                   (6 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Permal F/X, Financials &            21.22%              6.63%       14.78%        (5.33)%           11.05%       (5.79)%      N/A
 Futures Ltd.                                         (3 mos)                                                  (6 mos.)
------------------------------------------------------------------------------------------------------------------------------------
ML Institutional Partners           (0.35)%             N/A          N/A          (4.06)%            7.65%       (3.51)%      N/A
 L.P.                             (composite)                                                                 (11 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Futures Opportunities               (1.86)%             N/A          N/A          N/A                 N/A       (13.56)%     13.54%
 Limited                                                                                                       (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Daiwa Hudson River Fund              0.65%              0.26%       19.82%       (16.22)%             N/A          N/A        N/A
                                                      (2 mos)                  (11 mos.)
------------------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund             4.67%              2.17%        2.45%        N/A                 N/A          N/A        N/A
                                                                 (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                           MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                               WITH "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                WORST
                                          INCEPTION                                      WORST MONTHLY      PEAK-TO-VALLEY
                               TYPE OF       OF          AGGREGATE        CURRENT           DRAWDOWN           DRAWDOWN
     NAME OF FUND              OFFERING    TRADING     SUBSCRIPTIONS   CAPITALIZATION    %         Date      %         PERIOD
---------------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R. Strategy
Fund(SM) L.P.                   Public    July 1990     $125,853,001    $ 30,151,254    (6.09)%   (2/96)  (13.78)%   (1/92-5/92)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 II L.P.  (SECTOR II Units)     Public    Dec. 1990     $136,410,000    $ 14,681,835    (4.73)%   (2/96)  (15.93)%   (8/93-1/95)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 II L.P. (SECTOR III Units)     Public    July 1991     $194,005,000    $ 26,906,145    (8.64)%   (2/96)  (14.25)%   (1/92-5/92)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 IV L.P. (Series A Units)       Public    July 1992     $ 75,646,400    $  4,154,937    (6.41)%   (2/96)   (8.98)%  (6/95-10/95)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 V L.P.                         Public    Jan. 1993     $137,500,000    $ 13,772,259    (7.51)%   (2/96)  (10.14)%   (2/96-6/96)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 VI L.P.                        Public    Sept. 1993    $108,693,900    $ 31,916,415    (5.89)%   (7/96)   (8.97)%   (5/96-7/96)
---------------------------------------------------------------------------------------------------------------------------------
ML Principal Protection
 L.P. (formerly, ML
 Principal Protection Plus
 L.P.)                          Public    Oct. 1994     $102,373,215    $ 82,100,574    (3.70)%   (2/96)   (3.70)%        (2/96)
---------------------------------------------------------------------------------------------------------------------------------
ML Principal Protection
 Plus Ltd.                      Private   Oct. 1994     $437,301,323    $351,018,773    (3.72)%   (2/96)   (3.72)%        (2/96)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)                                            dissolved as
 International II Ltd.          Private   Dec. 1990     $ 55,181,600     of 12/31/95    (4.56)%   (8/94)  (16.49)%   (8/93-1/95)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
International II Ltd.
 (SECTOR III Shares)            Private   July 1991     $ 85,701,800    $  8,230,204    (7.10)%   (1/92)  (14.25)%   (1/92-5/92)
---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 International IV Ltd.
 (Series A Shares)              Private   July 1992     $ 55,189,400    $  3,825,437    (6.22)%   (2/96)   (8.30)%   (1/94-1/95)
---------------------------------------------------------------------------------------------------------------------------------


                                    CUMULATIVE
                                     RATE OF
                                      RETURN         1996
                                    JAN. 1991-     COMPOUND      1995        1994         1993         1992         1991
                                  AUG. 1996 (OR    RATE OF     COMPOUND    COMPOUND     COMPOUND     COMPOUND     COMPOUND
                                     DISSOLU-       RETURN     RATE OF      RATE OF      RATE OF      RATE OF      RATE OF
     NAME OF FUND                      TION       (8 MONTHS)    RETURN      RETURN       RETURN       RETURN       RETURN
-----------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R. Strategy
Fund(SM) L.P.                         55.89%         1.50%      19.25%      (9.29)%       19.36%      (3.43)%       23.18%
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 II L.P.  (SECTOR II Units)           25.15%       (0.96)%      13.50%      (9.93)%        5.49%      (2.76)%       20.50%
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)                                                                                        13.99%
 II L.P. (SECTOR III Units)           22.88%       (4.19)%       9.30%      (3.22)%       15.99%      (8.30)%     (6 mos.)
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)                                                                            0.51%
 IV L.P. (Series A Units)              9.36%       (7.29)%       9.78%      (5.73)%       13.40%     (6 mos.)        N/A
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 V L.P.                                5.68%       (8.51)%      14.22%      (3.68)%        4.99%        N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)                                                             (1.72)%
 VI L.P.                               8.25%         4.04%       6.72%      (0.80)%     (4 mos.)        N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------
ML Principal Protection
 L.P. (formerly, ML
 Principal Protection Plus            13.52%                                  1.76%
 L.P.)                             (composite)       0.91%      10.55%     (2 1/2 mos)       N/A        N/A          N/A
-----------------------------------------------------------------------------------------------------------------------------
ML Principal Protection               14.27%         1.35%      11.10%        1.48%          N/A        N/A          N/A
 Plus Ltd.                         (composite)                             (2 1/2 mos.)
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 International II Ltd.                35.45%           N/A      21.27%       (9.64)%       5.49%     (2.76)%       20.50%
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
International II Ltd.                                                                                               13.99%
 (SECTOR III Shares)                  28.23%         2.06%       2.84%        0.77%       15.99%      (8.30)%       (6 mos.)
-----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 International IV Ltd.                                                                                 0.51%
 (Series A Shares)                    12.59%        (4.81)%     11.84%       (7.21)%      13.40%      (6 mos.)       N/A
-----------------------------------------------------------------------------------------------------------------------------


 PURCHASERS OF UNIT WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
     IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS ARE
        EACH TRADED PURSUANT TO MATERIALLY DIFFERENT PROGRAMS AND WITH
                MATERIALLY DIFFERENT OBJECTIVES THAN THE FUND.

      THE NOTES ON PAGE 18 ARE AN INTEGRAL PART OF, AND MUST BE READ IN
             CONJUNCTION WITH, THE ABOVE PERFORMANCE INFORMATION.

--------------------------------------------------------------------------------

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                     WITH "PRINCIPAL PROTECTION" FEATURES
                            SEPTEMBER 1, 1996
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  WORST

                                                                                             WORST MONTHLY      PEAK-TO-VALLEY
                              TYPE OF    INCEPTION OF        AGGREGATE        CURRENT           DRAWDOWN           DRAWDOWN
     NAME OF FUND             OFFERING     TRADING         SUBSCRIPTIONS   CAPITALIZATION    %         Date     %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)
 International V Ltd.          Private    Jan. 1993         $ 81,252,600       $5,924,535    (3.41)%  (7/95)  (8.00)%  (6/95-10/95)
------------------------------------------------------------------------------------------------------------------------------------

ML Japan Investment                                                        dissolved as of
 Partners Ltd.                 Private    Aug. 1993   (Yen)1,050,000,000         6/30/96     (3.52)%  (7/94)  (7.32)%   (1/94-2/95)
------------------------------------------------------------------------------------------------------------------------------------

SECTOR(SM) International
 Limited                       Private   Sept. 1993         $163,806,100      $14,203,992    (4.60)%  (2/94) (10.43)%   (9/93-2/94)
------------------------------------------------------------------------------------------------------------------------------------

Yen Linked ML PPP Ltd.         Private    Oct. 1995   (Yen)8,723,000,000  (Yen)8,674,648,656 (1.67)%  (2/96)  (1.67)%        (2/96)
------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                   CUMULATIVE
                                    RATE OF
                                     RETURN         1996
                                   JAN. 1991-     COMPOUND      1995        1994         1993         1992         1991
                                 AUG. 1996 (OR    RATE OF     COMPOUND    COMPOUND     COMPOUND     COMPOUND     COMPOUND
                                    DISSOLU-       RETURN     RATE OF      RATE OF      RATE OF      RATE OF      RATE OF
                                      TION       (8 MONTHS)    RETURN      RETURN       RETURN       RETURN       RETURN
----------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)         9.16%         (2.59)%     11.11%      (3.94)%       4.99%        N/A           N/A
 International V Ltd.
----------------------------------------------------------------------------------------------------------------------------
                                                                                         1.13%
ML Japan Investment                 (2.80)%        (1.69)%      3.95%      (5.95)%      (5 mos.)      N/A           N/A
 Partners Ltd.
----------------------------------------------------------------------------------------------------------------------------
SECTOR(SM) International            (0.66)%        (0.66)%      7.65%      (3.99)%      (3.25)%       N/A           N/A
 Limited                                                                              (3-2/3 mos.)
----------------------------------------------------------------------------------------------------------------------------
                                                                0.16%
Yen Linked ML PPP Ltd.              (0.30)%        (0.46)%     (3 mos.)      N/A        N/A           N/A           N/A
----------------------------------------------------------------------------------------------------------------------------



     (1) "WORST MONTHLY DRAWDOWN" REPRESENTS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE FUND; A "DRAWDOWN" IS MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUE ONLY, AND DOES NOT REFLECT INTRA-MONTH FIGURES.


     (2) "WORST PEAK-TO-VALLEY DRAWDOWN" REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALLED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JANUARY AND FEBRUARY, 1% IN MARCH AND (2)% IN APRIL, THE "PEAK-TO-VALLEY DRAWDOWN" WOULD STILL BE CONTINUING AT THE END OF APRIL IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN MARCH, THE "PEAK-TO-VALLEY DRAWDOWN" WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT APPROXIMATELY THE (2)% LEVEL.


     (3) MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE FUND DURING THE MONTH OF DETERMINATION (INCLUDING INTEREST INCOME AND AFTER ALL EXPENSES ACCRUED OR PAID) DIVIDED BY THE TOTAL EQUITY OF THE FUND AS OF THE BEGINNING OF SUCH MONTH.




 PURCHASERS OF UNIT WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
     IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS ARE
        EACH TRADED PURSUANT TO MATERIALLY DIFFERENT PROGRAMS AND WITH
                MATERIALLY DIFFERENT OBJECTIVES THAN THE FUND.

      THE NOTES ON PAGE 18 ARE AN INTEGRAL PART OF, AND MUST BE READ IN
             CONJUNCTION WITH, THE ABOVE PERFORMANCE INFORMATION.

                            SELECTED FINANCIAL DATA


          The following Selected Financial Information is derived: (i) from the interim financial statements of the Fund for the period from January 1, 1996 to September 30, 1996 (unaudited) and January 1, 1995 to September 30, 1995 (unaudited) and (ii) from the financial statements of the Fund for the year ended December 31, 1995 and the period from January 4, 1994 (commencement of operations) to December 31, 1994, which have been audited by Deloitte & Touche llp, independent auditors, as stated in their report included in this Prospectus (see "Index to Financial Statements" at page 60), and which are included herein in reliance upon the authority of Deloitte & Touche llp as experts in auditing and accounting.

                           _________________________


INCOME STATEMENT DATA           JANUARY 1, 1996      JANUARY 1, 1995
----------------------
                                     TO                     TO            JANUARY 1, 1995     JANUARY 4, 1994
                              SEPTEMBER 30, 1996    SEPTEMBER 30, 1995           TO                 TO
                                 (UNAUDITED)            (UNAUDITED)      DECEMBER 31, 1995   DECEMBER 31, 1994
                               ---------------        ---------------    ------------------  -----------------
Revenues:

 Realized Gain                   $ 4,610,717            $14,314,748           $17,455,764        $   453,726
 Change in Unrealized                768,003             (4,758,175)              299,233          5,331,556
                                 -----------                                  -----------        -----------
  Total Trading Results          $ 5,378,720            $ 9,556,573            17,754,997          5,785,282
 Interest Income                   2,996,535              2,819,800             3,786,925          1,972,722
                                 -----------            -----------           -----------        -----------
  Total Revenues                   8,375,255             12,376,373            21,541,922          7,758,004
                                 -----------            -----------           -----------        -----------
Expenses:

 Profit Shares                       373,820              1,492,857             1,492,857          1,103,649
 Incentive Override                    5,117                147,489               965,454             41,867
 Brokerage Commissions             4,990,367              4,128,889             5,723,755          3,859,267
                                 -----------            -----------           -----------        -----------

  Total Expenses                   5,369,304              5,769,235             8,182,066          5,004,783
  Net Income                     $ 3,005,951            $ 6,607,138           $13,359,856        $ 2,753,221
                                 ===========            ===========           ===========        ===========



                             SEPTEMBER 30, 1996     SEPTEMBER 30, 1995
BALANCE SHEET DATA*             (UNAUDITED)             (UNAUDITED)        DECEMBER 31, 1995   DECEMBER 31, 1994
-------------------           ---------------         ---------------      -----------------   -----------------
Aggregate Net Asset Value        $81,077,111            $83,631,110           $92,761,068        $67,055,115
Net Asset Value per Unit             $128.97                $115.14               $124.35            $104.08


* Balance sheet information is based on redemption values which differ immaterially from Generally Accepted Accounting Principles ("GAAP") Net Asset Values due to the treatment of organization and initial offering cost reimbursements.


------------------------------------------------------------------------------------------------------------------
                                        MONTH-END NET ASSET VALUE PER UNIT
------------------------------------------------------------------------------------------------------------------
         JAN.     FEB.     MAR.     APR.      MAY     JUNE     JULY     AUG.     SEPT.    OCT.     NOV.     DEC.
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 1994   $ 98.60  $ 97.36  $ 98.60  $ 98.99  $102.25  $104.98  $102.64  $100.63  $102.16  $104.27  $103.89  $104.08
------------------------------------------------------------------------------------------------------------------
 1995   $101.22  $106.76  $116.51  $118.56  $121.04  $120.69  $116.88  $116.54  $115.14  $115.01  $117.18  $124.35
------------------------------------------------------------------------------------------------------------------
 1996   $125.91  $117.82  $119.43  $128.54  $123.56  $127.71  $123.72  $124.28  $128.97    N/A      N/A      N/A
------------------------------------------------------------------------------------------------------------------





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     ALTHOUGH THE NET ASSET VALUE PER UNIT IS THE SAME FOR ALL UNITS, UNITS PURCHASED AT DIFFERENT TIMES WILL HAVE DIFFERENT INVESTMENT EXPERIENCES IN THE FUND. CERTAIN UNITS MAY HAVE INCREASED IN NET ASSET VALUE FROM THE DATE OF PURCHASE WHILE OTHERS HAVE DECREASED.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OPERATIONAL OVERVIEW; ADVISOR SELECTIONS

          The Fund's results of operations depend on MLIP's ability to select Advisors and the Advisors' ability to trade profitably. The Advisors' trading methods are confidential, so that substantially the only available information relevant to the Fund's results of operations is its actual performance record to date. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.

          MLIP has not to date made frequent changes in the Fund's Advisors or in the allocation of its assets among them, although there can be no assurance that it will not do so in the future. MLIP's approach to the selection of the Fund's Advisors has generally reflected a "buy and hold" allocation strategy. Only two Advisor changes have been made since the Fund began trading in January 1994: (i) replacing Athena (which discontinued operations) with ARA as of January 1, 1995 and (ii) adding Di Tomasso and West Course as non-"core" Advisors as of July 1, 1996.


          As of October 1, 1996, the Fund's assets were allocated approximately as follows:

                     ARA Portfolio Management
                        Company, L.L.C.                     15%

                     Chesapeake Capital Corporation         38%

                     John W. Henry & Company, Inc.          38%

                     Di Tomasso Group Inc.                 4.5%

                     West Course Capital Inc.              4.5%
                                                           ---

                                                           100%
                                                           ===


          MLIP's decision to terminate or reallocate assets among Trading Advisors is based on a combination of the numerous factors described under "The Advisor Selection Process" at page 23. Advisors are, in general, terminated primarily for unsatisfactory performance, but other factors --for example, a change in MLIP's or an Advisor's market outlook, apparent deviation from announced risk control policies, excessive turnover of positions, changes in principals, commitment of resources to other business activities, etc. -- may also have a role in the termination or reallocation decision. The market judgment and experience of MLIP's principals is an important factor in its allocation decisions.

          MLIP has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. In particular, MLIP has to date retained the Advisors for the Fund with less reallocations and adjustments than in the case of many of its funds. However, there can be no assurance as to the frequency or number of Advisor changes that may take place in the future, or as to how long any of the current Advisors will continue to manage assets for the Fund.




RESULTS OF OPERATIONS

General
-------

          MLIP believes that futures funds should be regarded as medium-to long-term (i.e. three to five years) investments, but it is difficult to identify "trends" in the Fund's operations and virtually impossible to make any predictions regarding future results based on the results to date.

          Markets with sustained price trends tend to be more favorable to managed futures investments than "whipsaw," "choppy" markets, but (i) this is not always the case, (ii) it is impossible to predict when price trends will occur and (iii) different Advisors are affected differently by trending markets as well as by particular types of trends.

          MLIP attempts to control credit risk in the Fund's futures and forward trading (the Fund does not trade derivatives other than futures and forward contracts and related options) by trading only through MLF. MLF acts solely as a broker or counterparty to the Fund's trades; it does not advise with respect to, or direct, any such trading.


          The Fund attempts to control the market risk inherent in its trading through the multiple advisor approach described under "The Advisor Selection Process -- MLIP and Its Advisor Selection and Monitoring Process" at page 23. MLIP reviews the positions acquired by the Advisors on a daily basis in an effort to determine whether the overall positions of the Fund may have become what MLIP analyzes as being excessively concentrated in a limited number of markets -- in which case MLIP may, as of the next month-end or quarter-end, adjust the Fund's Advisor combination and/or allocations so as to attempt to minimize the risk of such over-concentration occurring in the future.


          MLIP may consider making distributions to investors under certain circumstances (for example, if substantial profits are recognized); however, MLIP has not done so to date and does not presently intend to do so.

Performance Summary
-------------------

1994


          STATISTICS. During 1994, the Fund's average month-end Net Assets equalled $53,119,205. The Fund recognized gross trading gains of $5,785,282, and incurred brokerage commissions of $3,859,267, Profit Shares of $1,103,649 and Incentive Overrides of $41,867 (or 10.89%, 7.27%, 2.08% and 0.08%, respectively, of average month-end Net Assets). Interest income of $1,972,722 or 3.71% of average month-end Net Assets resulted in net income (without reduction for organization and initial offering cost reimbursement payments) of $2,753,221, and a 4.08% increase in the Net Asset Value per Unit.

          OVERVIEW. 1994 was characterized by relatively quiet markets without noticeable major trends. United States interest rates generally declined during the period, and as they did, so did the U.S. dollar as compared to the Deutschemark and certain other major currencies. During this period, the Fund recorded a modest gain, of which approximately 40% was allocated to Profit Shares as different Advisors had significantly different trading performance in largely trendless markets.

1995


          STATISTICS. During 1995, the Fund's average month-end Net Assets equalled $74,120,244. The Fund recognized gross trading gains of $17,754,997, and incurred brokerage commissions of $5,723,755, Profit Shares of $1,492,857 and Incentive Overrides of $965,454 (or 23.95%, 7.72%, 2.01% and 1.30%,
respectively, of average month-end Net Assets). Interest income of $3,786,925 or 5.11% of average month-end Net Assets resulted in net income (without reduction for organization and initial offering cost reimbursement payments) of $13,359,856, and a 19.48% increase in the Net Asset Value per Unit.

          OVERVIEW. In 1995, prevailing price trends in several key markets enabled the Trading Advisors to trade profitably for the Fund. Although trading in many of the traditional commodity markets may have been lackluster, the currency and financial markets offered exceptional trading opportunities. Soaring stock prices and falling interest rates, coupled with significant currency moves, resulted in profitable trading opportunities in these markets throughout the year.

          After months characterized by very difficult trading environments, solid price trends across many markets began to emerge during the first quarter of 1995. In February, bond markets worldwide recovered some of the ground lost in the previous year. Specifically, U.S. Treasury prices improved, a development spurred by the belief that growth in the U.S. economy was slowing enough for inflation to stabilize. The Fund was also able to profit in the non-dollar markets, as

German and Japanese bonds rallied. In the currency markets, long positions in the Deutschemark versus the U.S. dollar resulted in strong profits for the Fund as the Deutschemark hit a two-year high against the U.S. dollar on February 24, 1995.

          In the second quarter of 1995, market volatility once again began to affect trading, as many previously strong price trends began to weaken and, in some cases, reverse. During April, the U.S. dollar hit new lows versus the Japanese yen and Deutschemark before rebounding sharply. The U.S. dollar enjoyed another sharp rally in May, due to the intervention of major central banks, potential trade sanctions against Japan and United States Congressional action to reduce the federal deficit. In June, strong indications that the U.S.
economy was slowing, coupled with a failure of the German Central Bank to lower interest rates, stalled a rally in the German bond market.

          In July, the Federal Reserve Board Chairman Alan Greenspan's optimistic comments concerning the U.S. economy led to a sudden correction in U.S. bond prices after several months of a strong uptrend. Despite exposure to the global interest-rate markets, the Fund's long positions in U.S. Treasury bonds had a negative impact on the Fund. Throughout August and into September, the U.S. dollar rallied sharply against the Japanese yen and the Deutschemark. The U.S. dollar's rally was supported by coordinated intervention by major central banks and further bolstered on August 30 by widespread recognition of the growing banking crisis in Japan.

          Despite continued price volatility during the final quarter of 1995, the Trading Advisors were able to identify several trends in key markets. U.S. Treasury bond prices continued their strong move upward throughout November, due both to weak economic data and optimism on Federal budget talks. By month-end, the 30-year Treasury bond rate was pushed to its lowest level in more than two years. During December, U.S. bond prices weakened further as government budget talks continued to stall. By year-end, however, prices strengthened somewhat as the yield on the U.S. long bond fell below 6% for the first time in over two years.


1996 (9 months)


          STATISTICS. From January 1, 1996 through September 30, 1996, the Fund's average month-end Net Assets equalled $88,631,646. The Fund recognized gross trading gains of $5,378,720, and incurred brokerage commissions of $4,990,367, Profit Shares of $373,820 and Incentive Overrides of $5,117 (or 6.07%, 5.63%, 0.42% and 0.01%, respectively, of average month-end Net Assets). Interest income of $2,996,535 or 3.38% of average month-end Net Assets resulted in a net gain of $3,005,951 and a 3.72% increase in the Net Asset Value per Unit.


          OVERVIEW. The first nine months of 1996 included the two largest single monthly drawdowns as well as one of the three most profitable months in the Fund's history. The year began with the East Coast blizzard, continuing difficulties in the U.S. federal budget talks and an economic slowdown having a negative impact on many markets. The Fund was profitable in January due to the strong profits in currency trading as the U.S. dollar reached a 23-month high against the Yen. In February, however, the Fund incurred its largest monthly loss due to the sudden reversals in several strong price trends and considerable volatility in the currency and financial markets. During March, large profits were taken in the crude oil and gasoline markets as strong demand continued and talks between the United Nations and Iraq were suspended. This trend continued into the second quarter, during which strong gains were also recognized in the agricultural markets as a combination of drought and excessive rain drove wheat and grain prices to historic highs. In the late spring and summer months, however, the Fund gave back much of these gains as difficult trading conditions in many markets prevailed and a lack of clear price trends in key markets negatively impacted the Fund's performance.

RESULTS OF OPERATIONS IN GENERAL

          The principal variables which determine the net performance of the Fund are gross profitability and interest income. As the Fund's brokerage commissions (and, as of October 1, 1996, the Fund's Administrative Fees) are constant flat-rate charges, these costs do not vary as a percentage of Net Assets from period to period. The only marginal costs which the Fund has are the Profit Shares payable to the Trading Advisors on an Advisor-by-Advisor basis and the Incentive Override payable to MLIP on the basis of the overall Fund performance. During periods when Profit Shares are a high percentage of net trading gains, it is likely that there has been substantial non-correlation (so that the total Profit Shares paid to those Advisors which have traded profitably are a high percentage of total profits recognized, as other

Advisors have incurred offsetting losses) among the Advisors -- suggesting the likelihood of generally trendless, non-consensus markets.

          During all periods set forth in "Selected Financial Data," United States interest rates were at historically low levels. This negatively impacts performance because interest income is typically a major component of commodity pool profitability. In addition, low interest rates are frequently associated with reduced fixed-income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.

          The events that determine the Fund's profitability are those that produce sustained and major price movements. It does not matter whether such movements are up or down -- the Advisors are generally likely to be able to profit from sustained trends, irrespective of their direction. During the course of the Fund's performance to date, such events have ranged from Federal Reserve Board reductions in interest rates, the apparent refusal of Iraq to arrive at a settlement which would permit it to sell oil internationally, the inability of the U.S. government to agree upon a federal budget and a combination of drought and excessive rain negatively impacting U.S. agricultural harvesting as well as planting. While these events are representative of the type of circumstances which materially affect the Fund, the specific events which will do so in the future cannot be predicted or identified.

          Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time. Furthermore, the profits on many open positions are effectively realized on a daily basis through the payment of "variation margin."

          Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

LIQUIDITY AND CAPITAL RESOURCES

          The amount of capital raised for the Fund does not have a significant impact on its operations. This is because the Fund has no capital expenditure or working capital requirements other than paying trading losses and costs, both of which should be generally proportional to the Fund's capitalization. In addition, within broad ranges of capitalization, the Advisors' trading positions should increase or decrease in approximate proportion to the size of the Fund account managed by each of them, respectively.


          The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow and sells no form of security other than the Units.

          Inflation per se is not a significant factor in the Fund's profitability, although inflationary cycles can give rise to the type of major price movements that can have a materially favorable or adverse impact on the Fund's performance.


          In its trading to date, the Fund has from time to time had substantial unrealized gains and losses on its open positions. These gains or losses are paid on a periodic basis as part of the routine clearing cycle on the exchanges or in the unregulated markets (in the case of the Fund, exclusively the inter-bank forward market in currencies) in which the Fund trades. In highly unusual circumstances, market illiquidity could make it difficult for certain Advisors to close out open positions, and any such illiquidity could expose the Fund to significant losses, or cause it to be unable to recognize unrealized gains. However, in general, there is no meaningful difference between the Fund's realized and unrealized gains.


          In terms of cash flow, it makes little difference whether a market position remains open, as cash settlement of "unrealized" gains and losses occurs periodically whether or not positions are closed out. The only meaningful difference between realized and unrealized gains or losses in the case of the Fund is that unrealized items reflect gains or losses on positions which the Advisors have determined not to close out (presumably, in the expectation of future profits), whereas realized gains or losses reflect amounts received or paid in respect of positions no longer being maintained.

                         THE ADVISOR SELECTION PROCESS

MLIP AND ITS ADVISOR SELECTION AND MONITORING PROCESS

          MLIP, a wholly-owned indirect subsidiary of ML&Co., is an integrated business whose capabilities include research, trading, finance, administration, systems, operations, sales and marketing. Since its inception, MLIP has concentrated primarily on the structuring of multi-advisor products, and has devoted substantial resources to the development of the capacity to formulate advantageous trading advisor combinations, as well as to assess trading advisors on an individual basis. Advisor analysis includes the quantitative appraisal of an Advisor's strategy and performance combined with quantitative statistical evaluation of the performance of individual advisors and of different possible Advisor combinations.

          MLIP's trading advisor analysis professionals monitor the performance of several hundred advisors. Both quantitative and qualitative criteria have been factored into MLIP's selection process, including the following: type of trading program; risk control; duration and speed of recovery from drawdowns; experience; organizational infrastructure; and low correlation with traditional investments such as stocks and bonds. Advisors' past records are evaluated comparatively with a view to combining Advisors whose respective trading results have historically demonstrated not only a low degree of correlation with stocks and bonds but also with the other advisors selected. Certain mathematical optimization procedures are then used to develop an advisor combination which, based on a hypothetical composite of the past performance of the respective advisors, exhibits a risk/reward profile consistent with MLIP's objectives. By identifying advisor combinations on this basis, MLIP hopes to maintain profit potential while also materially reducing the risk of major equity declines.


          In selecting advisors for the Fund, MLIP emphasizes retaining multiple Advisors, trading in multiple markets and implementing multiple strategies. MLIP also evaluates the overall market diversification and emphasis that different possible Advisor combinations would give the Fund. Discretionary as well as systematic, fundamental as well as technical, Advisors may be retained. See "The 'Core' Advisors -- Futures Trading Methods in General" at pages 77-78. By diversifying strategies as well as markets, MLIP can, if successful, create advisor combinations for the Fund that should have good profit potential across a wide range of different market cycles. Since inception, the Fund's Advisor portfolio has emphasized technical and trend-following methods.


          MLIP's primary emphasis is on a qualitative assessment of each Advisor, including, among other considerations, an evaluation of each Advisor's basic investment management approach, markets traded, prior experience, past performance, fee requirements and assets under management. Although different factors may be considered in the case of different advisors (and no representation is made that any given factor will be considered in selecting any given Advisor), subjective evaluation of each prospective advisor by principals of MLIP is an important factor in all of MLIP's Advisor selections. Quantitative non-correlation analysis and volatility studies are employed in developing the overall Advisor mix, but the principal objective is to identify Advisors MLIP believes to have excellent potential to trade successfully.

          No Advisor selected by MLIP has any affiliation with Merrill Lynch, other than managing the trading of the Fund and other futures funds or accounts sponsored or managed by MLIP. Furthermore, none of the Advisors is affiliated with any other Advisor.

          MLIP monitors the performance of the Fund and its Advisors on a day-to-day basis, and, from time to time, reallocates assets among, terminates and/or appoints new Advisors. At least quarterly, MLIP formally reviews the performance of the Fund and each Advisor in order to assess whether to change Advisor selections or allocations. MLIP anticipates that a number of additional adjustments may be made over time, as they have been to date; but there can be no assurance that the Fund's Advisor portfolio may not remain static for significant periods of time. On the other hand, MLIP may, on short notice, terminate or allocate assets away from an Advisor if MLIP has reason to believe that the Advisor is deviating from historical trading patterns, violating the Advisor's risk management policies or has otherwise given MLIP what it considers to be cause for termination.

ACCESS TO GLOBAL MARKETS

          The Fund has access to global markets including, but not limited to, the following:


                                       CURRENCIES
          ---------------------------------------------------------------------------------

          Australian Dollar                            Irish Punt
          Belgian Franc                                Italian Lira
          British Pound                                Japanese Yen
          Canadian Dollar                              New Zealand Dollar
          Danish Krone                                 Norwegian Krone
          Deutschemark                                 Singapore Dollar
          Dutch Guilder                                Spanish Peseta
          European Currency Unit                       Swedish Krona
          Finnish Markka                               Swiss Franc
          French Franc                                 United States Dollar

                                   FINANCIAL INSTRUMENTS
          ---------------------------------------------------------------------------------
          Australian Bonds                             Major Market Stock Index (U.S.)
          Australian Treasury Bills                    MEFF&S Stock Index (Spain)
          Canadian Bonds                               Nikkei Stock Average (Japan)
          CAC 40 Stock Index (France)                  PIBOR
          Eurodollars                                  S&P 500 Stock Index (U.S.)
          Eurolira                                     Spanish Bonds
          Euromarks                                    Tokyo Stock Price Index
          Euroswiss                                    U.K. "Gilts"
          Euroyen                                      U.K. Short Sterling
          Financial Times 100 Stock Index (U.K.)       U.S. Dollar Index
          French Bonds                                 U.S. Treasury Bills
          German Bonds                                 U.S. Treasury Bonds
          Italian Bonds                                U.S. Treasury Notes
          Japanese Bonds                               Value Line Stock Index (U.S.)

                                           METALS
          ---------------------------------------------------------------------------------
          Aluminum                                     Platinum
          Gold                                         Silver
          Lead                                         Tin
          Nickel                                       Zinc

                                        ENERGY PRODUCTS
          ---------------------------------------------------------------------------------
          Crude Oil                                    No. 2 Heating Oil
          Gas Oil                                      Propane
          Heavy Fuel Oil                               Residual Fuel Oil
          Natural Gas                                  Unleaded Gasoline

                                      AGRICULTURAL PRODUCTS
          ---------------------------------------------------------------------------------
          Cocoa                                        Orange Juice
          Coffee                                       Pork Bellies
          Corn                                         Soybeans
          Cotton                                       Soymeal
          Feeder Cattle                                Soy Oil
          Live Hogs                                    Sugar
          Oats                                         Wheat


           The Fund has not traded, and may never trade, in all of the foregoing markets.


           There can be no assurance as to which markets the Fund will trade in over time.

                                 THE ADVISORS

ADVISOR SUMMARIES


          As of September 1, 1996, the three "core" Advisors which were, in the aggregate, managing 91% of the Fund's assets were responsible for more than $2.4 billion of customer assets in the futures, cash and forward markets, of which approximately $1.75 billion was being traded in the programs used for the Fund.


                  THE CURRENT "CORE" ADVISORS ARE AS FOLLOWS:


                                                                 APPROXIMATE ASSETS
                                       OCTOBER 1, 1996           UNDER MANAGEMENT*
          ADVISOR                        ALLOCATION              SEPTEMBER 1, 1996
          -------                        ----------              -----------------
          ARA Portfolio                    15%                   $138.3 million (total)
          Management                                             $ 98.7 million (Gamma Program)
          Company, L.L.C.

          Chesapeake Capital               38%                   $780 million (total)
          Corporation                                            $735 million (Diversified Program)

          John W. Henry                    38%                   $1.5 billion (total)
          & Company, Inc.                                        $912 million (Financial and Metals Portfolio)

          _______________

          *Excluding "notional funds." "Notional funds" represent the difference between the level at which an advisor is instructed to trade an account and the capital actually committed to the account. The Fund does not trade "notional funds."

          Each of the current "core" Advisors is a systematic, technical, trend-following trader.


          ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C. (15% ALLOCATION AS OF OCTOBER 1, 1996) -- ARA was organized (through a predecessor corporation) in 1992 to design diversified portfolios of commodity futures contracts, each having what ARA evaluates as a predictable level of anticipated risk, with risk tolerance levels set in advance by the client. The ARA system is composed of two distinct components: a Buy/Sell generator which has been used in actual trading since 1979; and a technique of risk management based upon the daily monitoring and attempt to control each account's volatility. The ARA system can, if successful, produce a commodity portfolio having virtually any level of anticipated risk that is sought by the client. Each ARA portfolio is comprised of the same eighteen commodity futures contracts -- including currencies, financial instruments, metals, energy and agriculturals -- which offer what ARA believes to be a combination of diversity and liquidity. For the Fund, ARA trades pursuant to its Gamma Program, which has been designed with the objective of having an average volatility of approximately two times that of an unleveraged S&P 500 stock portfolio. As of September 1, 1996, ARA was managing approximately $98.7 million ("notional" funds excluded) of customer funds in the Gamma Program and approximately $138.3 million ("notional" funds excluded) of customer funds in all of its programs.


          ARA has traded the Gamma Program since June 1992. Since inception, this Program has been traded at generally the same degree of leverage although under certain market conditions, ARA may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Gamma Program since June 1992 have been 27.3% (7 months), 29.5%, 38.0%, 5.2% and (3.8)% (8 months), respectively. During such period, the largest monthly drawdown was (13.3)% (2/96) and the largest peak-to-valley drawdown (22.73)% (4/95-2/96). ("Largest" drawdown is the equivalent for Advisors of "worst" drawdown in the case of the Fund; see "Summary -- Performance of the Fund" at page 5).


          See pages 79 through 82 for performance information relating to ARA.

          CHESAPEAKE CAPITAL CORPORATION (38% ALLOCATION AS OF OCTOBER 1,
1996) -- Chesapeake has offered investment advisory and portfolio management services to clients since 1988. Chesapeake currently trades three programs, relying primarily on technical analysis and "charting" in its evaluation of historical commodity price movements. In the Diversified Program which Chesapeake trades for the Fund, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments and stock, financial and economic indices. Chesapeake may trade these markets on any U.S. or foreign exchange. As of September 1, 1996, Chesapeake was managing approximately $735 million ("notional" funds excluded) of customer funds in the Diversified Program and approximately $780 million ("notional" funds excluded) of customer funds in all of its programs.


          Chesapeake has traded the Diversified Program since February 1988. The compound annual rates of return achieved by the Diversified Program since January 1, 1991 have been 12.51%, 1.81%, 61.82%, 15.87%, 14.09% and 0.37% (8 month estimate), respectively. During such period, the largest monthly drawdown was (10.98)% (1/92) and the largest peak-to-valley drawdown (16.62)% (1/92-5/92).


          See pages 83 through 88 for performance information relating to Chesapeake.


          JOHN W. HENRY & COMPANY, INC. (38% ALLOCATION AS OF OCTOBER 1,
1996) -- JWH operates twelve trading programs for U.S. and non-U.S. investors. These programs emphasize intermediate- and long-term quantitative trend analysis models. The Financial and Metals Portfolio, which is traded for the Fund, implements a technical, trend-following system which participates in four major market sectors -- global interest rates, foreign exchange, global stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets. As of September 1, 1996, JWH was trading approximately $912 million ("notional" funds excluded) of customer funds in the Financial and Metals Portfolio and approximately $1.5 billion ("notional" funds excluded) of customer funds in all of its programs.


          JWH has traded the Financial and Metals Portfolio since October 1984. Since inception, the Financial and Metals Portfolio has been traded at generally the same degree of leverage although under certain market conditions, JWH may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Financial and Metals Portfolio since January 1, 1991 have been 61.88%, (10.89)%, 46.82%, (5.32)%, 38.53% and 1.61% (8 months), respectively. During such period the largest monthly drawdown on a composite basis was (18.0)% (1/92), the largest monthly drawdown on an individual account basis was (27.7)% (1/92), and the largest peak-to-valley drawdown (39.5)% (12/91-5/92).


          See pages 89 through 104 for performance information relating to JWH.


    MORE COMPLETE DESCRIPTIONS AND THE PERFORMANCE SUMMARIES FOR THE "CORE"
     ADVISORS ARE INCLUDED UNDER "THE 'CORE' ADVISORS."  SEE "RISK FACTORS
              -- (2) PAST PERFORMANCE NOT NECESSARILY INDICATIVE
                         OF FUTURE RESULTS" AT PAGE 9.

THE ADVISORY AGREEMENTS

          The Advisory Agreements among the Fund, MLIP and each Advisor terminate at various times. MLIP generally attempts to negotiate advisory agreements with comparable terms (although advisory fees differ) for all of the public funds which MLIP sponsors. MLIP, but generally not the Advisors, retains the right to terminate any Advisory Agreement at will and upon short notice.

          Each Advisory Agreement provides that the Fund will indemnify the Advisor party to the Advisory Agreement and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Limited Partner to the Fund beyond the amount of such Limited Partner's capital and profits, if any, in the Fund (exclusive of previously received distributions or other returns of capital, including redemptions).

          Under the exculpatory provisions of the Advisory Agreements, none of the Advisors or any related parties will be liable to the Fund or to any of the Partners except by reason of conduct in violation of the foregoing standards for indemnification by the Fund.




                                 MLIP AND MLF

BACKGROUND

          MLIP is the sole promoter of the Fund. None of MLF, Merrill Lynch International Bank ("MLIB") or Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") acts as a promoter with respect to the organization of the Fund or the offering of the Units.


          Merrill Lynch Investment Partners Inc., a Delaware corporation, was organized in 1986 principally in order to serve as the general partner and commodity pool operator of commodity pools for which MLF -- the "futures commission merchant" for the Fund -- acts as commodity broker and MLPF&S acts as selling agent. MLIP became registered with the CFTC as a commodity pool operator and commodity trading advisor in October 1986 and April 1990, respectively, and is a member of the National Futures Association ("NFA") in such capacities. MLIP has sponsored in excess of 35 managed futures funds and, as of October 1, 1996, there was approximately $1.6 billion in funds for which MLIP serves as trading manager or sponsor. The principal offices of MLIP are located at Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. MLIP is a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is wholly-owned by Merrill Lynch & Co., Inc.

          The registration of MLIP with the CFTC, and MLIP's membership in the NFA, must not be taken as an indication that any such agency or self-regulatory body has recommended or approved either MLIP or an investment in the Fund.


          Since its inception in 1986, MLIP has operated with one primary objective -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in the futures, commodity options and forward markets. MLIP, as general partner or sponsor, structures and promotes managed futures investments in an effort to meet the objectives of a wide variety of clients. MLIP attempts to combine a detailed advisor selection process with active monitoring of its existing funds and their advisors. MLIP does not manage client assets directly, but rather specializes in selecting groups of independent trading advisors to do so.


          MLIP acts as general partner to thirteen public futures funds whose units of limited partnership interest are registered under the Securities Exchange Act of 1934: The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly, The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly, The Tudor Prime Advisors Fund L.P.), John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund' L.P., The SECTOR Strategy Fund' II L.P., The SECTOR Strategy Fund' IV L.P., The SECTOR Strategy Fund' V L.P., The SECTOR Strategy Fund' VI L.P., ML Principal Protection L.P. (formerly, ML Principal Protection Plus L.P.), ML JWH Strategic Allocation Fund L.P. and the Fund. Because MLIP serves as the sole general partner of each of these funds, the officers and directors of MLIP effectively manage them as officers and directors of such funds.

PRINCIPALS

          The officers of MLIP and their business backgrounds are as follows.

          John R. Frawley, Jr.           Chief Executive Officer, President
                                         and Director


          James M. Bernard               Chief Financial Officer,
                                         Senior Vice President and Treasurer

          Jeffrey F. Chandor             Senior Vice President and Director of
                                         Sales, Marketing and Research

          Allen N. Jones                 Chairman and Director


          John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chief Executive Officer, President and a Director of MLIP and Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets, and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its inception in 1990 through its dissolution in 1994. Mr. Frawley is currently a member of the CFTC's Financial Products Advisory Committee. In January 1996, he was re-elected to a one-year term as Chairman of the Managed Futures Association, the national trade association of the United States managed futures industry. Mr. Frawley is also a Director of that organization, and a Director of the Futures Industry Institute.

          James M. Bernard was born in 1950. Mr. Bernard is Chief Financial Officer, Senior Vice President and Treasurer of MLIP. He joined MLF in 1983. Before that he was the Commodity Controller for Nabisco Brands Inc. from November 1976 to 1982 and a Supervisor at Ernst & Whinney from 1972 to November 1976. Mr. Bernard is a member of the American Institute of Certified Public Accountants and holds a Bachelor of Science degree from St. John's University and a Master of Business Administration degree from Fordham University.

          Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President and the Director of Sales, Marketing and Research of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of International Institutional Equities, Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.

          Allen N. Jones was born in 1942. Mr. Jones is Chairman and a Director of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. In February 1994, Mr. Jones became the Director of Individual Financial Services of the Merrill Lynch Private Client Group. From January 1992 to June 1992, he held the position of First Vice President of MLPF&S. From January 1990 to June 1992, he held the position of District Director of MLPF&S. Before January 1990, he held the position of Senior Regional Vice President of MLPF&S.


          As of October 1, 1996, the principals of MLIP had a $88,989 total investment in the Fund, and MLIP's interest in the Fund was valued at $1,150,979. Under currently effective tax regulations, MLIP is required to maintain at least a 1% interest in the Fund at all times in order to ensure that the Fund will be treated as a partnership for federal income tax purposes.

MLF

          MLF, the exclusive clearing "futures commission merchant" for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

          The Customer Agreement between MLF and the Fund provides that MLF shall not be liable for actions taken pursuant to the Customer Agreement except for actions constituting negligence or misconduct, and that MLF shall not be responsible for actions taken by it under the Customer Agreement in compliance with instructions given by any Trading Advisor or the Fund.

                         FIDUCIARY OBLIGATIONS OF MLIP

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST


          As general partner of the Fund, MLIP is a "fiduciary" to the Limited Partners under both statutory and common law and has a responsibility to exercise good faith, fairness and loyalty in all dealings affecting the Fund. The scope of MLIP's fiduciary obligations is defined and established, in large part, by the consent of each subscribing Limited Partner to the business terms of the Fund as embodied in the Limited Partnership Agreement and as described in this Prospectus. Certain of the conflicts of interest involved in the operation of the Fund-- for example, the Fund's trading currency forward contracts with an affiliate of MLIP -- might be impermissible under the fiduciary principles applied in certain other investment contexts -- for example, "investment advisers" are prohibited from trading securities with their clients on a principal-to-principal basis. In the case of the Fund, such activities are authorized by disclosure and the informed consent of subscribers. There are substantial and inherent conflicts of interest in the structure of the Fund. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose these conflicts of interests to all prospective Limited Partners so that MLIP may have the opportunity to obtain their informed consent to these conflicts prior to, and as a condition of, their becoming Limited Partners. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Fund. See "Conflicts of Interest" at page 48.

          Having once established the business terms of the Fund, MLIP is effectively precluded from changing these terms in a manner that disproportionately benefits MLIP, since any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of the existing Limited Partners to any such self-dealing, particularly as fiduciaries (such as MLIP) are, presumed not to be in a position to bargain at arm's-length with their beneficiaries (such as the Limited Partners) (given adequate disclosure, on the other hand, new investors to the Fund should be deemed to have given their consent to its business terms by the act of subscribing).


          The Trading Advisors selected by MLIP are required to clear (although not to execute) the Fund's futures trades through MLF, as well as to execute and maintain the Fund's forward currency trades through the Foreign Exchange Desk (the "F/X Desk"), established by MLIP. See "Charges" at page 35. MLIP has no control or input into the trades ordered for the Fund by the Trading Advisors, and the brokerage commissions paid by the Fund are assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Fund they have consented to its basic structure, in which affiliates of MLIP, and MLIP itself, receive substantial revenues from the Fund and do not negotiate on behalf of the Fund to achieve lower rates from the Merrill Lynch entities which provide services to it.

          The Fund, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). These NASAA Guidelines explicitly prohibit a general partner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law."

          The Limited Partnership Agreement provides that MLIP and its affiliates shall have no liability to the Fund or to any Limited Partner for any loss suffered by the Fund that arises out of any action or inaction of MLIP or its affiliates if MLIP or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by MLIP or its affiliates. The Fund has agreed to indemnify MLIP and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify MLIP and its affiliates, and prohibit the Fund from purchasing insurance to cover indemnification of MLIP which the Fund itself could not undertake directly.


          The Limited Partnership Agreement provides that MLIP and its affiliates (as well as any persons acting as selling agent for the Units) shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.


          Furthermore, in the Limited Partnership Agreement it is provided that in the event of any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission with respect to the issue of indemnification for securities law violations. In the view of the Securities and Exchange Commission, any such indemnification is contrary to the federal securities laws and therefore unenforceable.

REMEDIES AVAILABLE TO LIMITED PARTNERS

          Under Delaware law, a limited partner may, in certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of fiduciary duties, or on behalf of a partnership (a partnership "derivative action") to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, limited partners who have suffered losses in connection with the purchase or sale of their interests in a limited partnership may be able to recover such losses from a general partner where the losses result from his violating of the anti-fraud provisions of the federal securities laws.

          In certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against MLIP (a registered commodity pool operator), MLF (a registered futures commission merchant) and the Trading Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. There is a private right of action under the Commodity Exchange Act. Investors in commodities and commodity pools (such as the Fund) may, therefore, invoke its protections.

          In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interests of the corporation. MLIP believes that similar principles apply to MLIP in its management of the Fund.

          Limited Partners should, in the event that the occasion arises, consult their own counsel regarding their possible rights of action in respect of the Fund.


                                USE OF PROCEEDS


MARKET SECTORS


          The Fund trades in diversified markets under the direction of multiple independent Advisors. These Advisors can, and do, materially and frequently alter the allocation of their overall trading commitments among different market sectors (furthermore, the scope of the market sectors themselves vary and overlap over time as new contracts and instruments become available). Except in the case of certain trading programs which are purposefully limited in the markets which they trade, there is essentially no restriction on the commodity interests traded by any Advisor or the rapidity with which an Advisor may alter its market sector allocations.


          The market sectors traded by the current "core" Advisors can be summarized as follows.


          ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C. The Gamma Program which is traded for the Fund implements a strictly technical trend-following system which uses a portfolio of eighteen U.S. exchange-traded commodities, including currencies, financial instruments, metals, energy and agriculturals. ARA maintains a position in each commodity in its diversified portfolio at all times, although such positions will vary in magnitude.


          CHESAPEAKE CAPITAL CORPORATION. In the Diversified Program which is traded for the Fund, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake's risk management techniques include diversification. Also, the Diversified Program adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex and each account.


          JOHN W. HENRY & COMPANY, INC. The Financial and Metals Portfolio which is traded for the Fund utilizes intermediate- and long-term quantitative trend analysis models which participate in four major market sectors -- global interest rates, foreign exchange, global stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets. The Financial and Metals Portfolio may take long, short or neutral positions in up to 39 markets within the four market sectors traded. Because assets are concentrated in interest rates, currencies, stock indices and metals only, volatility can be higher than in a more diversified portfolio.


          The Fund's Annual Report, which includes the audited financial statements of the Fund for the preceding fiscal year, contains additional information relating to the market sectors traded by the Fund. There can, however, be no assurance as to in which market sectors the Fund's trading may be concentrated at any one time or over time.


MARKET TYPES


          The Fund trades in a variety of United States and foreign regulated markets. Although all such trading takes place on established exchanges, the rules governing such trading differ significantly between different countries. Substantially all of the Fund's unregulated trading takes places in the highly liquid, institutionally based currency forward markets. The Fund's forward currency trading is executed exclusively through the F/X Desk, with MLF as the "back-to-back" intermediary counterparty to the ultimate counterparties with which the Advisors trade on behalf of the Fund. Consequently, the Fund's financial exposure to defaults in its forward trading is effectively no different than in its regulated futures trading through MLF.


          As in the case of its market sector allocations, the Fund's commitments to different types of markets -- U.S. and non-U.S., regulated and unregulated -- differs substantially from time to time as well as over time. The Fund has no policy restricting its relative commitment to any of these different types of markets. The following table presents the approximate distribution of the Fund's positions, again based on the face value of the positions held, in the various markets in which the Fund participated as of the end of its most recent fiscal year.


                                             APPROXIMATE
                                        MARKET TYPE ALLOCATIONS
                                        -----------------------
                                          DECEMBER 31, 1995
                                          -----------------

               U.S. Exchanges                     36%

               Non-U.S. Exchanges                 56%

               Forward Currency Markets            8%
                                                -----

                                                 100%



          The Fund's Annual Report, which includes the audited financial statements of the Fund for the preceding fiscal year, contains additional information relating to the types of markets traded by the Fund. There can, however, be no assurance as to in which type of markets the Fund's trading may be concentrated at any one time or over time.


SUBSCRIPTION PROCEEDS; CUSTODY OF FUNDS; INTEREST INCOME


          MLIP pays from its own funds all selling commissions incurred on the sale of the Units. Consequently, 100% of the proceeds of such sales are available to the Fund for use in its speculative trading.

          Because of the low margin requirements generally applicable to futures and forward trading, as well as the fact that the positions held by the different Advisors (each of which trades entirely independently of the others) on behalf of the Fund are frequently at least partially offsetting and therefore "netted" for margining purposes, the overall margin requirements imposed on the Fund's trading generally represent no more than approximately 30% of its total capital. However, the Fund does not hold any specific percentage of its assets "in reserve," isolated from the risk of trading losses. All the assets of the Fund are held in its trading accounts with MLF.


          Substantially all of the Fund's assets are maintained in its trading accounts in cash. While pursuant to applicable CFTC regulations MLF holds such cash in one of three generic types of accounts -- "customer segregated," "foreign futures and foreign options" and "unregulated" -- the assets held in such accounts earn interest on the same basis. (The only relevant difference among these different types of accounts relates to the degree to which their assets would be segregated from the claims of MLF's non-customer creditors in the event of an MLF bankruptcy.) MLF credits the Fund with interest on the Fund's "assets" held by MLF (i.e., on the cash so deposited adjusted to include open-trade equity and funds in collection or settlement) at the prevailing 91-day Treasury bill rates less 0.50% per annum. Historically, the total interest earned on the Fund's "assets" has equalled approximately the 91-day Treasury bill rate on its average daily cash balances at MLF.


          A limited number of MLIP accounts apply certain yield enhancement strategies to their assets on deposit with MLF (or certain of its affiliates) in an attempt to increase their non-trading income. The Fund has not done so to date, and MLIP does not anticipate doing so in the foreseeable future.


                                     ML GLOBAL HORIZONS L.P.
                                       CUSTODY OF ASSETS

PURPOSE                            CASH HELD AS A % OF CAPITAL   HELD IN CUSTODY AT MLF IN:
Margin on U.S. Exchanges                     15%-25%             "Customer segregated funds accounts"

Margin on Foreign Exchanges                  10%-20%             "Foreign futures and foreign options
                                                                 secured amount accounts"

Reserves                                     50%-70%             "Unregulated accounts"


                            _______________________


          Substantially all of the Fund's assets are held by MLF in cash and maintained in "offset accounts" ("customer segregated funds" as well as funds held in "foreign futures and foreign options" and "unregulated" accounts may be held in "offset").


          "Offset accounts," which are widely used in the managed futures industry, involve the banks with which MLF maintains its customer funds making available to ML&Co. and certain of its affiliates credits against their outstanding borrowings in the amount of the daily cash balances in such accounts. The Merrill Lynch organization, in the ordinary course of its brokerage operations, maintains substantial overnight borrowings from the banks at which the MLF customer "offset accounts" are maintained. By depositing "customer segregated funds" with the offset banks, Merrill Lynch effectively eliminates such banks' cost of funding such overnight borrowings, correspondingly reducing Merrill Lynch's borrowing costs. The net benefit to Merrill Lynch from the "offset account" arrangements -- i.e., the difference between the savings recognized by Merrill Lynch entities on their overnight borrowings and the 0.50% below the 91-day Treasury bill rate which MLF pays to the Fund -- has not to date exceeded approximately 0.25% to 0.50% per annum of the average daily cash balances held in "offset."


          It is a fundamental feature of the "offset account" arrangements that the "offset" banks acknowledge that the "customer segregated funds" deposited with them are not the property of any Merrill Lynch entity and are not subject to any liability of Merrill Lynch. In this respect, "offset accounts" differ substantially from "compensating balances," in which the assets so held are subject to the depository bank's other claims against the depositor. The maximum risk to which the Fund is exposed on its cash balances held in "offset" is the risk of MLF defaulting on the interest which it owes daily to the Fund.


          MLF invests a small portion of the Fund's assets in Treasury bills of up to one-year duration. In crediting the Fund with interest on such assets at 0.50% per annum below the 91-day Treasury bill rate, MLF earns a spread comparable to the net benefit which it receives from maintaining such assets in "offset."


          The assets of the Fund not held to margin U.S. and foreign futures trading are held in "unregulated" accounts at MLF (no regulatory capital requirements are imposed on MLF in respect of Fund assets held in "unregulated" accounts).


          Assets held in MLF's "foreign futures and options secured amount account" or in "unregulated" MLF accounts would not have the benefit of the same protections that are afforded "customer segregated funds" in the event of the bankruptcy of MLF.

FORWARD TRANSACTIONS

          Spot and forward contracts are the only non-CFTC regulated instruments (other than foreign currencies and foreign futures and options contracts) traded by the Fund. The forward markets are unregulated and involve certain risks additional to the risks of trading CFTC-regulated or foreign exchange traded futures contracts.

          To date, approximately 20% to 30% of the Fund's trades by volume have been in forward currency contracts, but from time to time the percentage of the Fund's trading represented by forward currency trades may fall substantially outside this range. MLIP, through the F/X Desk, has arranged for the Fund to trade through MLF as its "back-to-back" counterparty with MLIB and the other entities with which the Fund trades. Because the Fund need not deposit any margin with MLF in respect of the Fund's currency forward trades, the Fund's additional risk in trading in such unregulated markets should be limited to a possible loss of unrealized profits on open forward positions which a counterparty accessed through MLF would not, in the event of its bankruptcy, be able to pay to MLF for the account of the Fund.

          Having the Fund (and the other MLIP clients using the F/X Desk) trade through the F/X Desk on the basis of MLIP's credit lines (and without any requirement to deposit margin in respect of such trading with MLF) permits the F/X Desk to access a wide range of counterparties without need of such counterparties evaluating the individual credit of the Fund or requiring margin from it.

                                    CHARGES


          The following table summarizes the charges incurred by the Fund during 1994, 1995 and 1996 (9 months).


                                1/1/96 - 9/30/96                  1/1/95 - 12/31/95                1/4/94 - 12/31/94
                                ----------------                  -----------------                -----------------

                                          COST AS A %
                                               OF
                                            AVERAGE                         COST AS A % OF                     COST AS A % OF
                                           MONTH-END                           AVERAGE                            AVERAGE
                            DOLLAR         NET ASSETS          DOLLAR         MONTH-END          DOLLAR          MONTH-END
        COST                AMOUNT        (ANNUALIZED)         AMOUNT         NET ASSETS         AMOUNT          NET ASSETS
        ----                ------        ------------         ------         ----------         ------          ----------
Brokerage Commissions     $4,990,367         7.51%           $5,723,755          7.72%         $3,859,267           7.27%
Incentive Override             5,117          0.01              965,454          1.30              41,867           0.08
Profit Shares                373,820          0.56            1,492,857          2.01           1,103,649           2.08
                          ----------         -----           ----------         -----          ----------           ----
       Total              $5,369,304         8.08%           $8,182,066         11.03%         $5,004,783           9.43%
                          ==========         =====           ==========         =====          ==========           ====



          The Fund's average month-end Net Assets during 1994, 1995 and 1996 (9 months) equalled $53,119,205, $74,120,244 and $88,631,646, respectively.

          The foregoing table does not reflect the "bid-ask" spreads paid by the Fund on its forward trading.


          During 1994, 1995 and 1996 (9 months), the Fund earned $1,972,722, $3,786,925 and $2,996,535, respectively, in interest income, or approximately 3.71%, 5.11% and 3.38%, respectively, of the Fund's average month-end Net Assets.


          See also the "Breakeven Table" included in the "Summary" at page
7.

                        ______________________________

                           CHARGES PAID BY THE FUND

RECIPIENT              NATURE OF PAYMENT          AMOUNT OF PAYMENT
---------              -----------------          -----------------

Merrill Lynch          Brokerage commissions      A flat-rate monthly commission
 Futures                                          of 0.604 of 1% of the month-
                                                  end assets committed to
                                                  trading (a 7.25% annual
                                                  rate).

MLIP                   Administrative Fee         As of October 1, 1996 the
                                                  brokerage commissions payable
                                                  by the Fund were reduced to
                                                  7.25% annually, and the Fund
                                                  now pays MLIP a monthly
                                                  Administrative Fee equal to
                                                  0.020833 of 1% of the month-
                                                  end assets (0.25% annually).
                                                  MLIP pays all of the Fund's
                                                  routine administrative
                                                  costs.

MLIB                   "Bid-ask" spreads          Under MLIP's F/X Desk
                                                  arrangements, MLIB receives
                                                  "bid-ask" spreads on all
                                                  forward trades executed on
                                                  behalf of the Fund with MLIB.

Other                  "Bid-ask" spreads          The counterparties other than
 Counterparties                                   MLIB with which the F/X Desk
                                                  deals each receive "bid-ask"
                                                  spreads on the forward trades
                                                  executed with the Fund.

MLIP                   Service fees               Under the F/X Desk
                                                  arrangements, MLIP or another
                                                  Merrill Lynch entity receives
                                                  a service fee equal, at
                                                  current exchange rates, to
                                                  approximately $5.00 to $12.50
                                                  on each purchase or sale of
                                                  each futures contract-
                                                  equivalent forward contract
                                                  exe-cuted with counterparties
                                                  other than MLIB.

MLIB                   EFP "differentials"        MLIB or an affiliate receives
                                                  a "differential" spread for
                                                  exchanging the Fund's cash
                                                  currency positions for
                                                  equivalent futures positions.

MLIP                   Incentive Overrides        Paid by the Fund as a whole on
                                                  an annual basis and by
                                                  reduction of the Net Asset
                                                  Value of Units when redeemed.
                                                  The Incentive Override equals
                                                  10% of any Net New Gain (as
                                                  defined). Units may generate
                                                  Net New Gain and be subject to
                                                  paying an Incentive Override
                                                  even though the Net Asset
                                                  Value per Unit has declined
                                                  from the purchase price of
                                                  such Units.


Trading Advisors       Quarterly Profit Shares    Currently, 15% or 20%
                                                  (depending on the Trading
                                                  Advisor) of any New Trading
                                                  Profit as of the end of each
                                                  calendar quarter and upon
                                                  redemption of Units. New
                                                  Trading Profit is calculated
                                                  separately in respect of each
                                                  Advisor's individual per-
                                                  formance for the Fund, not the
                                                  overall performance of the
                                                  Fund.

MLF;                   Extraordinary charges      Actual costs; none incurred to
 Others                                           date, and expected to be
                                                  negligible.

                             _____________________

BROKERAGE COMMISSIONS


          Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the initial purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Fund pays commissions at a monthly flat rate of 0.604 of 1% (a 7.25% annual rate) of the Fund's month-end assets. These commissions include the Advisors' Consulting fees and all execution and clearing costs. Assets are not reduced for purposes of calculating brokerage commissions by any accrued but unpaid Profit Shares, Incentive Overrides, Administrative Fees or the brokerage commissions being calculated. The Fund could obtain lower rates for similar brokerage services at other firms.


          During 1994, 1995 and 1996 (9 months), the Fund paid brokerage commissions of $3,859,267, $5,723,755 and $4,990,367 respectively; these flat-rate brokerage commissions were the approximate equivalent of per-trade commissions of $13, $88 and $71, respectively, per "round-turn" futures trade. These "round-turn" equivalent rates were somewhat higher than those of most MLIP funds. The per-trade equivalent of the Fund's flat-rate commissions varies over time with market conditions and different Advisor combinations.

          The annual reports distributed by MLIP to Limited Partners include the approximate round-turn equivalent commission rate paid by the Fund during the previous year.


          State securities administrators require MLIP to state that brokerage commissions paid by the Fund shall not be increased while redemption charges are in effect. Moreover, MLIP has undertaken to various state securities commissions that in no event will MLIP increase the 7.50% annual "wrap fee" (which as of October 1, 1996 includes the 7.25% annual brokerage commissions and 0.25% annual Administrative Fee) without the unanimous consent of all Limited Partners. In fact, MLIP has never raised the futures brokerage commissions paid by any of its funds and has on a number of occasions reduced such charges. In addition, MLIP has been required by various state regulators to make the following disclosure:


          The Fund's "brokerage commissions" and Administrative Fees constitute a "wrap fee." This "wrap fee" is ML&Co.'s only source of revenues from the Fund (other than "offset account" and interest credit benefits as described under "Use of Proceeds" and the contingent Incentive Override), from which revenues ML&Co. must pay a variety of different costs and expenses. The level of the "wrap fee" is set with these costs and expenses in mind. Different ML&Co. entities pay the following costs and expenses with respect to the operation of the Fund: (a) administrative expenses; (b) selling commissions; (c) ongoing compensation to Financial Consultants; (d) all costs of executing the Fund's futures trades; (e) the Advisors' consulting fees; and (f) ML&Co. employee discounts. All of these costs and expenses, not only execution costs, are reflected in the 7.50% annual "wrap fee" (including both the brokerage commissions and the Administrative Fees) charged to the Fund.

          PROSPECTIVE INVESTORS MUST BE AWARE THAT THE "BROKERAGE COMMISSIONS" AND "ADMINISTRATIVE FEES" CHARGED TO THE FUND IN FACT INCLUDE A SIGNIFICANT NUMBER OF COSTS OTHER THAN THOSE OF ACTUALLY EXECUTING THE FUND'S TRADES OR PROVIDING ADMINISTRATIVE SERVICES TO IT. SUCH FLAT-RATE "BROKERAGE COMMISSIONS" AND "ADMINISTRATIVE FEES" MAY NOT BE INCREASED, IN THE AGGREGATE, ABOVE THE CURRENT ANNUAL LEVEL OF 7.50% OF THE AVERAGE MONTH-END NET ASSETS COMMITTED TO TRADING WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

          MLF pays, from the brokerage commissions received by it, all costs of executing the Fund's futures trades, including the NFA transaction fees assessed on the Fund's futures trading on United States exchanges. Such fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option contract.

ADMINISTRATIVE FEES


          As of October 1, 1996, MLIP began charging flat-rate monthly Administrative Fees of 0.021 of 1% of the Fund's month-end assets (a 0.25 of 1% annual rate). Month-end assets for such purposes will not be reduced by accrued but unpaid Profit Shares, Incentive Overrides, brokerage commissions or the Administrative Fees being calculated. As of October 1, 1996, the Fund's flat-rate brokerage commissions were reduced in an amount corresponding to the Administrative Fees, so that there is no increased expense to the Fund. MLIP has been advised by its counsel that it would be difficult if not impossible for MLIP to raise the fees which the ML&Co. organization receives from the Fund due to MLIP's fiduciary relationship to the Fund as its general partner. The reclassification of a 7.5% annual brokerage commission as a 7.25% annual brokerage fee and a 0.25% Administrative Fee did not increase the costs paid by the Fund.

"BID-ASK" SPREADS


          Many of the Fund's currency trades are executed in the forward markets, in which partic ipants include in their pricing a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such "spreads" does not reduce the flat-rate brokerage commissions paid by the Fund.

SERVICE FEES; "EFP" DIFFERENTIALS

          The Fund trades forward contracts through the F/X Desk. The F/X Desk gives the Fund access to counterparties in addition to (but also including) MLIB. MLIP (or another Merrill Lynch entity) charges a service fee equal to, at current exchange rates, approximately $5.00 to $12.50 on each purchase or sale of a futures contract-equivalent face amount of a given currency traded in the forward markets. No service fees are charged on trades awarded to MLIB (which receives "bid-ask" spreads on such trades).

          In its EFP trading with Merrill Lynch, the Fund acquires spot or forward (collectively, "cash") currency positions through MLIP's F/X Desk in the same manner and on the same terms as in the case of the Fund's other F/X Desk trading. EFPs are used relatively infrequently by the Advisors, but are a trading technique which effectively permits an Advisor to establish a futures position out of normal exchange hours as well as to obtain a single price for an entire large order, whereas when large orders are executed on the futures exchange floor, they tend to be broken up into a number of different futures trades, each of which may be bought or sold at a different price. The current Advisor group makes very little use of the EFP technique. When the Fund exchanges these positions for futures, there is a "differential" between the prices of the two positions. This "differential" reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.

          These F/X Desk service fees and EFP differentials, combined, have not to date exceeded 0.25 of 1% of the Fund's average month-end assets on an annual basis.

INCENTIVE OVERRIDES

Certain Definitions

          In the following description of the calculation of Net New Gain and the Incentive Override, it is important to distinguish: (a) the Net Asset Value per Unit prior to adjustment to reflect the Incentive Override accrual or reversal being calculated; and (b) the Net Asset Value per Unit following such adjustment. The former is referred to as the Unadjusted NAV. The Net Asset Value per Unit as of the end of the month for which the Incentive Override is being calculated, after adjustment for such Incentive Override, is referred to as the Adjusted NAV. The Adjusted NAV represents the purchase as well as the redemption value (prior to applicable redemption charges) of the Units. Incentive Overrides are, other than as described below in the case of Units purchased during the current calendar year, calculated by comparing the current Unadjusted NAV to the highest Adjusted NAV as of any previous calendar year-end. Such highest previous Adjusted NAV to which the current Unadjusted NAV is compared is referred to below as the High Water Mark NAV.

Calculation of Net New Gain

          For purposes of the computation of Net New Gain and Incentive Overrides (including calculating the High Water Mark NAV), interest income is excluded, and Net New Gain is calculated after all fees (other than the Incentive Override itself).

          MLIP receives, as of December 31 of each year, an Incentive Override equal to 10% of the aggregate Net New Gain (as defined) generated during the year.

          Except as described in the following paragraph, cumulative Net New Gain is calculated for each month in a calendar year by determining the change (positive or negative) between (i) the Adjusted NAVs at which Units were purchased or the High Water Mark NAV -- which High Water Mark NAV may be substantially below the Net Asset Value per Unit at which an investor subscribed -- and (ii) the Unadjusted NAV as of the end of such month.

          For the calendar year in which a Unit is purchased: (A) Net New Gain is generated by such Unit only to the extent that the year-end Unadjusted NAV exceeds the Adjusted NAV at which such Unit was purchased; (B) negative Net New Gain is generated by such Unit to the extent that the Unadjusted NAV falls below such purchase price; provided that no negative Net New Gain is recorded to the extent that the Unadjusted NAV falls below the High Water Mark NAV; and (C) Net New Gain is only recorded to the extent that Unadjusted NAV exceeds the High Water Mark NAV, irrespective of the Adjusted NAV at which a Unit was purchased. Similar procedures are applied in determining Units' contribution to Net New Gain for each month that such Units are outstanding in the calendar year of purchase. Because Units are purchased at beginning of the month Net Asset Values, the contributions to Net New Gain generated by each "tranche" of Units purchased as of the beginning of different months during a particular year is likely to be different.

          In years subsequent to the year in which a Unit is purchased, the Adjusted NAV at which such Unit was purchased becomes irrelevant to the calculation of the Net New Gain (if any) generated by such Unit, because such Net New Gain is calculated in respect of all Units purchased in prior years based on increases in the Unadjusted NAV over the applicable High Water Mark NAV, irrespective of the purchase price of such Unit.

Redemptions; No "Earn Back" of Incentive Overrides

          When a Unit is redeemed, the redemption value of such Unit is its Adjusted NAV, which reflects any accrued Incentive Override. Incentive Overrides will be accrued against all Units equally, although Units sold at different times will generate different amounts (positive or negative) of Net New Gain. The amount by which the Adjusted NAV is reduced to reflect any such Incentive Override accrual is, upon redemption of a Unit, paid to MLIP. Such accruals once paid to MLIP are not subject to refund, irrespective of subsequent losses.

          Redemption charges do not reduce Net New Gain.

          Because the High Water Mark NAV is reduced by the Incentive Override due at the year-end when such High Water Mark NAV was realized, MLIP does not have to "earn back" Incentive Overrides previously paid in order for the Fund to generate additional Net New Gain on which an incremental Incentive Override will accrue.

Allocation of Incentive Overrides among Investors

          Units may, during years subsequent to the year of purchase, generate Net New Gain from profits which serve only to earn back declines in the Adjusted NAVs at which such Units were purchased. On the other hand, if Units are purchased at Adjusted NAVs below the High Water Mark NAV, such Units will also generate Net New Gain only to the extent that such High Water Mark NAV is exceeded. Consequently, certain Units may realize substantial profits none of which generate Net New Gain, while others may generate substantial Net New Gain after the year of purchase even though their Adjusted NAV has declined significantly from their purchase price.

          Net New Gain is calculated on an aggregate basis, not in respect of the investment experience of any particular Unit. For example, assume Units are sold during the first calendar year of operations at Adjusted NAVs of $100, $110 and $105. If a Unit is subsequently redeemed when the Unadjusted NAV per Unit is $107, the same accrued Incentive Override will be reflected as a reduction of its redemption price, irrespective of what the purchase price of the Unit being redeemed had been. The purchase price of a Unit is, in the year of purchase, the Adjusted NAV from which the Net New Gain (positive or negative) generated by such Unit is measured. In the foregoing example, the Unit purchased at $110 would have generated negative Net New Gain of ($3) as of the redemption date, while the Units purchased at $100 and $105 would have generated positive Net New Gain of $7 and $2, respectively. The aggregate Net New Gain generated by all Units would be combined, multiplied by 10% and would reduce the Net Asset Value of the Fund as an Incentive Override accrual, in which all Units share equally.

          The Fund's method of Incentive Override calculation attempts to strike a compromise between avoiding misallocations of Incentive Overrides among investors and maintaining a uniform Net Asset Value per Unit. During the calendar year in which Units are purchased, certain misallocations of the Incentive Override are prevented by MLIP agreeing (i) to give investors which purchase Units below the High Water Mark NAV for such year a "free ride," i.e., no Net New Gain is generated on increases in the Unadjusted NAV of their Units until such Unadjusted NAV exceeds the High Water Mark NAV and (ii) that Units will contribute negative Net New Gain to the extent that their Unadjusted NAV declines below their purchase price (negative Net New Gain stops being generated if such Unadjusted NAV declines below the High Water Mark NAV, as positive

Net New Gain is only generated to the extent that the Unadjusted NAV exceeds the High Water Mark NAV). In years subsequent to the calendar year of purchase, the Incentive Override is calculated in respect of all Units sold in prior years based solely on the current High Water Mark NAV, irrespective of the various purchase prices of these Units as of the beginning of numerous different months during prior years.

          There is no direct connection between the appreciation in the Net Asset Value of a particular Unit and the Incentive Override applicable to that Unit (equally, together with all other outstanding Units). For example, if one Unit were sold as of January 1, 1997 (assumed for simplicity's sake to be the commencement of trading) for $100, ten Units as of July 1, 1997 at an Adjusted NAV of $110 and as of November 30, 1997 the initial Unit was redeemed at an Adjusted NAV of $105, despite the profit made on the redeemed Unit, there would be no accrued Incentive Override reflected in such Adjusted NAV because the $10 in Net New Gain generated through June 30, 1997 would have been offset by the July 1, 1997 -- November 30, 1997 losses incurred by a greater number of Units.


          As of December 31, 1994 and 1995 and September 30, 1996, MLIP received or had accrued to its benefit Incentive Overrides of $41,867, $965,454 and $5,117, respectively, or approximately 0.08%, 1.30% and 0.01% of the Fund's average month-end Net Assets during these periods, respectively.


          The fact that MLIP receives an Incentive Override may lead it to select Advisors which trade in a more "risky" or speculative manner than would otherwise be the case. See "Conflicts of Interest" at page 48.

          Net New Gain includes unrealized appreciation as well as realized gain.

          The method by which the Incentive Override is calculated results in certain misallocations of the Incentive Override as well as of reversals of accrued Incentive Overrides, and, consequently, possible equity dilution among Limited Partners purchasing Units at different times.

      See Appendix I -- Incentive Override and Profit Share Calculations
                             in an Open-End Fund.

PROFIT SHARES

Calculation of New Trading Profit

          Each current Advisor receives a Profit Share of either 15% or 20% of any cumulative New Trading Profit generated by such Advisor, as of the end of each calendar quarter. The percentage Profit Shares which are paid to the current Advisors are as follows: ARA Portfolio Management Company, L.L.C. -- 20%; Chesapeake Capital Corporation -- 20%; John W. Henry & Company, Inc. -- 15%; Di Tomasso Group, Inc. -- 20%; and West Course Capital, Inc. -- 20%.

          The Net Asset Value per Unit for purposes of calculating New Trading Profit does not include interest income, and is not reduced by accrued Incentive Overrides or redemption charges.

          For example, assume that Chesapeake were the sole Advisor for the Fund and that Units are sold as of January 1, 1997 (assumed for simplicity to be the beginning of trading) at $100 per Unit, again at February 1, 1997 at $105 (after reduction for accrued Profit Shares) and that as of March 31, 1997 the Net Asset Value per Unit (prior to calculating the Profit Shares and without including interest income) equals $102. New Trading Profit would be generated in respect of the Units sold at $100 in the amount of $2.00 per Unit, whereas negative New Trading Profit of $3.00 per Unit would be generated in respect of Units sold at $105. Depending upon the number of Units sold as of January 1, 1997 and February 1, 1997, respectively, a Profit Share might or might not be due to Chesapeake as of March 31, 1997. Subsequent to March 31, 1997, New Trading Profit would be generated in respect of both the January 1, 1997 and the February 1, 1997 "tranches" of Units to the extent that the Chesapeake attributable Net Asset Value per Unit (without including interest income) exceeded (i) $102 less (ii) the per-Unit Profit Share, if any, paid to Chesapeake on March 31, 1997. If Units were subsequently purchased at an attributable Net Asset Value less than the attributable Net Asset Value per Unit (after payment of the per-Unit Profit Share, if any) as of March 31, 1997, it would not be until the attributable Net Asset Value per Unit (prior to accrual of the Profit Share) exceeded the March 31, 1997 "high water mark" attributable Net Asset Value that any New Trading Profit would be generated by such Units. The above example of a Profit Share calculation relates only to one Advisor. As the Fund pays Profit Shares to each Advisor based on each

Advisor based on each such Advisor's individual performance rather than the overall performance of the Fund, it is likely that there will be periods when the aggregate Net Asset Value per Unit declines but Profit Shares are paid to one or more Advisors. Historically, both the Fund and MLIP's other multi-advisor funds have paid substantial Profit Shares even during losing periods.

          New Trading Profit is calculated, in respect of each Advisor's
Fund account, on the same basis as Net New Gain, except that New Trading Profit is generated each month to the extent that the current Net Asset Value per Unit (excluding interest income and prior to reduction for any accrued Profit Share or Incentive Override) attributable to such an account exceeds the highest such attributable Net Asset Value per Unit (excluding interest income and after reduction for the Profit Share and Incentive Override) as of any previous calendar quarter-end (the attributable Net Asset Value per Unit as of the date an Advisor begins managing an account for the Fund, or, in the calendar quarter of sale, as of the date that particular Units are sold, if higher).

          In the case of certain Advisors, New Trading Profit might not be reduced by the full amount of the brokerage commissions paid by their Fund account.

          In the case of Units redeemed as of the end of any month that is not the end of a calendar quarter, the Net Asset Value at which such Units are redeemed will reflect a reduction for the per-Unit Profit Share accrued in respect of each Advisor's account (equally reducing the attributable Net Asset Value of all Units), as if the redemption date were at calendar quarter-end. The amounts so deducted will be paid to the appropriate Advisor(s) and will not be subject to being returned to the Fund or the redeeming Limited Partners, irrespective of subsequent losses during the quarter. The Adjusted NAV at which Units are redeemed reflects a reduction for both Profit Shares and the accrued Incentive Override liability of the Fund. Although the accrued Profit Shares will reduce the accrued Incentive Override (but not vice versa), both forms of incentive compensation will reduce the Net Asset Value of any redeemed Unit.

          In calculating the Profit Shares due in calendar quarters subsequent to the quarter of purchase, the highest attributable Net Asset Value per Unit to which the current attributable Net Asset Value per Unit is compared reflects a reduction for the Profit Shares payable as of the calendar quarter-end when such highest attributable Net Asset Value per Unit was attained. Accordingly (as is the case with MLIP and the Incentive Override), the Advisors do not have to "earn back" Profit Shares previously paid to them in order for the Fund account managed by them to generate additional New Trading Profits on which an incremental Profit Share will accrue.

          Termination of an Advisory Agreement is treated as if the date of termination were at calendar quarter-end for purposes of calculating the Profit Share due to an Advisor. If a new or replacement Advisor is retained, such Advisor calculates its Profit Shares without regard to any losses previously incurred by the Fund.

          In the event that MLIP reallocates assets away from an Advisor
(to fund redemptions or for other purposes), any shortfall between the attributable Net Asset Value per Unit as of the date of such reallocation and the "high water mark" attributable Net Asset Value per Unit shall be reduced in proportion to the percentage of the Fund's assets managed by such Advisor that are reallocated away. Conversely, any Profit Shares accrued as of the date of any such reallocation shall be proportionately paid to such Advisor.


           During 1994, 1995 and the first three quarters of 1996, the Net Asset Value per Unit increased approximately 4.08%, 19.48% and 3.72%, respectively, and total Profit Shares of $1,103,649, $1,492,857 and $373,820, or approximately 2.08%, 2.01% and 0.42% of the Fund's average month-end Net Assets in each period, were paid. (The 1996 figure, when annualized, equals the 0.56% Profit Share expense indicated in the table at the beginning of this "Charges" section.)

General

          Because the Profit Shares are calculated on a quarterly basis, it is possible, irrespective of the fact that the Profit Shares are paid separately to each Advisor based on its individual performance, that the Fund will pay substantial Profit Shares during a year even though the Net Asset Value per Unit declines substantially during such year.

          The method by which the Profit Shares are calculated results in certain misallocations of Profit Shares as well as of reversals of accrued Profit Shares, and, consequently, possible equity dilution among Limited Partners purchasing Units at different times. These misallocations are analogous to those which occur in the case of the Incentive Override.

EXTRAORDINARY EXPENSES

          The Fund is required to pay any extraordinary charges (such as taxes) incidental to its trading. No extraordinary charges have been paid by the Fund to date, and in MLIP's experience such charges have been negligible.

                             ______________________

          MLIP sends each Limited Partner a monthly statement that includes a description of performance during the prior month and year-to-date and sets forth, among other things, the brokerage commissions, Administrative Fees, Incentive Overrides and Profit Shares paid or accrued during such month and on a year-to-date basis.

                             ______________________

                         CHARGES PAID BY MERRILL LYNCH

          The following costs are paid by the Merrill Lynch entities indicated below. In each case, these entities receive substantial revenues, directly or indirectly, from the Fund.

SELLING COMMISSIONS; ONGOING COMPENSATION


          MLIP pays the selling commissions due on the Units, as well as the ongoing compensation on Units which remain outstanding for more than twelve months. See "Plan of Distribution -- Selling Agent Compensation" at page
57.


          Through September 30, 1996, MLIP had paid a total of $5,595,249 in selling commissions (in the form of "production credits," not cash out-of-pocket) on sales of the Units.


          The first monthly installments of ongoing compensation began to accrue as of January 1, 1995 on the Units sold as of January 4, 1994. Through September 30, 1996, MLIP paid a total of $1,323,788 in ongoing compensation (in the form of "production credits," not cash out-of-pocket).


CONSULTING FEES

          The Trading Advisors each enter into a Consulting Agreement with MLF. Pursuant to such Consulting Agreements, MLF pays monthly consulting fees to each of the Advisors. Chesapeake, ARA, Di Tomasso and West Course each receive 0.167% (2% annually), and JWH 0.333% (4% annually), of the month-end assets of the Fund allocated to each of them, respectively.

          MLIP anticipates that the consulting fees paid to Advisors in the future will generally fall within the range of 1% to 4% annual rate, but such fees could fall outside of such range in certain cases.


          During 1994, 1995 and 1996 (9 months), MLF paid consulting fees of $1,376,882, $2,156,311 and $2,477,438, respectively, or approximately
2.59%, 2.91% and 2.80% of the Fund's average month-end Net Assets during these periods.

                               _________________

                               REDEMPTION CHARGES


          Units redeemed on or prior to the end of the twelfth full month after issuance are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges are paid to MLIP and are intended to compensate MLIP for the financial burden to MLIP associated with paying selling commissions on short-term investments.

          During 1994, 1995 and 1996 (9 months), MLIP received a total of $53,976, $132,030 and $62,252, respectively, in redemption charges.

                               CERTAIN LITIGATION


JWH


          MLIP has received the following information from JWH:


          "In September 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County and in the State Supreme Court, New York County. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of the investors."



MLIP


          ML&Co. -- the sole stockholder of Merrill Lynch Group, Inc. (which is the sole stock holder of MLIP and MLF) and of MLPF&S, and the 100% indirect owner of all Merrill Lynch entities involved in the operation of the Fund -- as well as certain of its subsidiaries have been named as defendants in numerous civil actions and arbitration proceedings arising out of their respective business activities.

          The following actions have been filed against or on behalf of ML&Co. in connection with ML&Co.'s business activities with the Treasurer-Tax Collector of Orange County, California ("Orange County") or from the purchase of debt instruments issued by Orange County that were underwritten by MLPF&S. On December 6, 1994, bankruptcy petitions were filed on behalf of Orange County and the Orange County Investment Pools (the "Pools") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). The Pools' bankruptcy petition subsequently was dismissed. The currently pending actions involving ML&Co. and Orange County include, in the order summarized below: an action in the names of Orange County and the current Orange County Treasurer-Tax Collector; actions by investors and participants in the Pools; actions by investors in ML&Co. or affiliated entities; and actions by holders of bonds or other debt instruments issued by or on behalf of Orange County and other public entities which had funds controlled by the Orange County Treasurer-Tax Collector.

          On January 12, 1995, an action was commenced in the Bankruptcy Court by Orange County and the Pools against ML&Co. and certain of its subsidiaries (the "Orange County Action"). Orange County filed a first amended complaint on June 6, 1995, which was dismissed on October 17, 1995. Orange County filed a second amended complaint on October 25, 1995 adding John M.W. Moorlach, the current Orange County Treasurer-Tax Collector, as a plaintiff, and alleging, among other things, that ML&Co.'s liquidation of certain securities entitles the plaintiffs to relief under Sections 362, 502, 510, 549 and 922 of Title 11 of the United States Code (the "Bankruptcy Code"), that various securities transactions between Orange County and/or the Pools and ML&Co. and its subsidiaries violated California law and are null and void, that ML&Co. and its subsidiaries violated Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, Section 25401 of the California Corporations Code (the "California Code"), Section 17200 of the California Business and Professions Code, Sections 1709-10 of the California Civil Code, breached fiduciary duties, aided and abetted breaches of fiduciary duty and conspired to make unauthorized use of public funds. Damages in excess of $2 billion, injunctive and declaratory relief are sought.

          On March 1, 1995, the parties entered into an agreement pursuant to which the proceeds from the sale of securities purchased by ML&Co. from Orange County pursuant to certain master repurchase agreements are to be used to purchase short-term Treasury bills or Treasury notes that will be identifiable and held separate and subject to any rights that

ML&Co. may have in the master repurchase agreements. This agreement may be terminated by ML&Co. upon 30 days' written notice.


          On October 17, 1996, the United States District Court for the Central District of California withdrew the reference to the Bankruptcy Court of the Orange County Action. The case is now pending in the District Court.


          On December 13, 1994, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of individuals whose funds were deposited with the Orange County Treasurer-Tax Collector pursuant to proceedings in California Superior Court (the "DeLeon Action"). On December 27, 1994, plaintiffs filed a first amended class action complaint; on April 19, 1995, plaintiffs filed a second amended complaint which was dismissed on November 13, 1995; and on December 18, 1995 plaintiffs filed a third amended complaint. As amended, the DeLeon Action is brought on behalf of the same individuals on whose behalf the action was originally brought and on behalf of individuals who invested funds in the Pools representing deferred compensation and/or retirement funds. The defendants include ML&Co., a subsidiary of ML&Co. and an employee of ML&Co. Plaintiffs allege, among other things, that the defendants breached fiduciary duties, aided and abetted breaches of fiduciary duties, conspired to breach a fiduciary duty and committed professional negligence in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. On May 10, 1996, pursuant to agreement of the parties, the court entered an order staying this action pending final resolution of the Orange County Action described above.

          On January 10, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of persons whose funds were deposited in the Pools pursuant to proceedings in California Superior Court (the "Small Action"). ML&Co., a subsidiary of ML&Co., an employee of ML&Co. and Robert L. Citron, formerly the Treasurer-Tax Collector of Orange County, are named as defendants. Plaintiffs allege claims for breach of fiduciary duty and fraud in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief and damages in an unspecified amount are sought. The complaint in this action was never served.


          On September 15, 1995, an action was commenced in the Superior
Court of the State of California, San Francisco County, by twelve California public entities (the "Atascadero State Court Action"). On April 10, 1996, a first amended complaint was filed. Named as defendants are ML&Co., certain subsidiaries of ML&Co. and three past or present employees of ML& Co. (two of whom have been dismissed without prejudice by agreement of the parties). As amended, the complaint alleges, among other things, that the defendants committed fraud and deceit, negligence, negligent misrepresentation, conversion, breached fiduciary duties, aided and abetted breaches of fiduciary duty and violated California Penal Code Section 496 and the California Unfair Business Practices Act, Sections 25400, 25401, 25500 and 25501 of the California Code and the Racketeer Influenced and Corrupt Organizations Act ("RICO"), in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief, rescission, restitution and damages in excess of $50 million are sought. The case has been transferred to Contra Costa County, California.


          On November 27, 1995, an action was commenced in the United States District Court for the Central District of California by fourteen California public entities (the "Atascadero Federal Court Action"). On March 22, 1996, an amended complaint was filed. Named as defendants are ML&Co., certain subsidiaries of ML&Co. and three past or present employees of ML&Co. (two of whom have been dismissed without prejudice by agreement of the parties). John Moorlach is named as a nominal defendant. As amended, the complaint alleges, among other things, that defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, Sections 25400, 25401, 25500 and 25501 of the California Code, Section 496 of the California Penal Code, the California Unfair Business Practices Act, and RICO, committed fraud and deceit, negligence and negligent misrepresentation, conversion, breached fiduciary duties, and aided and abetted breaches of fiduciary duty, in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Rescission, restitution and damages in excess of $50 million are sought.





          Beginning on December 5, 1994, five derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County (the "Wilson Actions"). On February 21, 1995, the court consolidated the actions and an amended consolidated complaint was filed on June 5, 1995 naming as defendants 22 present or past directors, officers or employees of ML&Co. and/or certain of its subsidiaries. The amended complaint alleges, among other things, breach of fiduciary duty and oversight failures, waste of corporate assets and claims for indemnification in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. ML&Co. is named as a nominal defendant in these actions. Damages in an unspecified amount are sought on behalf of ML&Co. against the individuals named as defendants. The Court dismissed this action on August 7, 1996. A notice of appeal was filed on September 11, 1996.


          On December 16, 1994, a purported class action was commenced in the United States District Court for the Southern District of New York (the "Balan Action"). An amended complaint was filed on May 15, 1995. As amended, the Balan Action is brought on behalf of purchasers of ML&Co.'s common stock between March 31, 1994 and December 6, 1994, and names as defendants ML&Co. and two of its directors and officers. The plaintiff alleges, among other things, violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with ML&Co.'s disclosure with respect to its business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought.


          Beginning on December 8, 1994, ten purported class actions were commenced in the United States District Court for the Central District of California on behalf of individuals who purchased bonds or other debt instruments issued by or on behalf of Orange County during various periods of time (the "Smith Federal Court Action"). Plaintiffs filed an amended consolidated complaint on January 27, 1995, and a first amended consolidated complaint on February 27, 1995. As amended, the Smith Federal Court Action purports to be brought on behalf of all persons who purchased bonds or other debt instruments between July 1, 1992 and December 6, 1994 that were issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. The defendants in the first amended consolidated complaint are ML&Co., an employee of ML&Co., PaineWebber, Inc., CS First Boston Corp., Smith Barney, Inc., Lehman Brothers, Inc., Donaldson, Lufkin & Jenrette, Inc., Kidder, Peabody & Co., Inc., Stone & Youngberg, Rauscher Pierce Refsnes, Inc., Leifer Capital, Inc., Fieldman Rolapp & Associates, Inc., CGMS, Inc. and O'Brien Partners, Inc. Following a stipulation and order filed on July 17, 1995 dismissing certain state law claims without prejudice, the plaintiffs allege, among other things, that the defendants affiliated with ML&Co. violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder with respect to the sale of bonds and other debt instruments issued by Orange County and other public entities. Damages in an unspecified amount are sought. On April 1, 1996, the court granted a motion by plaintiffs to dismiss this action without prejudice.

          On September 28, 1995, a purported class action was commenced in the Superior Court for the State of California, Orange County, asserting the state law claims previously dismissed in the Smith Federal Court Action (the "Smith State Court Action"). The Smith State Court Action is brought on behalf of the same purported class as the Smith Federal Court Action. Named as defendants are ML&Co., an employee of ML&Co. and the same defendants not affiliated with ML&Co. as in the Smith Federal Court Action and, in addition, KPMG Peat Marwick. Violations of Sections 25400, 25401, 25500, 25501 and 25504.1 of the California Code and fraud and deceit are alleged in connection with disclosure made with respect to the sale of bonds and other debt instruments issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. Certain of the defendants in the Smith State Court Action other than ML&Co. and the employee of ML&Co. named as a defendant have entered into settlement agreements with the plaintiffs in these cases.


          On March 9, 1995, an action (the "Kemper Action") was commenced in the Circuit Court of Cook County, Illinois, Chancery Division, by five Fund, Kemper Money Market Fund and Kemper Portfolios). Named as defendants are a subsidiary of ML&Co. and an employee of ML&Co. The complaint alleges, among other things, that the defendants violated Sections 12A, 12F, 12G and 12I of the Illinois Securities Act and committed common law fraud with respect to disclosure made in connection with the issuance and sale of 1994-95 Taxable Notes that were issued by Orange County on July 8, 1994. Rescission and damages in an unspecified amount are sought. This action had been stayed until June 30, 1996. The court dismissed this action without prejudice on September 4, 1996 pursuant to agreement of the parties.

          ML&Co. has also received formal and informal inquiries from various governmental entities and agencies examining the events underlying the above described litigation and is cooperating with these inquiries.





          On December 16, 1994, a consolidated amended complaint was filed in In Re NASDAQ Market-Makers Antitrust Litigation, MDL No. 1023, in the United States District Court for the Southern District of New York. As subsequently amended, the complaint alleges that 33 market-makers, including MLPF&S, engaged in a conspiracy with respect to the "spread" between "bid" and "ask" prices for certain securities traded on NASDAQ by refusing to quote "bid" and "ask" prices in so-called "odd-eighths." The complaint purports to be brought on behalf of all persons who purchased or sold these securities between

May 1, 1989 and May 27, 1994. The complaint alleges violations of antitrust laws and seeks compensatory damages in an unspecified amount, treble damages, declaratory and injunctive relief, and attorneys' fees and costs. Judgment against each of the defendants is sought on a joint and several basis. MLPF&S has filed an answer denying the allegations in the complaint. Discovery is proceeding.

          In connection with their industry-wide investigations into the NASDAQ market, ML&Co., along with other named defendants, has received inquiries from the Antitrust Division of the Department of Justice and the SEC and is cooperating with these inquiries.


          On July 17, 1996 the Antitrust Division of the United States Department of Justice filed a civil antitrust complaint against firms that make markets in NASDAQ securities, including MLPF&S. The complaint alleged that the firms violated Section 1 of the Sherman Act through a "common understanding" to follow a "quoting convention" that the complaint asserts had inflated the "inside spread" (the difference between the best quoted buying price and the best quoted selling price on NASDAQ) in certain NASDAQ stocks. This allegedly resulted in investors having to pay higher transaction costs for buying and selling stocks than they would have paid otherwise. At the same time the complaint was filed, a proposed settlement of the action was announced, pursuant to which the market maker defendants in the action have agreed not to engage in certain conduct. The proposed settlement, which is subject to court approval, provides, among other things, for the monitoring and tape recording by each of the market maker defendants of not less than 3.5 percent, or a maximum of 70 hours per week, of telephone conversations by its over-the-counter desk traders; the provision to the Department of Justice of any taped conversation that may violate the terms of the settlement; and for Department of Justice representatives to appear unannounced, during regular business hours, for the purpose of monitoring trader conversations as the conversations occur.


          In each of the legal proceedings described below except for the stockholder derivative actions, the claims against the Merrill Lynch defendants (as defined below) have now either been dismissed pursuant to settlements or under the terms of a settlement for which court approval is being sought.

          All the actions arise from certain securities trading transactions that occurred at year-end 1984, 1985, 1986 and 1988 between MLPF&S and Merrill Lynch Government Securities Inc. ("MLGSI") and a Florida insurance company, Guarantee Security Life Insurance Company ("GSLIC"), which was taken into liquidation. A principal focus of the allegations in the following civil proceedings is an assertion that purpose in engaging in the year-end transactions was to distort its apparent financial condition. It is claimed that GSLIC's former officers and employees improperly took assets from the company and its investment portfolio declined substantially in value before its true financial condition became known to insurance regulators, GSLIC's policyholders, and the creditors of GSLIC and its parent company, Transmark USA, Inc. ("Transmark").

          On December 20, 1991, an action (the "Receiver Action") was commenced by the Florida Department of Insurance as Receiver of GSLIC (the "Receiver") in the Fourth Judicial Circuit Court in Duval County, Florida naming as defendants former officers, directors and shareholders of GSLIC and Transmark, GSLIC's former outside attorneys and accountants, MLPF&S, MLGSI and a former managing director of MLPF&S (the Merrill Lynch parties in the Receiver Action being referred to collectively as the "Merrill Lynch defendants"). The complaint alleges state law claims against the above-mentioned Merrill Lynch defendants for fraud, breach of fiduciary duty, conspiracy and aiding and abetting a breach of duty arising from their involvement in the year-end trades with GSLIC, alleges that GSLIC was damaged in excess of $300 million and seeks relief in an unspecified amount from the Merrill Lynch defendants. On July 14, 1995, an agreement was signed among the Receiver of GSLIC, the Merrill Lynch defendants, along with certain other named defendants, to settle this action. The court has entered an order severing for purposes of trial the claims against the settling defendants and otherwise staying all further proceedings in respect of such defendants. Pursuant to the terms of the final settlement agreement (executed on October 19, 1995) and subject to the finality of the court's Order of Final Approval of Settlement dated March 8, 1996, the Merrill Lynch defendants will pay $45 million to the Receiver, and the Receiver's claims against them will be dismissed in their entirety. On July 12, 1996, the plaintiffs in the Receiver Action entered a stipulation of discontinuance with prejudice with respect to all claims asserted against all defendants, including the Merrill Lynch defendants.

          Substantially the same defendants are named in two consolidated lawsuits brought in federal court in Jacksonville, Florida on October 15, 1991 and on February 28, 1992 on behalf of an uncertified alleged class of purchasers of GSLIC insurance policies and annuities between 1984 and 1991 (the "Haag/Levine Action"). The complaint alleges substantially the same claims as the Receiver Action as well as claims under RICO and Section 10(b) of the Exchange Act and seeks unspecified money damages. The court has stayed the Haag/Levine Action pending the resolution of the Receiver Action.

A condition of the settlement in the Receiver Action is dismissal of the claims in the Haag/Levine Action against the Merrill Lynch defendants, at no further cost to the Merrill Lynch defendants. Unopposed motions seeking this dismissal have been submitted to the court.

          The Resolution Trust Corporation ("RTC"), as receiver for four failed savings institutions (CenTrust Association Savings Bank, Imperial Savings Association, FarWest Savings and Loan Association and Columbia Savings and Loan Association) in January 1993 and April 1993 filed civil actions in federal court in Jacksonville, Florida against ML&Co., MLPF&S, MLGSI, a former MLPF&S managing director, and former officers, directors and employees of Transmark and GSLIC (the "RTC Action"). The action seeks to recover damages as a result of purchases by the four above-named institutions of securities issued by Transmark, GSLIC's parent corporation. The claims alleged are substantially similar to those in the Haag/Levine Action mentioned above. In April 1993, Trans-Resources Inc., a company that alleges it also purchased Transmark securities, filed a complaint in the federal court in Jacksonville, Florida substantially following the allegations of the RTC Action and naming substantially the same defendants (the "Trans-Resources Action"). The RTC Action and Trans-Resources Action each seek compensatory and punitive damages in unspecified amounts, trebling of damages under the RICO claim, rescissory relief and reimbursement of the costs of suit. On August 10, 1995, an agreement was signed among the RTC and these Merrill Lynch defendants to settle the RTC Action, as well as all other pending litigation brought by the RTC against ML&Co. or its affiliates. Pursuant to the agreement, $4.5 million has been paid to the RTC in respect of the RTC Action, and the RTC's claims against these Merrill Lynch defendants have been dismissed in their entirety. On December 22, 1995, an agreement was signed among Trans-Resources and these Merrill Lynch defendants to settle the Trans-Resources Action. Pursuant to the agreement, $150,000 has been paid to Trans-Resources, and claims against the Merrill Lynch defendants in this action have been dismissed in their entirety.


          In October 1991, two derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County, naming as defendants directors of ML&Co. who were directors at the time of the year-end securities transactions in question, among others. These cases, now consolidated, assert claims of breach of fiduciary duties in connection with the year-end securities transactions with GSLIC and other claims against Transmark and one of Transmark's principals. The damages sought in this action are unspecified. The court has stayed the action for all purposes pending a resolution of the above-mentioned related litigation in Florida.

          ML&Co. believes it has strong defenses to, and will vigorously contest, the actions described above. Although the ultimate outcome of the actions described above and other civil actions, arbitration proceedings and claims pending against ML&Co. or its subsidiaries as of the date of this Prospectus cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of the management of ML&Co. that the resolution of these actions will not have a material adverse effect on the financial condition or the results of operations of ML&Co.

                             CONFLICTS OF INTEREST

MERRILL LYNCH AFFILIATED ENTITIES


          Other than the Trading Advisors, all parties involved in the operations of the Fund are affiliated with Merrill Lynch. Consequently, many of the business terms of the Fund have not been negotiated at arm's-length. Were investors to seek redress from Merrill Lynch for damages relating to the offering of the Units or the operations of the Fund, they (i) would be unlikely to have recourse against any Merrill Lynch entity (other than MLIP or the Fund itself or Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of claims relating to offering of the Units) which is not in direct privity with the Fund, and (ii) would be likely only to have such recourse even in the case of entities which are in such privity only on a derivative basis, suing not individually but in the right of the Fund.


                            ML GLOBAL HORIZONS L.P.
                       ASSOCIATED MERRILL LYNCH ENTITIES

                [GRAPH OF MERRILL LYNCH ENTITIES APPEARS HERE]




GENERAL

          No Merrill Lynch entity or Trading Advisor has established any formal procedures to resolve the conflicts of interest described below. Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably.

          MLIP and its affiliates will, should the occasion arise, assert that Limited Partners have consented to the following conflicts of interest by subscribing to the Fund.

MLIP

Relationship among the Merrill Lynch Entities

          As MLIP sponsored the Fund, MLIP and its affiliates are its service providers, other than the Trading Advisors, and will continue to be so even if using other firms in such capacities might be more advantageous for the Fund.

Other Funds Sponsored by MLIP

          MLIP might be able to add more value to the Fund were certain MLIP personnel to focus exclusively on managing the Fund, but none do so. MLIP benefits from accounts other than the Fund because such accounts generate significant revenues for it, and also diversify MLIP's exposure to one or more of such accounts performing poorly.

          There is, in general, a shortage of qualified futures trading advisors available to manage customer assets. MLIP has a conflict of interest in selecting Trading Advisors for the Fund and for other accounts sponsored by MLIP.


          MLIP has a conflict of interest in allocating assets among the Trading Advisors in that MLF receives more net benefit from the brokerage commissions paid by the Fund the more infrequently an Advisor trades. MLF receives a flat-rate fee for executing the Fund's futures trades. However, MLF incurs an out-of-pocket cost in executing each such trade. The less frequently a Trading Advisor trades, the less these out-of-pocket costs to MLF and the greater its net revenues from the Fund (brokers which require per-trade compensation, and their affiliates, have a conflict of interest in that they will receive more revenues the more frequently an Advisor trades; brokers which receive a flat-rate will have exactly the opposite conflict).

          MLIP sponsors numerous funds and has financial incentives to favor certain such funds over the Fund.


          The fact that a principal potential source of MLIP's revenues is the Incentive Override, which is based on the overall profitability of the Fund, may partially resolve certain of MLIP's conflicts of interest in operating the Fund.

MLF; MLIB

          MLF has numerous different clients and executes trades for a wide range of such clients in the same markets at or about the same time. Executing orders for different, and possibly competing, customers at the same time involves an inherent conflict of interest. As a result of executing orders for many other clients, MLF also has fewer resources to allocate to the Fund's account.


          Certain clients of MLF pay materially lower brokerage rates than does the Fund. In the case of a number of such clients, particularly clients with an account as large as that of the Fund, the lower fees paid by its clients can be in large part attributable to the fact that the significant costs incurred by MLIP and the ML&Co. group in sponsoring the Fund become embedded in the Fund's brokerage commission structure, as it is only through receipt of brokerage commissions that the ML&Co. group can be reimbursed for the amounts so expended. In the case of institutional accounts, these costs are not incurred by the Merrill Lynch organization, so that the brokerage commissions charged to such accounts can be correspondingly reduced without reducing the net revenue received by Merrill Lynch. See "Charges -- Charges Paid by Merrill Lynch" at page 42 above. Nevertheless, even in terms of the "net brokerage commissions," certain institutional clients of MLF receive, as a result of arm's-length negotiations, a better rate than the Fund.

          MLIB has numerous clients and has financial incentives to favor certain accounts over the Fund.

THE TRADING ADVISORS

Other Clients and Business Activities of the Trading Advisors


          The Fund might benefit significantly from an exclusive focus on the Fund by certain of the Trading Advisors rather than on their other accounts, including accounts owned by their principals. The Fund could be adversely affected by the fact that the Trading Advisors trade other accounts at the same time that they are managing the Fund's account.

          The Trading Advisors and their principals devote a substantial portion of their business time to ventures and accounts other than managing their Fund account, including, in some cases, ventures which are unrelated to futures trading.

          Certain of the Trading Advisors do now, or may in the future, act as sponsors of their own single- or multi-advisor futures funds which may, from time to time, be in direct competition with the Fund for positions in the market.

          Other client accounts managed by a Trading Advisor may significantly outperform its Fund account.

          Each Trading Advisor has numerous clients and financial incentives to favor certain accounts over the Fund.

Brokers and Dealers Selected by Trading Advisors

          Certain of the Trading Advisors have required, as a condition of their management of a Fund account, that such account trade through certain non-Merrill Lynch brokers (even though MLF remains the clearing broker) with which such Trading Advisors have ongoing business dealings. Such Trading Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

          Certain of the Trading Advisors execute a number of the trades for their Fund accounts through affiliated floor brokers.

FINANCIAL CONSULTANTS


          Financial Consultants (the individual MLPF&S brokers) receive initial selling commissions and ongoing compensation on the Units. Consequently, Financial Consultants have a financial incentive to encourage investors to purchase Units and to discourage them from redeeming Units.

PROPRIETARY TRADING


          The Trading Advisors, MLIP, their respective principals, their respective affiliates and such affiliates' respective principals may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions which are the same as or opposite to those held by the Fund. Prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Fund and on occasion orders may be filled more advantageously for the account of one or more such persons than for the Fund's account. Records of this trading will not be available for inspection by Limited Partners.

                              ___________________


          While it is generally true that it is in the best interests of MLIP, the Trading Advisors and their respective affiliates and principals for the Fund to trade successfully, in particular circumstances any of the foregoing parties may receive significantly more benefit from acting in a manner adverse to the Fund than from acting in, or not opposed to, the Fund's best interests. It is very difficult, if not impossible, for Limited Partners to know or confirm that any of the foregoing persons is equitably resolving the conflicts of interest described above.

                       THE LIMITED PARTNERSHIP AGREEMENT

          A copy of the Limited Partnership Agreement is included as Exhibit A to this Prospectus and is incorporated herein by reference. Section and page references below are to the Limited Partnership Agreement.

LIMITED LIABILITY OF SUBSCRIBERS

          The Limited Partnership Agreement provides that (except as provided by law -- for example, if the Fund is bankrupt or insolvent at the time that a distribution is made to a Limited Partner) no Limited Partner shall be personally liable for the debts of the Fund beyond the amount invested by such Limited Partner in the Fund, plus his share of any undistributed profits. (Section 7(e) at LPA-5).

ASSIGNMENTS; REDEMPTIONS

          Units may only be transferred with the consent of the General
Partner, although the assignment of the economic interest represented by the Units (but not any of the other rights, such as the right to vote and receive monthly reports) does not require such consent. The General Partner will generally consent to assignees being substitute Limited Partners unless doing so would have adverse federal income tax consequences.

          A Limited Partner may redeem any or all of his Units at Net Asset Value as of the last business day of any month upon ten calendar days' irrevocable notice to his Merrill Lynch Financial Consultant. Payment of the redemption price of Units is generally made within ten business days of the effective date of redemption.

          If Units are redeemed on or prior to the end of the twelfth full calendar month after their sale, 3% of such Units' redemption proceeds are paid to MLIP as an early redemption charge.

          In general, redemption requests need not be made in writing. Limited Partners may simply contact their Merrill Lynch Financial Consultant. A Limited Partner who no longer has a Merrill Lynch account must request redemption in writing (signature guaranteed), by corresponding with MLIP at: Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106. (Section 11 at LPA-8).

MANAGEMENT OF PARTNERSHIP AFFAIRS; VOTING RIGHTS


          Limited Partners take no part in the management and have no voice in the operation of the Fund. (Section 8 at LPA-5). Limited Partners may remove and replace MLIP as general partner of the Fund, and may, with the consent of MLIP, amend the Limited Partnership Agreement, except in certain limited respects, by the affirmative vote of holders of Units representing more than fifty percent (50%) of the outstanding Units owned by Limited Partners. (Section 17(b) at LPA-
12). A majority of the Units held by Limited Partners may also compel dissolution of the Fund. (Section 17(b) at LPA-12). Ten percent (10%) of the Units held by Limited Partners have the right to bring a matter before a vote of the Limited Partners. (Section 17(c) at LPA-13).

          MLIP has no power under the Limited Partnership Agreement to restrict any of the Limited Partners' voting rights. (Section 17(c) at LPA-13). Any Units purchased by MLIP or its affiliates are non-voting. (Section 6 at LPA-2).

          MLIP has the right unilaterally to amend the Limited Partnership Agreement to the extent that such amendment is not adverse to the Limited Partners and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 17(a) at LPA-12).

          In the event that MLIP or the Limited Partners vote to amend the Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units. (Section 17(c) at LPA-13).

REPORTS TO LIMITED PARTNERS AND ACCESS TO RECORDS

          The books and records of the Fund (including a list of Limited Partners and their addresses) are maintained at MLIP's principal office, and Limited Partners and their duly authorized representatives have the right during normal business hours upon reasonable notice to MLIP to inspect such books and records for any purpose reasonably related to their interest as Limited Partners. MLIP will also mail copies of such books and records to Limited Partners upon request and receipt of reasonable reproduction and mailing costs. (Section 9 at LPA-7).


          Each month MLIP distributes summary statements of accounts to all Limited Partners. All tax information relating to the Fund necessary for the preparation of Limited Partners' federal income tax is distributed no later than March 15 of each year. Audited financial statements are distributed by March 31 of each year. (Section 9 at LPA-7).

GENERAL

          In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws (the "Guidelines"), the Limited Partnership Agreement provides that: (i) the Fund will make no loans (Section 8 at LPA-6); (ii) no rebates or give-ups, among other things, may be received from the Fund by any Trading Advisor, MLIP, MLF, MLIB or any affiliate of the foregoing, and such restriction may not be circumvented by reciprocal business arrangements among any Trading Advisor, MLIP, MLF, MLIB or any of their respective affiliates and the Fund (Section 8 at LPA-6); (iii) any agreements between the Fund and MLIP, MLF, MLIB or any affiliate of MLIP, MLF or MLIB must be terminable by the Fund upon no more than 60 days' written notice (Section 8 at LPA-6); and (iv) the assets of the Fund will not be commingled with the assets of any other person (deposit of assets with a commodity broker, clearinghouse or forward dealer does not constitute commingling for these purposes). (Section 8 at LPA-6).

          All Advisors must meet the experience requirements of the Guidelines. (Section 8 at LPA-6).

          MLIP has agreed in the Limited Partnership Agreement to reimburse the Fund, with interest, for any advisory or other fees paid by the Fund during any fiscal year to any Advisor which exceed the 6% annual management fees and 15% quarterly incentive fees permitted by the Guidelines. (Section 8 at LPA-7).


                        FEDERAL INCOME TAX CONSEQUENCES

          MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the following Summary correctly describes the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer of acquiring, owning and disposing of Units.

PARTNERSHIP TAX STATUS OF THE FUND

          MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the Fund is properly classified as a partnership for federal income tax purposes. MLIP believes that all of the income generated by the Fund to date has constituted and all income expected to be generated will constitute "qualifying income." Accordingly, Sidley & Austin has advised MLIP that, in its opinion, the Fund will not be subject to federal income tax as a corporation under the provisions applicable to "publicly-traded partnerships."

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND

          Each Partner is required for federal income tax purposes to take into account his allocable share of all items of Fund income, gain, loss or deduction. A Partner's share of such items for tax purposes generally is determined by the allocations in the Limited Partnership Agreement unless such allocations do not have "substantial economic effect" or are not in accordance with the Partners' interests in the Fund. Under the Limited Partnership Agreement, allocations are generally made in proportion to the capital accounts of each Unit, and therefore such allocations should have substantial economic effect. However, in cases in which a Partner redeems part or all of his Units in the Fund the allocations of capital gain or loss specified in the Limited Partnership Agreement will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Limited Partnership Agreement, MLIP files the Fund's tax return based upon such allocations. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the IRS. Nevertheless, a legal opinion is not binding on the IRS and it is not certain that such allocations would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Partner's capital gain or loss could be converted from short-term to long-term, and each remaining Partner's share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

LIMITATIONS ON DEDUCTIBILITY OF FUND LOSSES

          The amount of any Fund loss that a Partner is entitled to include in his personal income tax return is limited to his tax basis for his Units as of the end of the year in which such loss occurred. Generally, a Partner's tax basis for his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, realized losses and expenses and increased by his share of the Fund's realized income and gains. In addition, losses of the Fund may be limited under the "at risk" rules.


          Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," at page 53 below), a Partner's distributive share of any capital losses of the Fund will not materially reduce the federal income tax payable on his ordinary income (including his allocable share of the Fund's ordinary income).

TREATMENT OF INCOME AND LOSS UNDER THE "PASSIVE ACTIVITY LOSS RULES"

          The Internal Revenue Code of 1986 (the "Code") contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including salary income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"). The trading activities of the Fund will not constitute a "passive activity," and income derived from the Fund will constitute Portfolio Income or other income not from a "passive activity."


REDEMPTIONS OF UNITS

          Cash received from the Fund by a Partner generally is not reportable as taxable income by a Partner, except as described below. Rather, such receipt reduces (but not below zero) the total tax basis of all of the Units held by the Partner after the redemption.

          Redemption for cash of all of a Partner's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount received and the Partner's adjusted tax basis for his Units. Assuming that the Partner has held his Units for more than one year, such gain or loss will be long-term capital gain or loss.

GAIN OR LOSS ON SECTION 1256 CONTRACTS

          Under the "mark-to-market" system of taxing futures and commodity options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts open of the end of a fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

GAIN OR LOSS ON NON-SECTION 1256 CONTRACTS

          Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.

          "Section 988 transactions" include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of (or determined by reference to the value of) a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. However, under the "qualified fund election" made by the Fund, gain or loss with respect to certain Section 988 transactions will be capital gain or loss. In addition, all such transactions are subject to the "mark-to-market" rules (see "-- Gain or Loss on Section 1256 Contracts," above).

TAX ON CAPITAL GAINS AND LOSSES


          Net capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed for individual taxpayers at a maximum rate of 28%. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," below, for a discussion of the reduction in the amount of an individual taxpayer's net capital gain for a taxable year to the extent such gain is taken into account as investment income The Fund's trading generates almost exclusively capital gain or loss. Capital losses are deductible by individual taxpayers only to the extent of capital gains for the taxable year plus $3,000. Accordingly, the Fund could incur significant capital losses but an investor, nevertheless, would be required to pay substantial taxes in respect of such investor's allocable share of the Fund's interest and other ordinary income. See "Risk Factors -- (20) Taxation of Interest Income" at page 11.

          If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

          The Code provides that, for individual taxpayers who itemize ductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% (the "2% floor") of an individual taxpayer's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% floor, when combined with a taxpayer's deductions for certain other items, are subject to a reduction (the "3% phase-out") equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by individual taxpayers in calculating his alternative minimum tax.

          Based on the contemplated trading activities of the Fund, in the opinion of Sidley & Austin, the Fund should be treated as engaged in the conduct of a trade or business for federal income tax purposes. As a result, the ordinary and necessary business expenses incurred by the Fund in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out. Investors should be aware that an opinion of counsel is not binding on the IRS or on any court and it is possible that the IRS could contend, or that a court could decide, that the contemplated trading activities of the trading partnership do not constitute a trade or business for federal income tax purposes. To the extent the characterization of the Fund's expenses as investment advisory expenses were to be sustained, each non-corporate Partner's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Partner's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Partner's distributive share of the income would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so recharacterized.

SYNDICATION FEES

          The $447,000 in organization and initial offering costs, for which MLIP was reimbursed by the Fund, have been treated as a non-deductible, non-amortizable, syndication expense by the Fund. The IRS could take the position that a portion of the brokerage commissions paid to MLF constitutes non-deductible syndication expenses.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

          Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Limited Partner to acquire or carry his Units (as well as other investments) will constitute "investment interest." Such interest is generally deductible by individual taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Partner's share of the Fund's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. An individual taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent that such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "-- Tax on Capital Gains and Losses," at page 53 above.)

MLIP'S CONTRIBUTION TO THE PURCHASE PRICE OF CERTAIN UNITS

          MLIP contributes 3% of the purchase date Net Asset Value to the Fund for each Unit purchased by officers and employees of ML&Co. or its affiliates. The MLIP contribution is taxed as ordinary income in the year of purchase, and subscribers will acquire a tax basis of 100% of Net Asset Value in their Units.

"UNRELATED BUSINESS TAXABLE INCOME"

          In the opinion of Sidley & Austin, income earned by the Fund will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units; provided that Units purchased by such plans and entities are not "debt-financed."

IRS AUDITS OF THE FUND AND ITS PARTNERS

          The tax treatment of Fund-related items is determined at the Fund level rather than at the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund's return for the taxable year in question is filed, and MLIP has the authority to extend such period with respect to all Limited Partners.

          If an audit results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties. Partners may themselves also be subject to audits as the result of an audit of the Fund.

FOREIGN LIMITED PARTNERS NOT PERMITTED

          No person who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate for federal income tax purposes may invest in the Fund.

STATE AND OTHER TAXES

          In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.

                             ____________________


          THE FOREGOING DISCUSSION IS NOT INTENDED AS TAX ADVICE, PARTICULARLY AS CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE FUND ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR SITUATION UNDER FEDERAL, STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                              PLAN OF DISTRIBUTION

GENERAL

          The Units are offered to the public on a continuous basis. Subscriptions may be submitted at any time for investment (if accepted) in the Units as of a single settlement date on the first day of the immediately following calendar month. There is no minimum number of Units which must be sold as of the beginning of any calendar month for any Units then to be sold, and given the "best efforts" nature of the offering, there can be no assurance as to how many Units will be sold. MLPF&S acts as the exclusive Selling Agent for the Units; see "-- Selling Agent Compensation" below. There is no market for the Units and MLPF&S will not engage in any form of market-making activities with respect to the Units.

SUBSCRIPTION PROCEDURE

          In order to purchase Units, an investor must complete, execute and deliver to the Selling Agent a copy of the Signature Page to the Subscription Agreement and Power of Attorney included in Exhibit C to this Prospectus. Subscription payments are made by authorizing the Selling Agent to debit an investor's customer securities account in the amount of his subscription. (Prospective subscribers must open an MLPF&S customer securities account in order to purchase Units.) Accounts are debited, and subscriptions transmitted directly by the Selling Agent to the Fund's account on settlement dates specified by the Selling Agent and occurring not later than five business days following the beginning of the month as of which Units are purchased and of the acceptance of an investor's subscription (which will be received within five business days of subscription). No sale of Units will be completed until at least five (5) business days after the date a subscriber has executed, dated and submitted the Signature Page to the Subscription Agreement and Power of Attorney. Subscriptions must generally be received no less than five (5) business days prior to issuance of the Units to be purchased.

          Existing Limited Partners subscribing for additional Units need not (except in certain states) submit a new Signature Page to the Subscription Agreement and Power of Attorney, but must be in possession of a current Prospectus as well as recent summary financial information relating to the Fund (current within 60 calendar days).

          FINANCIAL CONSULTANTS (THE INDIVIDUAL MLPF&S BROKERS) ARE REQUIRED TO RECONFIRM THE SUITABILITY OF EXISTING LIMITED PARTNERS TO MAKE AN ADDITIONAL INVESTMENT IN THE FUND.

          The Units are being sold when, as and if subscriptions are accepted by MLIP, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters. The Units are offered on a continuous basis. MLIP may terminate but not suspend the offering.

PURCHASES BY EMPLOYEE BENEFIT PLANS

          SPECIAL INVESTMENT CONSIDERATIONS. In general, the terms "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts and medical plans (collectively, "Plans," and the fiduciaries of such plans with investment discretion, "Plan Fiduciaries").

          Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must carefully consider that the Plan may lose all or substantially all of its investment in the Fund, and such Plan Fiduciary be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust documentation.

          THE FUND DOES NOT HOLD "PLAN ASSETS." A regulation issued under ERISA contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be considered assets of a Plan which purchases an equity interest if such interest is a "publicly-offered security." This exception is satisfied with respect to the Units. Therefore, the underlying assets of the Fund are not considered to constitute "plan assets."

          INELIGIBLE PURCHASERS. Units may not be purchased with the assets of a Plan if MLIP, any Advisor, the Selling Agent, any Financial Consultant, MLF, MLIB, or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or respon sibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.


          As a matter of policy, MLIP limits each investor's subscriptions to the Fund to no more than 10% of such investor's readily marketable assets. In the case of IRA, BASIC and SEP accounts, this 10% limitation applies to the beneficiary of such accounts, while such accounts themselves may not invest more than 50% of their readily marketable assets in the Fund.

          ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIRE MENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRE SENTATION BY ANY PARTY THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

SELLING AGENT COMPENSATION

          No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with "production credits," a portion of which are paid to the Selling Agent in cash by MLIP. "Production credits" do not represent actual cash payments but rather internal bookkeeping entries relating to the securities sold through different Financial Consultants. Pursuant to standard Selling Agent compensation procedures, a percentage of the amount credited to the Selling Agent is paid out in cash by the Selling Agent to Financial Consultants who sell Units. The Selling Agent is credited with production credits of 5% per Unit on all sales, provided that no initial production credits accrue to the Selling Agent or Financial Consultants in respect of sales of Units at 97% per Unit to officers and employees of ML&Co. and its affiliates.

          MLIP credits the Selling Agent with ongoing production credits, a portion of which are paid in cash, with respect to Units which remain outstanding more than twelve months. Such ongoing production credits will begin to accrue with the start of the thirteenth month after sale on Units sold by Financial Consultants who are registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination and agree to provide certain ongoing services to investors, upon request. Such production credits equal 2% per annum of the average month-end Net Asset Value per Unit. The Selling Agent will, in turn, pay out a portion of the amounts so received to qualified Financial Consultants (the individual MLPF&S brokers).

          Ongoing production credits accrue monthly and are paid quarterly.

          In the Selling Agreement, each Trading Advisor and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act. The SEC is of the view that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in such Act and is, therefore, unenforceable.

          Certain of the ongoing offering costs paid by MLIP might be deemed to have constituted costs properly allocated to the account of the Selling Agent. Such costs, which included the expense of producing a revised sales brochure and organizing certain seminars (such costs did not exceed $65,000 in the aggregate), were in addition to the selling commissions credited to the Selling Agent.

          MLIP pays the costs of the ongoing offering of the Units. In no event will any such costs, properly allocated to the account of the Selling Agent, when added to the selling commissions paid by MLIP, exceed an aggregate of 10% of the aggregate subscription prices of the Units.

ADVISORS' INVESTMENTS IN THE FUND


          All Advisors which would not, due to their "non-U.S. person" status, incur adverse U.S. income tax consequences, or are not otherwise prohibited by applicable non-United States securities, tax or other laws from doing so, invest $10,000 in the Fund during their tenure of providing advisory services to it. MLIP has, for some years, required such investments from all Advisors selected for its domestic funds.

                                 LEGAL MATTERS

          Sidley & Austin passes upon legal matters for MLIP, Merrill Lynch Futures and the Selling Agent in connection with the Units being offered hereby. Sidley & Austin advises MLIP (and its affiliates) with respect to its responsibilities as general partner of, and with respect to matters relating to, the Fund. Sidley & Austin has reviewed the statements under "Federal Income Tax Consequences."


                                    EXPERTS

          The balance sheet of MLIP as of December 30, 1994 and December 29, 1995 and the financial statements of the Fund as of December 31, 1994 and 1995 included in this Prospectus have been audited by Deloitte & Touche llp, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION


          This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, the Customer Agreement and the Foreign Exchange Desk Service Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, such as the Fund, that file electronically with the SEC at http://www.sec.gov.


                          RECENT FINANCIAL INFORMATION

          Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Fund together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.

                             INDEX OF DEFINED TERMS

     A number of defined terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.


                                                            PAGE(S)
                                                            -------
 Adjusted NAV................................                    38
 Advisors....................................                 Cover
 "Bid-ask" spreads...........................                    37
 CFTC........................................                     i
 Consulting fees.............................                    42
 Differential................................                    37
 EFP.........................................                    37
 Employee benefit plan.......................                    56
 Fund........................................                 Cover
 F/X Desk....................................                    30
 High Water Mark NAV.........................                    38
 Incentive Override..........................                    38
 Investment advisory fees....................                    11
 Limited Partner.............................                 LPA-1
 Merrill Lynch Futures.......................                 Cover
 MLF.........................................                 Cover
 MLIP........................................                 Cover
 MLPF&S......................................                     i
 MLIB........................................                    28
 Net New Gain................................                    38
 New Trading Profit..........................                    40
 NFA.........................................                    28
 Profit Share................................                    40
 Redemption charges..........................                    42
 Round-turn commissions......................                    36
 SEC.........................................                    ii
 Selling Agent...............................                     i
 Service fee.................................                    37
 Standard deviation.......................... Prospectus Supplement
 Unadjusted NAV..............................                    38
 Variation margin............................                    23
 Worst monthly drawdown......................                     5
 Worst peak-to-valley drawdown...............                     5

                         INDEX TO FINANCIAL STATEMENTS



                                                  PAGE
                                                  ----
ML GLOBAL HORIZONS L.P.
  Independent Auditors' Report................       61
  Statements of Financial Condition...........       62
  Statements of Income........................       63
  Statements of Changes in Partners' Capital..       64
  Notes to Financial Statements...............       65

MERRILL LYNCH INVESTMENT PARTNERS INC.

  Independent Auditors' Report................       72
  Balance Sheets..............................       73
  Notes to Balance Sheets.....................       74



          Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT



TO THE PARTNERS OF
ML GLOBAL HORIZONS L.P.

          We have audited the accompanying statements of financial condition of ML Global Horizons L.P. (a Delaware limited partnership (the "Partnership")) as of December 31, 1995 and 1994, and the related statements of income and of changes in partners' capital for the year ended December 31, 1995 and the period January 4, 1994 (commencement of operations) to December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, these financial statements present fairly, in all material respects, the financial position of ML Global Horizons L.P. as of December 31, 1995 and 1994, and the results of its operations for the year ended December 31, 1995 and the period January 4, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

January 26, 1996
New York, New York

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------


                       STATEMENTS OF FINANCIAL CONDITION
               SEPTEMBER 30, 1996 (UNAUDITED), DECEMBER 31, 1995
                             AND DECEMBER 31, 1994

________________________________________________________________________________

                                     ASSETS


                                                                SEPTEMBER 30,
                                                                   1996
                                                                (UNAUDITED)             1995               1994
                                                                -----------          -----------         -----------
Accrued interest (Note 2)                                       $   307,250          $   357,496         $   280,548
Equity in commodity futures trading accounts:
   Cash and option premiums                                      81,390,091           85,254,980          63,196,166
   Net unrealized gain on open contracts                          6,398,792            5,630,789           5,331,556
Other receivable                                                         --                   --              23,418
                                                                -----------          -----------         -----------

   TOTAL                                                        $88,096,133          $91,243,265         $68,831,688
                                                                ===========          ===========         ===========

                             LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
   Redemptions payable                                          $ 6,404,005          $   674,724         $ 1,021,962
   Brokerage commissions payable (Note 2)                           551,003              551,853             315,671
   Profit shares payable                                             58,897                   --             355,030
   Incentive override payable (Note 2)                                5,117              855,796              41,867
   Organization and initial offering costs payable  (Note 1)             --               20,399             243,899
                                                                -----------          -----------         -----------

   Total liabilities                                            $ 7,019,022          $ 2,102,772         $ 1,978,429
                                                                -----------          -----------         -----------

PARTNERS' CAPITAL:
 General Partner (8,895; 8,530; and 6,456 Units)                  1,158,779            1,052,896             669,580
 Limited Partners (619,673; 737,413; and 638,063 Units)          79,918,332           91,708,172          66,183,679
 Subscriptions receivable (0; 29,116; and 0 Units)                       --           (3,620,575)                 --
                                                                -----------          -----------         -----------

   Total partners' capital                                       81,077,111           89,140,493          66,853,259
                                                                -----------          -----------         -----------

  TOTAL                                                         $88,096,133          $91,243,265         $68,831,688
                                                                ===========          ===========         ===========

NET ASSET VALUE PER UNIT (Note 4)


                      See Notes to Financial Statements.
                          __________________________

       Past Performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------


                              STATEMENTS OF INCOME
                    FOR THE PERIOD FROM  JANUARY 1, 1996 TO
               SEPTEMBER 30, 1996 (UNAUDITED), JANUARY 1, 1995 TO
        SEPTEMBER 30, 1995 (UNAUDITED), THE YEAR ENDED DECEMBER 31, 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

________________________________________________________________________________


                                                JANUARY 1, 1996   JANUARY 1, 1995
                                                       TO                TO
                                                 SEPTEMBER 30,     SEPTEMBER 30,
                                                     1996              1995
                                                  (UNAUDITED)       (UNAUDITED)         1995           1994
                                                ---------------   ---------------    -----------    -----------
REVENUES:

      Trading profit (loss):
         Realized                                   $4,610,717       $14,314,748     $17,455,764    $   453,726
         Change in Unrealized                          768,003        (4,758,175)        299,233      5,331,556
                                                    ----------       -----------     -----------    -----------

         Total trading results                       5,378,720         9,556,573      17,754,997      5,785,282

      Interest income (Note 2)                       2,996,535         2,819,800       3,786,925      1,972,722
                                                    ----------       -----------     -----------    -----------

         Total revenues                              8,375,255        12,376,373      21,541,922      7,758,004
                                                    ----------       -----------     -----------    -----------

EXPENSES:

      Profit shares                                    373,820         1,492,857       1,492,857      1,103,649
      Incentive override (Note 2)                        5,117           147,489         965,454         41,867
      Brokerage commissions (Note 2)                 4,990,367         4,128,889       5,723,755      3,859,267
                                                    ----------       -----------     -----------    -----------

         Total expenses                              5,369,304         5,769,235       8,182,066      5,004,783
                                                    ----------       -----------     -----------    -----------

NET INCOME                                          $3,005,951       $ 6,607,138     $13,359,856    $ 2,753,221
                                                    ==========       ===========     ===========    ===========

NET INCOME PER UNIT:

      Weighted average number of
       Units outstanding (Note 5)                      720,600           641,622         663,663        523,953
                                                    ==========       ===========     ===========    ===========
      Weighted average net income
       per General Partner and
        Limited Partner Unit                             $4.17            $10.30          $20.13          $5.25
                                                    ==========       ===========     ===========    ===========


                      See Notes to Financial Statements.
                          __________________________

      Past Performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------


                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
    FOR THE PERIOD FROM  JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
                        THE YEAR ENDED DECEMBER 31, 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

________________________________________________________________________________


                                UNITS OF
                              PARTNERSHIP        LIMITED         GENERAL      SUBSCRIPTIONS
                                INTEREST        PARTNERS         PARTNER        RECEIVABLE          TOTAL
                              -----------     ------------     ----------     -------------      ------------
Initial offering                  358,350     $ 35,467,300     $  367,700       $        --      $ 35,835,000

Organizational and initial
 offering costs                        --         (442,366)        (4,634)               --          (447,000)

Subscriptions                     317,083       31,598,577        275,531                --        31,874,108

Redemptions                       (30,914)      (3,162,070)            --                --        (3,162,070)

Net income                             --        2,722,238         30,983                --         2,753,221
                              -----------     ------------     ----------     -------------      ------------

PARTNERS' CAPITAL
   DECEMBER 31, 1994              644,519       66,183,679        669,580                --        66,853,259

Subscriptions                     298,294       35,021,556        244,397                --        35,265,953

Subscriptions receivable          (29,116)              --             --        (3,620,575)       (3,620,575)

Redemptions                      (196,870)     (22,718,000)            --                --       (22,718,000)

Net income                             --       13,220,937        138,919                --        13,359,856
                              -----------     ------------     ----------     -------------      ------------

PARTNERS' CAPITAL
   DECEMBER 31, 1995              716,827       91,708,172      1,052,896        (3,620,575)       89,140,493

Subscriptions                     135,271       13,149,858         56,900         3,620,575        16,827,333

Redemptions                      (223,440)     (27,896,666)            --                --       (27,896,666)

Net Income                             --        2,964,768         41,183                --         3,005,951
                              -----------     ------------     ----------     -------------      ------------

PARTNER'S CAPITAL
  SEPTEMBER 30, 1996              628,658     $ 79,926,132     $1,150,979                --      $ 81,077,111
   (Unaudited)                ===========     ============     ==========     =============      ============


                        __________________________

       Past performance is not necessarily indicative of future results

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------


                         NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
               JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
              THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

________________________________________________________________________________

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          ML Global Horizons L.P. (the "Partnership") was organized as an open-end fund under the Delaware Revised Uniform Limited Partnership Act on May 11, 1993 and commenced trading activities on January 4, 1994. The Partnership engages in the speculative trading of futures, opinions and forward contracts on a wide range of commodities. The Partnership issues new units of limited partnership interest ("Units") at the Net Asset Value as of the beginning of each month. Merrill Lynch Investment Partners Inc. (formerly ML Futures Investment Partners Inc.) ("MLIP" or the "General Partner"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. ("Merrill Lynch"), which in turn is a wholly-owned subsidiary of Merrill Lynch & Co., Inc., is the general partner of the Partnership, and Merrill Lynch Futures Inc. ("MLF"), also an affiliate of Merrill Lynch, is its commodity broker. MLIP has agreed to maintain a general partner interest of at least 1% of the total capital in the Partnership. MLIP and each Limited Partner share in the profits and losses of the Partnership in proportion to their respective interests in it.

          MLIP selects independent advisors (the "Advisors" or the "Trading Advisors") to manage the Partnership's assets, and allocates and reallocates the Partnership's assets among existing, replacement and additional Advisors.

ESTIMATES
---------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

          Commodity futures, options, and forward contract transactions are recorded on the trade date and open contracts are reflected in the financial statements at their fair value on the last business day of the reporting period. The difference between the original contract amount and fair value is reflected in income as an unrealized gain or loss. Fair value is based on quoted market prices. All commodity futures, options and forward contracts are reflected at fair value in the financial statements.


ORGANIZATION AND INITIAL OFFERING COSTS, OPERATING EXPENSES AND SELLING
-----------------------------------------------------------------------
COMMISSIONS
-----------

          MLIP advanced all organization and initial offering costs relating to the Partnership. The Partnership reimbursed MLIP for such costs over a two-year period in 24 equal monthly installments. For financial reporting purposes, the Partnership deducted the total organization and initial offering costs of $447,000 from Partners' capital at inception. For all other purposes, including determining the Net Asset Value per Unit for redemption purposes, the Partnership deducted organization and initial offering cost reimbursements only as actually paid.

          MLIP pays for all routine operating costs (including legal, accounting, printing, postage and similar administrative expenses) of the Partnership, including the costs of the ongoing offering of the Units. MLIP receives a portion of the brokerage commissions paid to MLF by the Partnership as reimbursement for the foregoing expenses.

                No selling commissions are paid by Limited Partners.

                           __________________________

       Past performance is not necessarily indicative of future results

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
               JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
              THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________

INCOME TAXES
------------

          No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on their respective share of the Partnership's income and expenses as reported for income tax purposes.

DISTRIBUTIONS
-------------


          The Unitholders are entitled to receive, equally per Unit, any distributions which may be made by the Partnership. No such distributions have been made as of September 30, 1996.

REDEMPTIONS
-----------

          A Limited Partner may require the Partnership to redeem some or all of their Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after subscription proceeds are invested in the Partnership are assessed an early redemption charge of 3% of their Net Asset Values as of the date of redemption. If an investor acquires Units at more than one time, such Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable.

DISSOLUTION OF THE PARTNERSHIP
------------------------------

          The Partnership will terminate on December 31, 2023 or at an earlier date if certain conditions occur, as well as under certain other circumstances, as set forth in the Limited Partnership Agreement.

(2)  RELATED PARTY TRANSACTIONS

          All of the Partnership's assets are deposited with MLF. As a means of approximating the interest rate which would be earned by the Partnership had 100% of its Net Assets on deposit with MLF been invested in 91-day Treasury bills, MLF pays the Partnership interest on its account equity on deposit with MLF at a rate of 0.5 of 1% per annum below the prevailing 91-day Treasury bill rate. In the case of its trading in certain foreign futures contracts, the Partnership deposits margin in foreign currency denominated instruments or cash and earns interest generally at a rate of 0.5 of 1% per annum below the London Clearing Broker Rate. Any additional economic benefit derived from possession of the Partnership's assets accrues to MLF or its affiliates.


          The Partnership pays brokerage commissions to MLF at a flat monthly rate of 0.625 of 1% (a 7.5% annual rate) of the Partnership's month-end assets. (Effective October 1, 1996, 0.25% of 1% of the brokerage commissions was recharacterized as an Administrative Fee payable to MLIP.) Month-end assets are not reduced for purposes of calculating brokerage commissions by any accrued but unpaid brokerage commissions, profit shares or other accrued fees or charges. MLIP estimates that the round-turn equivalent commission rate charged to the Partnership during the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994 was approximately $71, $88 and $13, respectively (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

          MLF pays the Advisors annual Consulting Fees ranging from 2% to 4% of the Partnership's average month-end assets after reduction for a portion of the brokerage commissions.

                          __________________________

       Past performance is not necessarily indicative of future results

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
               JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
              THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________

          The Partnership paid to MLIP an Incentive Override equal to 10% of the Net New Gain, as defined, as of December 31, 1995 and 1994, and will do so as of each subsequent December 31 in respect of any Net New Gain then outstanding. Such payments are also made to MLIP from the redemption value of Units redeemed as of the end of interim months during a year, to the extent of any Net New Gain attributable to such Units when redeemed. Prior to December 31, 1994, the Partnership retained any accrued Incentive Overrides reflected as a reduction in the Net Asset Value of Units when redeemed.

          The Partnership trades forward contracts through a Foreign Exchange Desk (the "F/X Desk"), established by MLIP, that contacts at least two counterparties along with Merrill Lynch International Bank ("MLIB"), for all of the Partnership's currency trades. All counterparties other than MLIB are unaffiliated with any Merrill Lynch entity. The F/X Desk charges a service fee equal (at current exchange rates) to approximately $5.00 to $12.50 on each purchase or sale of a futures contract equivalent face amount of a foreign currency. No service fees are charged on any trades awarded to MLIB (which receives a "bid-ask" spread on such trades). MLIB is awarded trades only if its price (which includes no service fee) is equal to or better than the best price (including the service fee) offered by any of the other counterparties contacted.

          The F/X Desk trades using credit lines provided by a Merrill Lynch entity. The Partnership is not required to margin or otherwise guarantee its F/X Desk trading.

          Certain of the Partnership's currency trades are executed in the form of "exchange of futures for physical" ("EFP") transactions involving MLIB and MLF. In these transactions, a spot or forward (collectively referred to as "cash") currency position is acquired and exchanged for an equivalent futures position on the Chicago Mercantile Exchange's International Monetary Market. In its EFP trading, the Partnership acquires cash currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Partnership's other F/X Desk trading. When the Partnership exchanges these positions for futures, there is a "differential" between the prices of these two positions. This "differential" reflects, in part, the different settlement dates of the cash and the futures contracts as well as prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.


          The Partnership's F/X Desk service fee and EFP differential costs have, to date, totalled no more than 0.25 of 1% per annum of the Partnership's average month-end Net Assets.

(3)  AGREEMENTS

          The Partnership and the Advisors have each entered into Advisory Agreements. These Advisory Agreements generally terminate one year after they are entered into, subject to certain renewal rights exercisable by the Partnership. The Advisors determine the commodity futures and forward contract trades to be made on behalf of their respective Partnership accounts, subject to certain Partnership trading policies and to certain rights reserved by MLIP.

          Profit shares, generally ranging from 15% to 25% of any New Trading Profit, as defined, recognized by each Advisor, considered individually irrespective of the overall performance of the Partnership, as of the end of each calendar quarter are paid by the Partnership to each Advisor. Profit shares are also paid out in respect of Units redeemed as of the end of interim months during a calendar quarter to the extent of the applicable percentage of any New Trading Profit attributable to such Units.

          The methods by which profit shares and the Incentive Override are calculated may result in certain disproportionate allocations of such fees and possible equity dilution among Partners purchasing Units at different times.

                          __________________________

       Past performance is not necessarily indicative of future results

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
               JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
              THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________

(4)  NET ASSET VALUE PER UNIT


          For financial reporting purposes, the Partnership deducted the total organization and initial offering costs payable to MLIP at inception, for purposes of determining Net Asset Value. For all other purposes (including computing Net Asset Value for redemptions), the Partnership deducted the organization and initial offering costs reimbursement only as actually paid. Consequently, as of September 30, 1996, December 31, 1995 and 1994, the Net Asset Value per Unit was $128.97, $124.35 and $103.73 for financial reporting purposes and $128.97, $124.35 and $104.08 for all other purposes, respectively.

(5)  WEIGHTED AVERAGE UNITS


          The weighted average number of Units outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average number of Units outstanding at September 30, 1996, December 31, 1995 and 1994 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the preceding period.

(6)  FAIR VALUE AND OFF-BALANCE SHEET RISK

          The Partnership trades futures, options and forward contracts in interest rates, stock indices, commodities, currencies, energy and metals. The Partnership's revenues by reporting category were as follows:



                                September 30, 1996      December 31, 1995
                              Total Trading Results   Total Trading Results
                              ---------------------   ---------------------
          Interest Rates            $ 3,130,911             $11,850,333
          Stock Indices              (2,543,650)              1,309,308
          Commodities                  (269,789)             (2,344,653)
          Currencies                  1,181,300               9,620,327
          Energy                      3,850,373               1,362,895
          Metals                         29,575              (4,043,213)
                                    -----------             -----------
               Total                $ 5,378,720             $17,754,997
                                    ===========             ===========
          -----------------------------------------------------------------


MARKET RISK
-----------

          Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's unrealized gain or loss on such derivative instruments as reflected in the Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.


                          __________________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________

          The General Partner has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Partnership, calculating the Net Asset Value of the Advisors' respective Partnership accounts as of the close of business on each day and reviewing outstanding positions for over-concentration both on an Advisor-by-Advisor and on an overall Partnership basis. While the General Partner does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, the General Partner may urge Advisors to reallocate positions, or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month) in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice or trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of the ongoing process of Advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

FAIR VALUE
----------


          The derivative instruments used in the Partnership's trading activities are marked to market daily with the resulting unrealized gains or losses recorded in the Statements of Financial Condition and the related profit or loss reflected in trading revenues in the Statements of Income. The contract/notional values of open contracts as of September 30, 1996, December 31, 1995 and 1994 were as follows:


                                                                       September 30, 1996
                                                         ----------------------------------------------
                                                               Commitment to        Commitment to
                                                            Purchase (Futures,      Sell (Futures,
                                                            Options & Forwards)   Options & Forwards)
                                                            -------------------   -------------------
          Interest rates                                        $550,406,366         $ 29,579,996
          Stock indices                                           13,927,945              387,071
          Commodities                                             29,586,590           15,740,206
          Currencies                                             101,576,608          140,790,591
          Energy                                                  12,457,490                   --
          Metals                                                   8,390,854           72,267,418
                                                                ------------         ------------
            Total                                               $716,345,853         $258,765,282
                                                                ============         ============



                             December 31, 1995                                          December 31, 1994
                -------------------------------------------               --------------------------------------------
                    Commitment to        Commitment to                         Commitment to        Commitment to
                  Purchase (Futures,     Sell (Futures,                      Purchase (Futures,     Sell (Futures,
                  Options & Forwards)  Options & Forwards)                   Options & Forwards)  Options & Forwards)
                  ------------------   ------------------                    ------------------   ------------------
Interest rates       $366,794,659         $115,962,614                          $136,897,304          $231,086,673
Stock indices           5,256,825                   --                                    --                    --
Commodities            43,376,228           13,773,026                            18,682,900             4,490,146
Currencies             31,823,922          113,887,626                            47,829,797            80,514,237
Energy                 28,209,814                   --                                    --             1,650,990
Metals                  7,101,823           23,355,741                            17,480,867            52,431,693
                     ------------         ------------                          ------------          ------------
     Total           $482,563,271         $266,979,007                          $220,890,868          $370,173,739
                     ============         ============                          ============          ============


                          __________________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________


          Substantially all of the Partnership's derivative instruments outstanding as of September 30, 1996 expire within one year.


          The contract/notional value of the Partnership's open exchange-traded and non-exchange-traded open derivative instrument positions as of September 30, 1996 and December 31, 1995 were as follows:


                             September 30, 1996                        December 31, 1995
                 -------------------------------------------------------------------------------------
                      Commitment to       Commitment to        Commitment to        Commitment to
                   Purchase (Futures,     Sell (Futures,    Purchase (Futures,     Sell (Futures,
                   Options &Forwards)   Options &Forwards)  Options & Forwards)  Options & Forwards)
                   -------------------  ------------------  -------------------  -------------------
Exchange-Traded        $652,652,970        $188,031,906         $451,632,138         $210,729,655
Non-Exchange-
 Traded                  63,692,883          70,733,376           30,931,133           56,249,352
                       ------------        ------------         ------------         ------------

  Total                $716,345,853        $258,765,282         $482,563,271         $266,979,007
                       ============        ============         ============         ============


                          __________________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________

The average fair value of the Partnership's derivative instrument positions which were open as of the end of each calendar month during the year ended September 30, 1996 and December 31, 1995 was as follows:


                             September 30, 1996                        December 31, 1995
                --------------------------------------------------------------------------------------
                     Commitment to        Commitment to        Commitment to        Commitment to
                  Purchase (Futures,     Sell (Futures,     Purchase (Futures,     Sell (Futures,
                  Options & Forwards)  Options & Forwards)  Options & Forwards)  Options & Forwards)
                  -------------------  -------------------  -------------------  -------------------
Interest rates        $349,253,611         $285,157,440         $392,684,358         $ 52,525,025
Stock indices           21,165,289            8,117,059           11,263,970            4,597,664
Commodities             37,644,825           13,686,858           23,210,531           11,584,575
Currencies             123,833,510          169,748,398           96,987,577           95,012,878
Energy                  11,549,200              992,948            8,271,275            6,430,540
Metals                  19,618,749           37,435,249           12,245,216           31,011,275
                      ------------         ------------         ------------         ------------

     Total            $563,065,184         $515,137,952         $544,662,927         $201,161,957
                      ============         ============         ============         ============








A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward market until the settlement date.

CREDIT RISK
-----------

          The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

          The fair value amounts in the above tables represent the extent of the Partnership's market exposure in the particular class of derivative instrument listed, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments from counterparty nonperformance is the net unrealized gain, if any, included in the Statements of Financial Condition. The Partnership also has credit risk because the sole counterparty or broker with respect to most of the Partnership's assets is MLF.

                          __________________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
       JANUARY 4, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
________________________________________________________________________________


          As of September 30, 1996, December 31, 1995 and 1994, $63,250,719,
$71,297,472 and $54,413,969 of the Partnership's assets, respectively, were held in segregated accounts in MLF in accordance with Commodity Futures Trading Commission regulations.


          The gross unrealized gain and the net unrealized gain (loss) on the Partnership's open derivative instrument positions as of September 30, 1996 and December 31, 1995 were as follows:


                     September 30, 1996        December 31, 1995
                 -------------------------------------------------
                     Gross         Net        Gross         Net
                   Unrealized  Unrealized   Unrealized  Unrealized
                      Gain     Gain (Loss)     Gain     Gain (Loss)
                   ----------  -----------  ----------  -----------
Exchange-Traded    $8,032,178  $6,064,776   $7,029,085  $5,952,033
Non-Exchange-         991,995     334,016      338,067    (321,244)
  Traded           ----------  ----------   ----------  -----------

                   $9,024,173  $6,398,792   $7,367,152  $5,630,789
                   ==========  ==========   ==========  ===========


          The Partnership controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.


          The Partnership through its normal course of business enters into various contracts with MLF acting as its commodity broker. Pursuant to the brokerage arrangement with MLF, such trading which results in receivables from and payables to MLF will be offset and reported as a net receivable or payable.

                         INDEPENDENT AUDITORS' REPORT


MERRILL LYNCH INVESTMENT PARTNERS INC.

We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly, ML Futures Investment Partners Inc.) as of December 29, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 29, 1995 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

January 26, 1996
New York, New York

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                                 BALANCE SHEETS


              DECEMBER 29, 1995 AND SEPTEMBER 27, 1996 (UNAUDITED)


                                                                      SEPTEMBER 27, 1996
                                                                         (UNAUDITED)        DECEMBER 29, 1995
                                                                      ------------------    ------------------
ASSETS

Cash                                                                       $    622,262       $     17,738
Investments in affiliated partnerships                                       10,102,462          8,397,789
Other investments                                                               538,066            579,127
Due from parent and affiliate                                                81,289,579         69,476,980
Receivables from affiliated partnerships                                      4,112,791          3,525,337
Deferred charges                                                             16,039,548         11,759,885
Advances and other receivables                                               10,977,972          7,742,943
Fixed assets-net of accumulated depreciation of $1,095,428 and
  and $1,016,602                                                                130,292            119,823
Other assets                                                                    110,000            130,000
                                                                           ------------       ------------

     TOTAL ASSETS                                                          $123,362,972       $101,749,622
                                                                           ============       ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Accounts payable and accrued expenses                                    $    590,038       $  1,759,019
  Due to affiliate                                                            2,849,361          1,568,396
  Current and deferred income taxes                                          11,359,167          7,162,014
                                                                          -------------       ------------

     Total liabilities                                                       14,798,566         10,489,429
                                                                          -------------       ------------

STOCKHOLDER'S EQUITY:
  Preferred stock, par value $10.00 per share; 1,000 shares authorized
   none outstanding                                                                 --                  --
  Common stock, par value $10.00 per share; 1,000 shares authorized
   100 shares outstanding                                                        1,000               1,000
  Additional paid-in capital                                                16,915,000          16,915,000
  Retained earnings                                                         91,648,406          74,344,193
                                                                          ------------        ------------

     Total stockholder's equity                                            108,564,406          91,260,193
                                                                          ------------        ------------

  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                              $123,362,972        $101,749,622
                                                                          ============        ============


                          See Notes to Balance Sheet.


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)


                            NOTES TO BALANCE SHEETS
              DECEMBER 29, 1995 AND SEPTEMBER 27, 1996 (UNAUDITED)
________________________________________________________________________________

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION - Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly, The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly The Tudor Prime Advisors Fund L.P.), John
W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund L.P., The SECTOR Strategy FundSM II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy FundSM IV L.P., The SECTOR Strategy FundSM V L.P., ML Global Horizons L.P., ML Chesapeake L.P., The SECTOR Strategy FundSM VI L.P., RXR Defensive Equity Alternative Account L.P. I (ceased trading on August 20, 1996), ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures and forward contracts.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS - The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES - Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 6, 12, 24, 36 or 48-month periods.

2.   RELATED PARTIES

Certain of the Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.


ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At December 29, 1995 and September 27, 1996, approximately $69,500,000 and $81,300,000, respectively, was subject to this agreement.


At December 29, 1995 and September 27, 1996, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organization and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS
              DECEMBER 29, 1995 AND SEPTEMBER 27, 1996 (UNAUDITED)
                                  (CONTINUED)
________________________________________________________________________________


During 1995 and the first nine months of 1996, the Company did not declare or pay a dividend.


3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS

Under the terms of the limited partnership agreements of the Affiliated Partnerships, the Company is required to maintain an investment in each Affiliated Partnership of at least one percent of the total contributions to such partnership.


At September 27, 1996 and December 29, 1995, the Company's investments in its Affiliated Partnerships were as follows:


                                                                            September 27, 1996  December 29, 1995

ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.)..  $ 2,909,601           $2,324,996
ML Global Horizons L.P.....................................................    1,144,158            1,068,112
The SECTOR Strategy Fund(SM) II L.P........................................      766,218              770,619
John W. Henry & Company/Millburn L.P.......................................      687,073              728,350
The SECTOR Strategy Fund(SM) VI L.P........................................      707,556              725,174
RXR Defensive Equity Alternative Account L.P. I............................           --              546,428
The JWH Global Asset Fund L.P..............................................      516,694              492,278
The S.E.C.T.O.R. Strategy Fund(SM) L.P.....................................      422,756              441,992
ML Futures Investments L.P.................................................      339,813              356,788
The SECTOR Strategy Fund(SM) V L.P.........................................      323,602              339,622
ML Futures Investments II L.P..............................................      191,465              213,181
The Growth and Guarantee Fund L.P..........................................      180,874              155,787
The Futures Expansion Fund Limited Partnership.............................      119,250              121,808
The SECTOR Strategy Fund(SM) IV L.P........................................       99,731              111,654
ML JWH Strategic Allocation Fund L.P.......................................    1,617,236                1,000
ML Chesapeake L.P..........................................................       76,435                   --
                                                                             -----------           ----------

Total......................................................................  $10,102,462           $8,397,789
                                                                             ===========           ==========


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS
              DECEMBER 29, 1995 AND SEPTEMBER 27, 1996 (UNAUDITED)
                                  (CONTINUED)
________________________________________________________________________________


The following represents condensed combined financial information of the Affiliated Partnerships as of September 27, 1996 and December 29, 1995 (in thousands):


                                     September 30, 1996  December 29, 1995
Assets..................................  $552,160           $528,180
                                          ========           ========

Liabilities.............................    21,145             15,836
Partners' capital.......................   531,015            512,344
                                          --------           --------

     Total..............................  $552,160           $528,180
                                          ========           ========


The Company's Affiliated Partnerships trade various futures, options and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such partnerships' net asset values.

4.   INCOME TAXES


The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate Company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.


The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At September 27, 1996 and December 29, 1995, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:


                             September 27,1996    December 29, 1995
           State and local       $1,604,096          $1,176,130
           Federal                5,052,565           3,704,471
                                 ----------          ----------

                                 $6,656,661          $4,880,601
                                 ==========          ==========



As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1995 and the first nine months of 1996, the Company transferred $10,707,045 and $7,388,919, respectively, in current taxes payable to ML&Co. At September 27, 1996 and December 29, 1995, the Company had a current tax payable with ML&Co. of $4,702,506 and $2,281,413, respectively.

5.   NET WORTH AGREEMENTS

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS
              DECEMBER 29, 1995 AND SEPTEMBER 27, 1996 (UNAUDITED)
                                  (CONTINUED)
________________________________________________________________________________


Pursuant to the limited partnership agreements of the Affiliated Partnerships, the Company is required to maintain a "substantial net worth," as defined. The Company's net worth, as defined, approximated $94,376,053 and $79,337,067 at September 27, 1996 and December 29, 1995, respectively, which, in the opinion of the Company's counsel, met the definition of "substantial net worth."

6.   COMMITMENTS


The Company is obligated to pay to affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing fees for units in such partnerships outstanding as of the end of various periods.

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS
              DECEMBER 29, 1995 AND SEPTEMBER 27, 1996 (UNAUDITED)
                                  (CONTINUED)
________________________________________________________________________________


                              THE "CORE" ADVISORS

                                  ____________


          AS OF OCTOBER 1, 1996, APPROXIMATELY 91% OF THE FUND'S TRADING ASSETS WERE ALLOCATED BETWEEN THE THREE CURRENT "CORE" TRADING ADVISORS. BRIEF DESCRIPTIONS AND PERFORMANCE SUMMARIES FOR THESE ADVISORS ARE INCLUDED HEREIN. HOWEVER, ADVISORS' TRADING METHODS ARE CONFIDENTIAL AND PROPRIETARY AND PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE SIGNIFICANCE OF THE FOLLOWING DESCRIPTIONS AND PERFORMANCE RECORDS TO A DECISION WHETHER TO INVEST IN THE FUND MUST BE CONSIDERED IN LIGHT OF THESE MATERIAL
QUALIFICATIONS.

FUTURES TRADING METHODS IN GENERAL

Systematic and Discretionary Trading Approaches

          Managed futures strategies are generally classified as either systematic or discretionary (or both).

          A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, but his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

          Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of a systematic trading process to be advantageous. However, any trader, systematic or discretionary, may suffer substantial losses by misjudging the market analysis.

Technical and Fundamental Analysis

          Managed futures trading analysts are generally classified as either technical or fundamental (or both).

          Technical analysis is based on the theory that the commodities markets themselves provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of market date is the most effective means of attempting to predict the future course of prices.

          Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that reflect "true value" and may indicate market mispricing.

Trend-Following

          "Trend-following" advisors gear their trading approaches towards positioning themselves to take advantage of major price movements. "Trend-following" traders are to be contrasted with traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. During periods when no major price trends develop in a market, a "trend-following" trading advisor is likely to incur substantial losses.

Risk Control Techniques

          Trading advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. No risk control technique is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. The Advisors' risk management principles should be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

THE "CORE" TRADING ADVISORS

          The following descriptions of the current "core" Advisors, their respective trading systems, methods and strategies and their respective principals are general and are not intended to be exhaustive. Trading methods are proprietary and confidential. No attempt has been or could be made to provide a precise description of any Advisor's method. MLIP believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

           FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE
              OF RISK.  THERE CAN BE NO ASSURANCE THAT ANY ADVISOR
               WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.
                           __________________________

                    ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.

               OCTOBER 1, 1996 ALLOCATION OF TRADED ASSETS:  15%

BACKGROUND


          ARA Portfolio Management Company was incorporated in Delaware in 1992. On October 16, 1995, ARA Portfolio Management Company was merged into ARA Portfolio Management Company, L.L.C., a limited liability company organized in Delaware on September 25, 1995. References herein to "ARA" refer to the Delaware corporation prior to October 16, 1995 and the Delaware limited liability company on and after October 16, 1995. ARA has been registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor ("CTA") and commodity pool operator ("CPO") since May 12, 1992 and is a member of the National Futures Association (the "NFA") in such capacities.

          A.R. Arulpragasam, age 39, is the President and Chief Executive Officer of ARA. From August 1987 to March 1992, when ARA was formed, Mr. Arulpragasam, through his own financial systems consulting firm, ARA Consulting, acted as an independent consultant in the areas of financial systems modeling, options analysis and operations research. From 1979 to 1987, Mr. Arulpragasam was employed by Fairfield Financial Corp. ("Fairfield"), a company formed to capitalize on the emerging area of yield curve arbitrage. At Fairfield he was in charge of product research and development and was an assistant trader. Mr. Arulpragasam received his B.S. in Mathematics from the Massachusetts Institute of Technology in 1977 and pursued graduate studies in Operations Research at Stanford University.


          William L. Brown, age 50, has been a principal of ARA since May 1992; however, he is not involved in the management, decision-making or daily operations of ARA. Mr. Brown developed the price-trend identification algorithm (Phase I Model) which forms a key element in ARA's investment products. Mr. Brown has been an officer and director since 1975 of Ross Hall Corp., a private investment company. Mr. Brown was a principal of George Booth & Associates, Inc. ("Booth"), a CTA and CPO, from July 1979 to December 1991, where he was a passive shareholder with no role in the operation of Booth.

TRADING STRATEGY

          ARA employs a fully-automated, strictly technical, trend-following trading system (the "ARA Portfolio System") which maintains a diversified portfolio of commodities at all times. ARA maintains a position (although not necessarily of the same magnitude) in each commodity in its portfolio at all times.

          The ARA Portfolio System utilizes a trend identification algorithm to identify price trends and their relative strengths for each commodity traded. The algorithm is purely technical in nature, requiring only historical price data. The important difference between this system and many other trend-following programs is the mathematical determination of the size of the component portfolio positions based on the volatility characteristics of the individual commodities and the overall strength of the price trend.

          The ARA Portfolio System currently uses a portfolio of eighteen commodities which, because of the co-variance of their price movements, ARA believes to be an advantageous combination of markets. ARA currently trades exclusively in the following eighteen domestic exchange-traded markets: British pounds; German marks; Japanese yen; Swiss francs; Eurodollars; U.S. Treasury bonds; gold; copper; heating oil; crude oil; corn; soybeans; soybean oil; live cattle; live hogs; coffee; sugar; and cotton.

          ARA administers two different trading programs: the ARA Alpha Program and the ARA Gamma Program, both of which employ the trading method described above. The ARA Alpha Program is designed to have an average volatility approximately equal to that of an unleveraged S&P 500 stock index portfolio. The ARA Gamma Program, which is traded for the Fund, is designed to have an average volatility approximately equal to two times that of an unleveraged S&P 500 stock index portfolio. There can be no assurance as to the actual performance volatility which will be experienced by the ARA Gamma Program used for the Fund. The greater the volatility of a program, the greater the risk of loss.

PAST PERFORMANCE


          The following information describes the composite performance of all customer accounts managed by ARA. ARA trades its Gamma Program on behalf of the Fund. As of August 31, 1996, ARA was managing approximately $138.3 million (excluding "notional" funds) of customer funds in the futures and forward markets. All performance information is current as of August 31, 1996.

          As both ARA Trading Programs have been trading for less than five years, performance information is set forth from the inception of trading.


          As a general matter, the fees paid by the Fund to ARA have not differed materially from, and in some cases are lower than, those paid by ARA's other clients.


          The "Notes to the Performance Summaries" are set forth on pages 105 through 107.

          The following information presented has not been audited. However, ARA believes that such information is accurate and fairly presented.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.


          THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM THOSE CHARGED TO THE FUND.

          COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                         INDICATIVE OF FUTURE RESULTS.


 See "Risk Factors -- (2) Past Performance Not Necessarily Indicative of Future
                                   Results."

                   ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
                                 GAMMA PROGRAM

                            JUNE 1992 - AUGUST 1996


          The following performance summary and chart reflect the composite performance results from June 1992 through August 1996 of ARA's Gamma Program. ARA trades this program on behalf of the Fund. The program has been utilized in trading for 45 accounts since its inception. As of August 31, 1996, 20 accounts had been closed and 25 accounts remained open. Of the closed accounts, 14 were profitable and 6 were unprofitable at their closing. Of the 25 open accounts, 21 were profitable and 4 unprofitable as of August 31, 1996.

            Name of CTA:   ARA Portfolio Management Company, L.L.C.
                       Name of program:   Gamma Program
            Inception of client account trading by CTA:   June 1992
          Inception of client account trading in program:   June 1992


                         Number of open accounts:   25


   Aggregate assets (excluding "notional" equity) overall:   $138.3 million


  Aggregate assets (excluding "notional" equity) in program:   $ 98.7
                                 million


   Aggregate assets (including "notional" equity) overall:   $138.3 million


  Aggregate assets (including "notional" equity) in program:   $98.7
                                 million
                 Largest monthly drawdown:   (13.30)%  (2/96)


           Largest peak-to-valley drawdown:   (22.73)%  (4/95-2/96)


=============================================================================
 Monthly Rates of Return      1996      1995    1994    1993      1992
-----------------------------------------------------------------------------
January                        (5.48)   0.07%   1.24%   0.05%
-----------------------------------------------------------------------------
February                      (13.30)   6.08   (2.16)   9.05
-----------------------------------------------------------------------------
March                           5.47    5.09    3.41    0.51
-----------------------------------------------------------------------------
April                          14.44   (5.22)   2.83    8.56
-----------------------------------------------------------------------------
May                            (9.57)  (4.42)  13.54   (1.41)
-----------------------------------------------------------------------------
June                            5.94   (0.30)  11.90    3.58       11.69%
-----------------------------------------------------------------------------
July                            0.87   (6.75)  (1.92)   3.18        4.51
-----------------------------------------------------------------------------
August                          0.67   (0.37)  (8.34)  (5.63)       3.85
-----------------------------------------------------------------------------
September                              (4.19)  (3.05)  (4.43)      (1.84)
-----------------------------------------------------------------------------
October                                 3.51    1.33    0.30       (2.05)
-----------------------------------------------------------------------------
November                                2.69   14.48    6.71        8.37
-----------------------------------------------------------------------------
December                               10.32    2.00    6.98        0.76
-----------------------------------------------------------------------------
Compound Annual                (3.8)%                               27.3%
Rate of Return             (8 months)    5.2%   38.0%   29.5%     (7 months)
=============================================================================



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

                        OTHER ARA PORTFOLIO MANAGEMENT
                            COMPANY, L.L.C. PROGRAM


                                                       -------------------------
                                           NAME OF CTA:      ARA Portfolio
                                                          Management Company,
                                                                L.L.C.
                                                       -------------------------
                                       NAME OF PROGRAM:  Alpha Trading Program
                                                       -------------------------
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA:        June 1992
                                                       -------------------------
        INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:      February 1993
                                                       -------------------------
                               NUMBER OF OPEN ACCOUNTS:            6
                                                       -------------------------
AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:     $138.3 million
                                                       -------------------------
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN      $39.6 million
                                               PROGRAM:
                                                       -------------------------
AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL:     $138.3 million
                                                       -------------------------
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN      $39.6 million
                                               PROGRAM:
                                                       -------------------------
                              LARGEST MONTHLY DRAWDOWN:     (6.7)%   (2/96)
                                                       -------------------------
                       LARGEST PEAK-TO-VALLEY DRAWDOWN:  (9.62)%   (4/95-2/96)
                                                       -------------------------
                          1996 COMPOUND RATE OF RETURN:    1.2%   (8 months)
                                                       -------------------------
                          1995 COMPOUND RATE OF RETURN:          7.8%
                                                       -------------------------
                          1994 COMPOUND RATE OF RETURN:          20.7%
                                                       -------------------------
                          1993 COMPOUND RATE OF RETURN:          12.1%
                                                              (11 months)
                                                       -------------------------
                          1992 COMPOUND RATE OF RETURN:           N/A
                                                       -------------------------
                          1991 COMPOUND RATE OF RETURN:           N/A
                                                       -------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO FOREGOING PROGRAM.

                              __________________

    SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

                        CHESAPEAKE CAPITAL CORPORATION

               OCTOBER 1, 1996 ALLOCATION OF TRADED ASSETS:  38%

BACKGROUND


          Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading in the futures and forward markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and to the Illinois corporation on and after August 19, 1991. Chesapeake is registered as a CTA and a CPO with the CFTC, and is also a member in good standing of the NFA. Chesapeake has been registered with the CFTC as a CTA and a CPO since June 20, 1988 and May 8, 1991, respectively, and a member of the NFA since June 20, 1988.

          Mr. R. Jerry Parker, Jr. is the Chairman, Chief Executive Officer, Director, sole shareholder and a principal of Chesapeake. Mr. Parker received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company (a Chicago-based CTA and CPO registered with the
CFTC) in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. During these periods, Mr. Parker had complete discretionary trading authority over a futures account of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman, Chief Executive Officer and Chief Trader.

          Mr. John M. Hoade is President, Secretary and a principal of Chesapeake. Mr. Hoade received a B.S. degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

TRADING STRATEGY

          Chesapeake trades pursuant to its "Diversified Program" for the Fund. The Diversified Program emphasizes diversification with a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake trades on numerous U.S. and non-U.S. exchanges.

          The investment portfolios currently offered by Chesapeake are the "Diversified Program," the "Diversified 2XL Program" and the "Financials and Metals Program" (the "Trading Programs"). The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis on certain markets or market sectors and the exclusion of others. The following overview is not intended as a detailed or exhaustive description of the trading methodologies or strategies employed by Chesapeake, as the exact nature of these methods and strategies is proprietary and confidential.

          Relying primarily on technical analysis, Chesapeake believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework than by attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.

          In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In an effort to determine the overall technical condition of the market and as a timing mechanism for trades, Chesapeake also makes extensive use of internally-generated market information, which includes but is not limited to price volatility, open interest, daily price action, volume and market psychology or sentiment.

          The profitability of the Chesapeake Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in the futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Chesapeake Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

          Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be relatively small and more than offset by gains on profitable transactions.

          The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.


          Chesapeake believes that a long-term commitment to its Trading Programs is necessary for profitable trading. Chesapeake attempts to take a limited number of positions over the long term in an attempt to capture major price movements while limiting downside risk on open positions.

          Decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. The decision not to trade futures interest contracts for a certain period, or not to trade certain futures interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Fund) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

          Futures contracts which are traded by Chesapeake may include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Exchanges on which these transactions take place include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges (e.g., the Belgian Futures and Options Exchange (BELFOX), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange (LCE), the Italian Derivatives Market (IDEM), the Marche a Terme International de France (MATIF), the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange
(TSE), the Singapore International Monetary Exchange (SIMEX), the Sydney Futures Exchange Ltd., and the Winnipeg Commodity Exchange). In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and will generally initiate trades at such point that Chesapeake determines that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.

          Chesapeake engages in transactions in physical commodities, including EFPs.

          Chesapeake generally uses between 15% and 30% of an account's assets as original margin for trading in the Diversified Program, but at times this percentage can be higher.

          The trading strategy utilized by Chesapeake's Trading Programs, including the Diversified Program, may be revised from time to time by Chesapeake as a result of ongoing research and development which seeks to devise new trading systems, as well as test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

          Since the Trading Programs utilized by Chesapeake are proprietary and confidential, the above discussion is general in nature and is not intended to be exhaustive.

PAST PERFORMANCE


          The following information describes the composite actual performance of all customer accounts managed by Chesapeake. Chesapeake trades its Diversified Program on behalf of the Fund. As of August 31, 1996, Chesapeake was managing approximately $780 million (excluding "notional" funds) of customer funds in the futures and forwards markets. Performance information of the program traded on behalf of the Fund is current as of August 31, 1996. Performance information is current as of July 31, 1996 for the Chesapeake programs not traded for the Fund.

          Performance information is set forth for the most recent five full years for each Chesapeake Trading Program or, in the event that a Trading Program has been trading for less than five years, performance information is set forth from the inception of trading. Performance information prior to January 1, 1991 has been excluded in accordance with CFTC regulations.

          Chesapeake has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these computations for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the nominal account sizes of all of the accounts included, calculated in accordance with the "Only Accounts Traded" ("OAT") method, also permitted in certain circumstances by the CFTC. Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return in the performance summaries are representative of the Trading Programs for the periods presented. For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully-Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993 (the Fully-Funded Subset Advisory was released in February 1993). From January 1, 1994 on, Chesapeake has been using the Fully-Funded Subset method.

          In reviewing the following information, prospective investors should understand that performance is "net" of all actual fees and charges and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of the performance of any individual account. The fees and charges applicable to individual accounts are not specifically described herein. However, set forth below is a general description of the charges applicable to such accounts.


          Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month. Brokerage commissions are calculated on a round-turn or flat-rate basis. Round-turn commissions have ranged from approximately $7 per round-turn trade to approximately $50 per round-turn trade. Flat-rate commissions have ranged from approximately 2% of equity to approximately 9% of equity. Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis. Management fees are accrued monthly and are charged at rates ranging from 0% to 8% of equity. Incentive fees are accrued monthly and are charged at rates ranging from 12.5% to 30% of new trading profits. On certain accounts, incentive fees are reduced by the management fees paid over an agreed upon period.


          The "Notes to the Performance Summaries" are set forth on pages 105 through 107.

          The information presented has not been audited. However, Chesapeake believes that such information is accurate and fairly presented.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN ACHIEVED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

          THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

          COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                         INDICATIVE OF FUTURE RESULTS.


 See "Risk Factors -- (2) Past Performance Not Necessarily Indicative of Future
                                   Results."

                        CHESAPEAKE CAPITAL CORPORATION
                              DIVERSIFIED PROGRAM

                          JANUARY 1991 - AUGUST 1996


          The following performance summary and chart reflect the composite performance results from January 1991 through August 1996 of the Diversified Program. Chesapeake trades this program on behalf of the Fund. The performance of the program from February 1988 (inception) through December 1990, while profitable, includes the program's two largest drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.58)%. The program has been utilized in trading for 177 accounts since January 1991. As of August 31, 1996, 114 accounts had been closed and 63 accounts remained open. Of the closed accounts, 98 were profitable and 16 were unprofitable at their closing. Of the 63 open accounts, 62 were profitable and one was unprofitable as of August 31, 1996.

                 Name of CTA:   Chesapeake Capital Corporation
                    Name of program:   Diversified Program
          Inception of client account trading by CTA:   February 1988
        Inception of client account trading in program:   February 1988
                         Number of open accounts:   63

    Aggregate assets (excluding "notional" equity) overall:   $780 million
   Aggregate assets (excluding "notional" equity) in program:   $735 million
    Aggregate assets (including "notional" equity) overall:   $918 million
   Aggregate assets (including "notional" equity) in program:  $861 million
                 Largest monthly drawdown:   (10.98)%  (1/92)
           Largest peak-to-valley drawdown:   (16.62)%  (1/92-5/92)


==============================================================================
 Monthly Performance      1996      1995     1994     1993     1992     1991
------------------------------------------------------------------------------
January                     1.69%   (3.23)%  (3.33)%  0.42%   (10.98)%  (1.29)%
------------------------------------------------------------------------------
February                   (4.26)   (4.39)   (4.88)  15.99     (2.86)    4.84
------------------------------------------------------------------------------
March                       0.28     8.60     0.09    5.86      0.53     2.32
------------------------------------------------------------------------------
April                      10.16     1.45    (0.60)   7.38     (0.44)   (2.80)
------------------------------------------------------------------------------
May                        (3.04)    6.84     9.06    0.40     (3.66)    0.27
------------------------------------------------------------------------------
June                        3.26     0.88     7.02    0.98      6.52    (1.25)
------------------------------------------------------------------------------
July                       (7.14)   (3.09)   (1.70)   9.49     12.96    (1.75)
------------------------------------------------------------------------------
August                      0.32*   (2.66)   (2.98)   5.88      3.16    (3.32)
------------------------------------------------------------------------------
September                            0.20     3.49   (2.63)    (6.78)    4.39
------------------------------------------------------------------------------
October                             (1.11)    1.97   (0.06)     5.21     4.21
------------------------------------------------------------------------------
November                             1.76     4.83    1.03      2.27    (4.68)
------------------------------------------------------------------------------
December                             9.18     2.86    5.77     (1.93)   12.08
------------------------------------------------------------------------------
Compound Annual            0.37*%   14.09%   15.87%  61.82%     1.81%   12.51%
 Rate of Return        (8 months)
==============================================================================



                *  Estimate


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

                                                          OTHER CHESAPEAKE CAPITAL CORPORATION PROGRAMS*
                               ----------------------------------------------------------------------------------------------------
                               ----------------------------------------------------------------------------------------------------
                   NAME OF CTA:     Chesapeake Capital         Chesapeake Capital      Chesapeake Capital     Chesapeake Capital
                                       Corporation                Corporation             Corporation            Corporation
                               ----------------------------------------------------------------------------------------------------
               NAME OF PROGRAM:   Financials and Metals     Diversified 2XL Program   Pacific Rim Program     Foreign Financials
                                         Program                                                                   Program
                               ----------------------------------------------------------------------------------------------------
    INCEPTION OF CLIENT ACCOUNT       February 1988              February 1988           February 1988          February 1988
                TRADING BY CTA:
                               ----------------------------------------------------------------------------------------------------
    INCEPTION OF CLIENT ACCOUNT         March 1992                 April 1994              June 1994              June 1992
            TRADING IN PROGRAM:                                                       ceased trading 8/95    ceased trading 6/94
                               ----------------------------------------------------------------------------------------------------
       NUMBER OF OPEN ACCOUNTS:             6                          4                       0                      0
                               ----------------------------------------------------------------------------------------------------
    AGGREGATE ASSETS (EXCLUDING        $753 million               $753 million            $753 million           $753 million
    "NOTIONAL" EQUITY) OVERALL:
                               ----------------------------------------------------------------------------------------------------
    AGGREGATE ASSETS (EXCLUDING        $27 million                $18 million                 N/A                    N/A
 "NOTIONAL" EQUITY) IN PROGRAM:
                               ----------------------------------------------------------------------------------------------------
     AGGREGATE ASSETS (INCLUDIN   G        $923 million           $923 million            $923 million           $923 million
     "NOTIONAL" EQUITY) OVERALL             :
                               ----------------------------------------------------------------------------------------------------
    AGGREGATE ASSETS (INCLUDING        $31 million                $18 million                 N/A                    N/A
 "NOTIONAL" EQUITY) IN PROGRAM:
                               ----------------------------------------------------------------------------------------------------
      LARGEST MONTHLY DRAWDOWN:      (7.86)%   (7/96)          (16.40)%   (7/96)        (3.30)%   (7/95)       (5.77)%   (9/92)
                               ----------------------------------------------------------------------------------------------------
         LARGEST PEAK-TO-VALLEY   (10.36)%   (1/94-2/94)     (17.59)%   (5/96-7/96)     (3.30)%   (7/95)       (5.77)%   (9/92)
                      DRAWDOWN:
                               ----------------------------------------------------------------------------------------------------
  1996 COMPOUND RATE OF RETURN:    (4.93)%   (7 months)       (8.3)%   (7 months)             N/A                    N/A
                               ----------------------------------------------------------------------------------------------------
  1995 COMPOUND RATE OF RETURN:           12.61%                     18.77%           37.04%   (8 months)            N/A
                               ----------------------------------------------------------------------------------------------------
  1994 COMPOUND RATE OF RETURN:           3.22%               26.88%   (9 months)      (2.76)%   (7 months)  (1.77)%   (6 months)
                               ----------------------------------------------------------------------------------------------------
  1993 COMPOUND RATE OF RETURN:           68.53%                      N/A                     N/A                   21.90%
                               ----------------------------------------------------------------------------------------------------
  1992 COMPOUND RATE OF RETURN:    24.19%   (10 months)               N/A                     N/A            21.42%   (7 months)
                               ----------------------------------------------------------------------------------------------------
  1991 COMPOUND RATE OF RETURN:            N/A                        N/A                     N/A                    N/A
                               ----------------------------------------------------------------------------------------------------



          * The performance information set forth above is current as of July 31, 1996.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

                               ________________

    SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 TRHROUGH 107

                         JOHN W. HENRY & COMPANY, INC.

               OCTOBER 1, 1996 ALLOCATION OF TRADED ASSETS:  38%

BACKGROUND


          John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Company, Inc., to conduct business as a commodity trading advisor. JWH trades numerous contracts on a 24-hour basis in the United States, Europe and Asia, and has grown to be one of the largest advisors in the managed futures industry, managing approximately $1.5 billion (excluding "notional" funds) in customer capital. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. JWH's registration as a CTA became effective in February 1982 and its registration as a CPO became effective in July 1989. JWH is a member of the NFA in these capacities.

          Mr. John W. Henry is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of The John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs.

          Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), the Managed Futures Trade Association ("MFTA") and has served on the nominating committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the principal offices of JWH. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investments, Inc., JWH Risk Management Inc., and JWH Asset Management, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.


          Mr. Mark H. Mitchell is Vice Chairman and a member of the JWH Board of Directors. He is also Vice Chairman and a director of JWH Risk Management, Inc., director of JWH Asset Management, Inc., and Vice President of JWH Investments, Inc. Prior to his employment at JWH commencing in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he had headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association ("MFA"). Mr. Mitchell is currently a member of the CPO/CTA Advisory Committee and the Special Committee for the Review of the Multi-Tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of MFA and the Executive Committee of the Law and Compliance Division of FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


          Mr. David R. Bailin is an Executive Vice President and a member of the Operating Committee of JWH. He is also President of JWH Investments, Inc.; JWH Risk Management, Inc.; JWH Asset Management, Inc.; President and director of Westport Capital Management Corporation and President and Chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director-Development since April 1994 for Global Asset Management ("GAM"), a Bermuda-based investment management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in

1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.


          Mr. Peter F. Karpen is a Managing Director of JWH. Mr. Karpen announced his resignation from JWH on March 18, 1996 but will continue in his present capacity through approximately the end of October 1996. Mr. Karpen joined JWH in June 1995 from CS First Boston where he had been Director of Futures and Options since 1988 and Vice President since 1981. Mr. Karpen has been a member of the board of FIA since 1984 and a member of its executive committee since 1988. Mr. Karpen was chairman of FIA in 1994 and 1995. In addition, he is public director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. He has been a Trustee of the Futures Industry Institute, a member of the CFTC's Regulatory Coordination Advisory Committee and a member of several commodities and securities exchanges in the United States. He received his B.A. from Boston University and M.B.A. from Boston College.

          Mr. James E. Johnson, Jr., is chief financial officer and chief administrative officer for JWH. He also serves as a member of JWH's Operating Committee. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Investments, Inc., JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he had been managing director and chief financial officer for their institutional asset management division since January 1983. His areas of responsibility included finance, operations, and technology. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.

          Ms. Elizabeth A.M. Kenton is a Senior Vice President, the Director of Compliance and a member of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Ms. Kenton is also a Senior Vice President of JWH Risk Management, Inc., the Vice President of JWH Asset Management, Inc., a director of Westport Capital Management Corporation, the Executive Vice President of JWH Investments, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. She received a B.S. in Finance from Ithaca College.

          Ms. Mary Beth Hardy is Senior Vice President and Director of Trading Administration and a member of the Operating and Investment Policy Committees of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, beginning in 1989 Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers, Inc. where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson at Shearson in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association and chairs its Trading and Markets Committee. She received a B.B.A. in Finance from Pace University.

          Mr. David M. Kozak is Counsel to the firm, Vice President and Secretary of JWH. He is also secretary of JWH Risk Management, Inc., JWH Asset Management, Inc. and Assistant Secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

          Mr. Kevin S. Koshi is a Senior Vice President, Chief Trader and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and the implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

          Mr. Barry S. Fox is the Director of Research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of new programs. He also supports and maintains proprietary systems/models used to generate JWH trades. Mr. Fox joined JWH in March 1991, and since that time he has held positions of increasing responsibility in the Research and Product Development Departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support since October 1990 for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

          Ms. Glenda G. Twist is a Director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison, and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to December 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.


          Mr. John A. F. Ford is the director of marketing at JWH and is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J.P. Morgan where he had been vice president and head of corporate communications for the firm's European operations from February 1994 to October 1995. He was previously in a similar position with J.P. Morgan at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of consultancy projects while relocating to the United States. Prior to joining J.P. Morgan, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy, from February 1987 to December 1991. Mr. Ford has also been involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar issues. He also helped market Mercury Asset Management to major institutions and pension funds.

          Mr. Michael D. Gould is Director of Investor Services at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. from October 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a nonferrous metals trading and export business which he ran until September 1985.

          Mr. Jack M. Ryng, C.P.A., joined JWH as the Controller in November 1991. Mr. Ryng is also Chief Financial Officer and Secretary of JWH Investments, Inc. Prior to that time, he was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he was a senior accountant for Leonard Rosen & Co. Mr. Ryng is a member of AICPA and the New York C.P.A. Society, and is a member of the board of the New York Operations Division of the FIA. He received a B.S. in Business Administration from Duquesne University.

          Mr. Michael J. Scoyni is a Managing Director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

          Mr. Christopher E. Deakins is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.

          Mr. Chris J. Lautenslager is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in April 1996, he was the vice president of institutional sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

          Mr. Edwin B. Twist is a Director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was Secretary and Treasurer at J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment at JWH, Mr. Twist was an owner and manager for 16 years of a 2,500-acre commercial farm in eastern Arkansas.

          Ms. Nancy O. Fox, C.P.A., is a Vice President and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut..


          Mr. Julius A. Staniewicz is the senior strategist in JWH's Product Development Department. He will also be President of JWH Asset Management, Inc. upon NFA registration. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewiez was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. Mr. Staniewicz received a B.A. in Economics from Cornell University.


          Ms. Wendy B. Goodyear is director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank where she held several positions, including product development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of increasing responsibility in both the private bank and pension businesses. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.

THE INVESTMENT POLICY COMMITTEE


          The Investment Policy Committee is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time.

TRADING STRATEGY


          JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. JWH currently operates twelve trading programs. JWH implements the Financial and Metals Portfolio for the Fund.

          JWH's systematic investment process is designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathemathical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.


          The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and certain positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent (60)%. Similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid losses of such magnitude.


          JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of program leverage, commencement of trading in an account, markets traded, contracts traded, contract month selection, margin utilization and effective trade execution.


A Disciplined Investment Philosophy
-----------------------------------


          JWH's success is based on the following guiding principles:


          Long-term Perspective. JWH's investment strategies rest on a long-term perspective in the world's financial and commodities markets. Historical performance demonstrates that, because trends often last longer than most market participants expect, strong returns can be generated from positions held over the long term.


          Disciplined Investment Process. The disciplined investment process utilized by JWH is designed to generate superior, risk-adjusted rates of return throughout a market cycle. By consistently applying investment techniques in financial and commodities markets worldwide, JWH is able to participate in rising and falling markets without bias.


          JWH's ongoing research has led to the development of analytical models which suggest the appropriate content, weighting, exits and entries for each investment position. Once established, these positions are monitored around the clock. While many of these positions are closed out within a few days or weeks at a profit or loss, others are retained where JWH's investment guidelines indicate potential opportunity for exceptional returns.


          Trend Identification. JWH's strategies are nonpredictive. Instead, based on comprehensive research on historic pricing data, JWH seeks to recognize the movement of capital from one market to another after trends have begun.


          Global Diversification. For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. JWH investments are positioned to provide access to the performance potential offered by the global marketplace.


          Comprehensive Risk Management. JWH's risk management strategies are designed to decrease volatility and improve the risk/reward characteristics of investments in futures and forwards by relying upon carefully formulated risk management algorithms that define controlled loss parameters prior to execution.


PROGRAM MODIFICATIONS

          In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in extensive research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

          As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLIP will generally not be informed of any such changes.

LEVERAGE

          Leverage adjustments have been and continue to be an integral of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of investors in the Fund.


ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL ACCOUNTS



          JWH has developed procedures for trading pool accounts, such as the Fund, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with the equity in the account on the date of these transactions, JWH's practice is to adjust positions as nearly as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variations in the net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as nearly as possible to the close of business on the last trading day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or even before the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

          JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of cash or forward contracts transacted through banks, brokerage firms or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of these entities' failure, inability or refusal to perform with respect to such contracts.

The Financial and Metals Portfolio


          Researched through 1983, a systematic method was first traded in a format using solely financial and metals futures in August 1984. That program, the Financial and Metals Portfolio, used by JWH in managing Fund assets, uses quantitative, trend analysis models, participates in four major market sectors --interest rates, foreign exchange, stock indices and precious metals -- and seeks to capitalize on sustained moves in global finanacial markets.

          The Financial and Metals Portfolio may take long, short or neutral positions within the four market sectors traded. Because assets are concentrated in interest rates, currencies, stock indices and metals only, volatility can be higher than in a more diversified portfolio.

Other JWH Programs


          In addition to the Financial and Metals Portfolio, JWH currently operates eleven other trading programs for U.S. and non-U.S. investors, none of which are utilized by JWH for the Fund. Each program is operated separately and independently. These programs emphasize intermediate and long-term, quantitative, trend-analysis models designed with the objective of achieving speculative rates of return.

          The Original Investment Program, which began in 1981, uses long-term, quantitative models. This program trades in seven different market sectors trading 20 to 25 commodities on both U.S. and non-U.S. exchanges. The KT Diversified Program began in 1983 and ceased trading in February 1994. This program utilized a neutral phase, and thus did not maintain constant positions in the markets. This program participated in eight market sectors and traded 19 to 24 commodities only on U.S. exchanges. The Global Diversified Portfolio invests in futures and forward contracts in a number of different markets, sectors, and countries and is JWH's most diversified trading program. This program has been trading for investors since June 1988. The International Foreign Exchange Program, begun in 1986, concentrates exclusively on trading between 10 to 15 foreign currencies in outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions. InterRate', which commenced trading in November 1987, uses a portfolio of foreign currency contracts that seeks to capture interest-rate differentials between countries. This program utilizes leverage that is significantly lower than other JWH programs, reducing risk as it seeks to generate returns significantly enhanced over the prevailing 91-day U.S. government securities rate.


          The World Financial Perspective, which began in 1986, trades the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. The pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in futures portfolios. In February 1991, JWH began trading a portfolio in which the same techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations, known as "the Group of Seven" and Switzerland. These currencies are the Japanese yen, British pound, Canadian dollar, German mark, French franc, Italian lira, the U.S. dollar and Swiss franc and are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the interbank market and from time to time on U.S. futures exchanges. The Yen Financial Portfolio began in August 1991 and uses the same quantitative models used in the Financial and Metals Portfolio. The Yen Financial Portfolio trades futures on the Japanese yen, the 10-year Japanese Government Bond, the Euroyen and the Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to trade a combined portfolio of currencies and international long-term bonds. In June 1994, JWH began trading the Global Financial Portfolio, which utilizes the same reversal approach as the Original Investment Program. The program trades in four market sectors: interest rates, stock indices, currencies and energy. The Dollar Program began trading client capital in June 1996. This program is designed to capitalize on price movements in the U.S. Dollar utilizing intermediate-term and long-term quantitative trend analysis models, and takes outright positions in the Japanese yen, German mark, Swiss franc, and British pound versus the U.S. dollar.


          The Worldwide Bond Program (WWB) began trading client capital in 1994. WWB invests in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond, and Australian 10-year bond. Unlike most fixed income investments, WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment. Rather, WWB is designed to capitalize on dominant trends, whether rising or falling, in worldwide bond markets.

          The Delevered Yen Denominated Financial and Metals Profile which began trading in October 1995 seeks to capitalize on sustained moves in global financial markets utilized intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one half of the leverage of the traditional Financial and Metals portfolio and is traded from the perspective of the Japanese yen.

PAST PERFORMANCE


          The following information describes the composite actual performance of all customer and proprietary accounts managed by JWH and JWH Investments Inc. JWH trades its Financial and Metals Portfolio on behalf of the Fund. As of August 31, 1996, JWH was managing approximately $1.5 billion (excluding "notional" funds) of customer funds in the futures and forwards markets. All performance information is current as of August 31, 1996.

          Performance information is set forth for the most recent five full years for each JWH and JWH Investments, Inc. program or, in the event that a program has been trading for less than five years, performance information is set forth from the inception of client account trading in such program. Performance information prior to January 1, 1991 has been excluded in accordance with CFTC regulations.


          "Notes to the Performance Summaries" are set forth on pages 105 through 107.


          An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same investment program, can have varying performance results. The reasons for this include numerous material differences among accounts including, but not limited to: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the periods during which accounts are active; (c) the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH); (d) leverage employed; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid; (h) the timing of orders to open or close positions; (i) the market conditions which in part determine the quality of trade executions; (j) trading instructions/restrictions of the client; (k) variations in fill prices; and (l) the timing of additions and withdrawals.

          During the periods covered by the performance summaries, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods may have been utilized more often in recent years and, therefore, have had a more pronounced effect on performance results during recent periods. In reviewing the JWH performance summaries, prospective investors should bear in mind the possible effects of these, and other, variations on rates of return and in the application of JWH's investment methods.

          The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any of the accounts represented in the performance summaries. Investors are further cautioned that the data set forth in the performance summaries is not indicative of any trading results which may be attained by JWH in the future, since past performance is not necessarily indicative of future results. On several occasions, JWH has decreased leverage over the last five years, in certain markets as well as in entire trading programs. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

          Prior to December 1991 for JWH, and July 1992 for JWH Investments, Inc., performance summaries are presented on a cash basis except as otherwise stated herein. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

          Beginning with the change to the accrual basis of accounting for incentive fees (in December 1991 for JWH and July 1992 for JWH Investments, Inc.), the net effect on monthly net performance and the monthly rates of return in the performance summaries of continuing to record interest income, management fees, commissions and other expenses on a cash basis differs immaterially from the results which would be obtained using accrual basis accounting.

          Advisory fees vary from account to account managed pursuant to all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

          The Notes to the Performance Summaries are an integral part of such performance summaries, which are presented on a cash basis except as otherwise described herein.

ADDITIONAL NOTE TO THE FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE
---------------------------------------------------------------------------
SUMMARY
-------
          In May 1992, 35 percent of the assets in the Financial and Metals Portfolio was deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of return achieved. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio performance summary was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio performance summary, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

          Additionally, the Financial and Metals Portfolio composite performance summary includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance summary.

ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE
--------------------------------------------------------------------
SUMMARIES
---------

          The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses are recognized in yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions are adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance may be affected by fluctuations in the dollar/yen conversion rate, and investors may open accounts with either U.S. dollar or Japanese yen deposits, performance records from the perspective of both denominations are presented.

          Accordingly, as the equity mix between U.S. dollars and Japanese yen varies, performance from each perspective will also vary. Investors should be aware that their individual account performance may differ from the composite performance summaries presented in relation to the perspective of their base currency. Such differences arise from exchange rate movements, percentage of account balances held in yen, and fee arrangements.


          This program began trading client capital in January 1992. In July 1996, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

          The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance has varied historically due to a number of factors unique to this portfolio, including whether the portfolio is denominated in dollars or yen, the event of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that have materially influenced performance depend on clients' specific choices that effectively result in customized client portfolios.

ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARY
-------------------------------------------------------------------------------

          Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44 percent and negative 17 percent, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101 percent, 75 percent and 67 percent, respectively. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts therefore achieved annual rates of return for 1995 of 122%, 92% and 78%, respectively.


          This program began trading client capital in June 1994. In July 1995, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged a client investment in the fund; therefore, there is no material impact on the rates of return presented.


ADDITIONAL NOTE TO THE ORIGINAL INVESTMENT PROGRAM COMPOSITE PERFORMANCE
------------------------------------------------------------------------
SUMMARY
-------



          This program began trading client capital in October 1982. In November 1994, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged a client investment in the fund; therefore, there is no material impact on the rates of return presented.


ADDITIONAL NOTE TO THE G-7 CURRENCY PORTFOLIO COMPOSITE PERFORMANCE
-------------------------------------------------------------------
SUMMARY
-------


          G-7 began trading client capital in February 1991. From July 1995 through December 1995 one proprietary account was trading pursuant to an investment in a fund, and in August 1996 an additional proprietary account began trading pursuant to the same fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and have been subject to all of the same fees and expenses that would be charged a client investment in the fund; therefore, there is no material impact on the rates of return presented.


ADDITIONAL NOTE TO THE SUMMARIES PRESENTED WHICH UTILIZE THE FULLY-FUNDED
-------------------------------------------------------------------------
SUBSET METHOD -- I.E., THE GLOBAL DIVERSIFIED PORTFOLIO AND JWH
---------------------------------------------------------------
INVESTMENTS, INC. INTERRATE' (TM) (THE "FULLY-FUNDED SUBSET SUMMARIES")
------------------------------------------------------------------

          The level of actual funds in the accounts that comprise these two performance summaries currently requires additional disclosure. Actual funds are the amount of margin-qualifying assets on deposit. Nominal account size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of actual funds. Notional funds are the amount by which the nominal account size exceeds the amount of actual funds. The amount of notional equity in the accounts that compose these summaries requires additional disclosure under current CFTC policy. The Fully-Funded Subset Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. See "-- Chesapeake Capital Corporation -- Past Performance," above. This method permits notional and fully-funded accounts to be included in a single performance summary.

          To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the programs.

          These computations have been performed for the Global Diversified Portfolio from January 1, 1992 to its close and JWH Investments, Inc.'s InterRate(TM) from inception to its close. They were designed to provide assurance that the performance presented in the Fully-Funded Subset Summaries and calculated on a Fully-Funded Subset basis would be representative of such performance calculated on a basis which includes notional funds in beginning equity. The rates of return in the Fully-Funded Subset Summaries are calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. JWH and JWH Investments, Inc. believe that this method yields substantially the same adjusted rates of return as would the Fully-Funded Subset method were there any "fully-funded" accounts, and that the rates of return for the Fully-Funded Subset Summaries are representative of the performance of the programs for the periods presented.

          The information presented has not been audited. However, JWH and JWH Investments, Inc. believe that such information is accurate and fairly presented.

          INTERRATE(TM) IS QUALITATIVELY DIFFERENT FROM THE METHODS WHICH PROGRAMS. THE PROGRAMS REPRESENTED IN THE COMPOSITE PERFORMANCE RECORD DIFFER FROM INTERRATE(TM) WITH RESPECT TO: (a) FEES CHARGED; (b) LENGTH OF TIME FOR WHICH POSITIONS ARE HELD; (c) POSITIONS TAKEN; (d) LEVERAGE USED; AND (e) RATE OF RETURN OBJECTIVES.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

          A NUMBER OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES WERE TRADED IN A MANNER MATERIALLY DIFFERENT FROM THAT IN WHICH JWH TRADES ON BEHALF OF THE FUND.

          THE FOLLOWING PERFORMANCE SUMMARIES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED THE FUND.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                         INDICATIVE OF FUTURE RESULTS.


 See "Risk Factors -- (2) Past Performance Not Necessarily Indicative of Future
                                   Results."

                         JOHN W. HENRY & COMPANY, INC.
                        FINANCIAL AND METALS PORTFOLIO

                          JANUARY 1991 - AUGUST 1996


          The following performance summary and chart reflect the composite performance results from January 1991 through August 1996 of the Financial and Metals Portfolio. JWH trades this program on behalf of the Fund. The program has been utilized in trading for 359 accounts since its inception. As of August 31, 1996, 288 accounts had been closed and 71 accounts remained open. Of the closed accounts, 251 were profitable and 37 were unprofitable at their closing. Of the 71 open accounts, 66 were profitable and 5 were unprofitable as of August 31, 1996.

                 Name of CTA:   John W. Henry & Company, Inc.
               Name of program:   Financial and Metals Portfolio
          Inception of client account trading by CTA:   October 1982
        Inception of client account trading in program:   October 1984

                         Number of open accounts:   71

    Aggregate assets (excluding "notional" equity) overall:   $1.5 billion

   Aggregate assets (excluding "notional" equity) in program:   $912
                                 million

    Aggregate assets (including "notional" equity) overall:   $1.5 billion

   Aggregate assets (including "notional" equity) in program:   $912
                                 million

       Largest monthly drawdown on a composite basis:   (18.0)%  (1/92)

    Largest monthly drawdown on an individual account basis: (27.7)% (9/92)
           Largest peak-to-valley drawdown:   (39.5)%  (12/91-5/92)



================================================================================
Monthly Performance        1996      1995      1994     1993     1992     1991
--------------------------------------------------------------------------------
January                  6.0%       (3.8)%   (2.9)%    3.3%    (18.0)%  (2.3)%
--------------------------------------------------------------------------------
February                (5.5)       15.7     (0.6)    13.9     (13.5)    3.8
--------------------------------------------------------------------------------
March                    0.7        15.3       7.2    (0.3)      3.0     4.5
--------------------------------------------------------------------------------
April                    2.3         6.1       0.9     9.3     (12.2)   (0.8)
--------------------------------------------------------------------------------
May                     (1.7)        1.2       1.3     3.3      (5.7)   (0.3)
--------------------------------------------------------------------------------
June                     2.2        (1.7)      4.5     0.1      21.9    (1.3)
--------------------------------------------------------------------------------
July                    (1.1)       (2.3)     (6.1)    9.7      25.5   (13.4)
--------------------------------------------------------------------------------
August                  (0.8)        2.1      (4.1)   (0.8)     10.2     4.8
--------------------------------------------------------------------------------
September                           (2.1)      1.5     0.2      (5.2)   25.8
--------------------------------------------------------------------------------
October                              0.3       1.7    (1.1)     (4.5)   (7.7)
--------------------------------------------------------------------------------
November                             2.6      (4.4)   (0.3)     (0.8)    6.6
--------------------------------------------------------------------------------
December                             1.7      (3.5)    2.9      (2.6)   39.4
Compound Annual         1.61%      38.53%   (5.32)%  46.82%   (10.89)%  61.88%
Rate of Return        (8 months)
===============================================================================


      In May 1991, one proprietary account commenced trading and in March 1992 a second proprietary account commenced trading. Both accounts appear in the capsule performance from their inception until August 1995. The maximum percentage of proprietary funds during this time period was less than 0.50%. These proprietary funds had no material effect on the rate of return.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

                        [PAGE LEFT INTENTIONALLY BLANK]

                                  -------------------------------------------------------------------------------------------------

                                                        OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS

                                  -------------------------------------------------------------------------------------------------


NAME OF CTA:                               John W. Henry       John W. Henry        John W. Henry        John W. Henry
                                            & Company,          & Company,         & Company,             & Company,
                                               Inc.                Inc.               Inc.                   Inc.
                                  -------------------------------------------------------------------------------------------------
NAME OF PROGRAM:                             Original            Global            International          The World
                                            Investment         Diversified          Currency and           Financial
                                              Program           Portfolio          Bond Portfolio         Perspective
                                  -------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT
 ACCOUNT TRADING BY CTA:                   October 1982        October 1982         October 1982          October 1982
                                  -------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT
 ACCOUNT TRADING IN PROGRAM:               October 1982          June 1988          January 1993           April 1987
                                  -------------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:                        27                  17                    1                     5
                                  -------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
(EXCLUDING "NATIONAL"  EQUITY)
 OVERALL:                                  $1.5 billion        $1.5 billion        $1.5 billion          $1.5 billion
                                  -------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (EXCLUDING "NATIONAL" EQUITY)
  IN PROGRAM:                              $157 million        $133 million        $2 million            $18 million
                                  -------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (INCLUDING "NATIONAL"
 EQUITY) OVERALL:                          $1.5 billion        $1.5 billion        $1.5 billion          $1.5 billion
                                  -------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (INCLUDING "NATIONAL"
 EQUITY) IN PROGRAM:                       $157 million        $133 million         $2 million            $18 million
                                  -------------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN
 ON A COMPOSITE BASIS:                   (14.1)% (10/94)      (16.8)% (7/91)      (6.7)% (7/94)         (21.6)% (1/92)
                                  -------------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN ON AN
INDIVIDUAL ACCOUNT BASIS:                (18.1)% (2/92)       (20.3)% (7/91)      (7.8)% (7/94)         (25.5)% (1/92)
                                  -------------------------------------------------------------------------------------------------
LARGEST PEAK-TO-VALLEY
 DRAWDOWN:                           (26.2)%  (6/94-10/94)  (29.1)% (12/91-5/92)  (20.1)% (6/94-1/95)  (32.0)% (12/91-10/92)
                                  -------------------------------------------------------------------------------------------------
1996 COMPOUND RATE OF RETURN:            (4)% (8 months)       (5)% (8 months)       (4)% (8 months)      10% (8 months)
                                  -------------------------------------------------------------------------------------------------
1995 COMPOUND RATE OF RETURN:                  53%                 20%                  37%                   32%
                                  -------------------------------------------------------------------------------------------------
1994 COMPOUND RATE OF RETURN:                 (6)%                 10%                 (2)%                 (15)%
                                  -------------------------------------------------------------------------------------------------
1993 COMPOUND RATE OF RETURN:                  41%                 60%                  15%                   14%
                                  -------------------------------------------------------------------------------------------------
1992 COMPOUND RATE OF RETURN:                  11%               (13)%                  N/A                  (23)%
                                  -------------------------------------------------------------------------------------------------
1991 COMPOUND RATE OF RETURN:                   5%                 40%                  N/A                   15%
                                  -------------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------------

NAME OF CTA:                                         John W. Henry         JohnW. Henry          John W. Henry
                                                    & Company, Inc.       & Company, Inc        & Company, Inc
                                  -------------------------------------------------------------------------------------------------
NAME OF PROGRAM:                                   Global Financial          Delevered           International
                                                       Portfolio               Yen                  Foreign
                                                                            Denominated             Exchange
                                                                            Financial               Program
                                                                            and Metals
                                                                              Profile
                                  ------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT
 ACCOUNT TRADING BY CTA:                             October 1982          October 1982           October 1982
                                  ------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT
 ACCOUNT TRADING IN
 PROGRAM:                                             June 1994           October 1995           August 1986
                                  ------------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:                                  5                   1                      7
                                  ------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (EXCLUDING "NOTIONAL" EQUITY)
  OVERALL:                                           $1.3 billion          $1.5 billion             $1.5 billion
                                  ------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (EXCLUDING "NOTIONAL" EQUITY)
  IN PROGRAM:                                        $58 million         (Yen)923 million    $67 million
                                  ------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (INCLUDING "NOTIONAL" EQUITY)
 OVERALL:                                            $1.5 billion          $1.5 billion      $1.5 billion
                                  ------------------------------------------------------------------------------------------------
AGGREGATE ASSETS
 (INCLUDING "NOTIONAL" EQUITY) IN
  PROGRAM:                                           $58 million         (Yen)923 million    $67 million
                                   -----------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN
 ON A COMPOSITE BASIS:                              (17.4)% (11/94)          (3.2)% (2/96)    (12.0)% (1/92)
                                   -----------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN ON AN
INDIVIDUAL ACCOUNT BASIS:                           (19.5)% (11/94)          (3.2)% (2/96)      (13.6)% (1/92)
                                   -----------------------------------------------------------------------------------------------
LARGEST PEAK-TO-VALLEY DRAWDOWN:                 (46.0)% (6/94-1/95)      (5.1)% (1/96-8/96)  (24.1)% (12/91-4/92)
                                   -----------------------------------------------------------------------------------------------
1996 COMPOUND RATE OF RETURN:                         5% (8 months)          (3)% (8 months)     (7)% (8 months)
                                   -----------------------------------------------------------------------------------------------
1995 COMPOUND RATE OF  RETURN:                            86%                0.2% (3 months)           17%
                                   -----------------------------------------------------------------------------------------------
1994 COMPOUND RATE OF  RETURN:                        (38)% (7 months)           N/A                   (6)%
                                   -----------------------------------------------------------------------------------------------
1993 COMPOUND RATE OF  RETURN:                             N/A                   N/A                   (5)%
                                   -----------------------------------------------------------------------------------------------
1992 COMPOUND RATE OF RETURN:                              N/A                   N/A                     5%
                                   -----------------------------------------------------------------------------------------------
1991 COMPOUND RATE OF  RETURN:                             N/A                   N/A                    39%
                                   -----------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

      SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

                                  -------------------------------------------------------------------------------------------------

                                                           OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                  -------------------------------------------------------------------------------------------------

                     NAME OF CTA:          John W. Henry       John W. Henry        John W. Henry        John W. Henry
                                            & Company,          & Company,         & Company, Inc.         & Company,
                                               Inc.                Inc.                                       Inc.
                                  -------------------------------------------------------------------------------------------------
                                                              Worldwide Bond
                 NAME OF PROGRAM:     G-7 Currency Portfolio     Program           Dollar Program          InterRate(TM)
                                  -------------------------------------------------------------------------------------------------
              INCEPTION OF CLIENT
          ACCOUNT TRADING BY CTA:          October 1982        October 1982         October 1982          October 1982
                                  -------------------------------------------------------------------------------------------------
              INCEPTION OF CLIENT                                                                        December 1988
      ACCOUNT TRADING IN PROGRAM:          February 1991       July 1996            July 1996           ceased trading 7/96
                                  -------------------------------------------------------------------------------------------------
         NUMBER OF OPEN ACCOUNTS:                9                   2                    2                     0
                                  -------------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
   (EXCLUDING "NOTIONAL"  EQUITY)
                         OVERALL:          $1.5 billion        $1.5 billion        $1.5 billion          $1.5 billion
                                  -------------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
    (EXCLUDING "NOTIONAL" EQUITY)
                      IN PROGRAM:          $103 million        $  9 million          $9 million               N/A
                                  -------------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
            (INCLUDING "NOTIONAL"
                 EQUITY) OVERALL:          $1.5 billion        $1.5 billion        $1.5 billion          $1.5 billion
                                  -------------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
    (INCLUDING "NOTIONAL" EQUITY)
                      IN PROGRAM:          $103 million          $9 million         $9 million               N/A
                                  -------------------------------------------------------------------------------------------------
         LARGEST MONTHLY DRAWDOWN
            ON A COMPOSITE BASIS:        (10.7)% (1/92)              None           (2.3)% (8/96)         (9.71)% (9/92)
                                  -------------------------------------------------------------------------------------------------
   LARGEST MONTHLY DRAWDOWN ON AN
        INDIVIDUAL ACCOUNT BASIS:        (12.3)% (1/92)              None           (2.3)% (8/96)       (10.2)% (9/92)
                                  -------------------------------------------------------------------------------------------------
           LARGEST PEAK-TO-VALLEY
                        DRAWDOWN:    (19.5)%  (7/93-1/95)            None        (3.5)% (7/96-8/96)   (17.8)% (8/92-2/94)
                                  -------------------------------------------------------------------------------------------------
    1996 COMPOUND RATE OF RETURN:        (4)% (8 months)       (3)% (2 mos)          (4)% (2 mos)         6% (7 months)
                                  -------------------------------------------------------------------------------------------------
    1995 COMPOUND RATE OF RETURN:              32%                  N/A                  N/A                  5%
                                  -------------------------------------------------------------------------------------------------
    1994 COMPOUND RATE OF RETURN:             (5)%                  N/A                  N/A                  3%
                                  -------------------------------------------------------------------------------------------------
    1993 COMPOUND RATE OF RETURN:             (6)%                  N/A                  N/A                (5)%
                                  -------------------------------------------------------------------------------------------------
    1992 COMPOUND RATE OF RETURN:              15%                  N/A                  N/A                (1)%
                                  -------------------------------------------------------------------------------------------------
    1991 COMPOUND RATE OF RETURN:         49% (11 months)           N/A                  N/A                 9%
                                  -------------------------------------------------------------------------------------------------
                                  ------------------------------------------------------------------------------------------------
                     NAME OF CTA:                    John W. Henry
                                                    & Company, Inc.          JWH Investments, Inc.       JWH Investments, Inc.
                                  -----------------------------------------------------------------------------------------------
                                                                              Financial and Metals
                 NAME OF PROGRAM:                KT Diversified Program         Portfolio                  InterRate(TM)
                                  -----------------------------------------------------------------------------------------------
               NCEPTION OF CLIENT
          ACCOUNT TRADING BY CTA:                    October 1982             September 1991             September 1991
                                  -----------------------------------------------------------------------------------------------
              INCEPTION OF CLIENT
                  ACCOUNT TRADING                   January 1984,             September 1991,           February 1992,
                         PROGRAM:                 ceased trading 2/94       ceased trading 7/95      ceased trading 11/93
                                  -----------------------------------------------------------------------------------------------
         NUMBER OF OPEN ACCOUNTS:                         0                       0                         0
                                  -----------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
    (EXCLUDING "NOTIONAL" EQUITY)
                         OVERALL:                    $1.5 billion                 0                         0
                                  -----------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
    (EXCLUDING "NOTIONAL" EQUITY)
                      IN PROGRAM:                         N/A                    N/A                       N/A
                                  -----------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
    (INCLUDING "NOTIONAL" EQUITY)
                         OVERALL:                    $1.5 billion                 0                         0
                                  -----------------------------------------------------------------------------------------------
                 AGGREGATE ASSETS
 (INCLUDING "NOTIONAL" EQUITY) IN
                         PROGRAM:                         N/A                    N/A                       N/A
                                   ----------------------------------------------------------------------------------------------
         LARGEST MONTHLY DRAWDOWN
            ON A COMPOSITE BASIS:                   (19.2)% (7/91)          (16.6)% (1/92)            (9.3)% (9/92)
                                   ----------------------------------------------------------------------------------------------
   LARGEST MONTHLY DRAWDOWN ON AN
        INDIVIDUAL ACCOUNT BASIS:                   (28.6)% (1/92)          (16.6)% (1/92)            (9.3)% (9/92)
                                   ----------------------------------------------------------------------------------------------
 LARGEST PEAK-TO-VALLEY DRAWDOWN:                (40.6)% (1/91-3/92)    (32.4)% (12/91-5/92)       (20.6)% (8/92-11/93)
                                   ----------------------------------------------------------------------------------------------
    1996 COMPOUND RATE OF RETURN:                         N/A                    N/A                       N/A
                                   ----------------------------------------------------------------------------------------------
   1995 COMPOUND RATE OF  RETURN:                         N/A                30% (7 months)                N/A
                                   ----------------------------------------------------------------------------------------------
   1994 COMPOUND RATE OF  RETURN:                    (14)% (2 months)            (1)%                      N/A
                                   ----------------------------------------------------------------------------------------------
   1993 COMPOUND RATE OF  RETURN:                         21%                     46%                (10)% (11 months)
                                   ----------------------------------------------------------------------------------------------
    1992 COMPOUND RATE OF RETURN:                       (12)%                    (4)%                   3% (11 months)
                                   ----------------------------------------------------------------------------------------------
   1991 COMPOUND RATE OF  RETURN:                        (2)%                     59% (4 months)           N/A
                                    ---------------------------------------------------------------------------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

      SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

                JOHN W. HENRY & COMPANY, INC, TRADING PROGRAMS
                            PERFORMANCE SUMMARIES

                            YEN FINANCIAL PORTFOLIO

                  NAME OF CTA: John W. Henry & Company, Inc.
               Inception of client account trading: October 1982
         Inception of client account trading in program: January 1992
                          Number of open accounts: 7
     Aggregate assets (excluding "notional" equity) overall: $1.5 billion Aggregate assets (excluding "notional equity) in program: $38 million Aggregate assets (including "notional" equity) overall: $1.5 billion
    Aggregate assets (including "notional" equity) in program: $38 million

                         See additional Note on p. 97.


---------------------------------------------------------------------------------------------------------------------------------
                                                AGGREGATE                                    LARGEST             LARGEST
        ACCOUNT NO.          INCEPTION OF         ASSETS           COMPOUND RATE             MONTHLY          PEAK-TO-VALLEY
                               TRADING        AUGUST 31, 1996       OF RETURN (%)            DRAWDOWN %           DRAWDOWN %
---------------------------------------------------------------------------------------------------------------------------------
             1               1/92              $5.9 million      1996:  (15) (8 months)   (14.4)-2/92      (30.5) - 4/95-7/96
                                                                 1995:  21
                                                                 1994:  (13)
                                                                 1993:  76
                                                                 1992:  20
----------------------------------------------------------------------------------------------------------------------------------
             2               1/93              $1.0 million      1996:  (14) (8 months)   (6.9) - 7/95     (29.0) - 4/95-7/96
                                                                 1995:  21
                                                                 1994:  (9)
                                                                 1993:  71
----------------------------------------------------------------------------------------------------------------------------------
             3               1/94              $0.9 million      1996:  (14) (8 months)   (6.0) - 7/95     (26.6) - 4/95-7/96
                                                                 1995:  22
                                                                 1994:  (8)
----------------------------------------------------------------------------------------------------------------------------------
             4               6/94              $22.4 million     1996:  (8)  (8 months)   (6.5) - 7/95     (22.3) - 4/95-7/96
                                                                 1995:  24
                                                                 1994:  (2)  (6 months)
----------------------------------------------------------------------------------------------------------------------------------
             5               8/94              $4.4 million      1996:  (12) (8 months)   (7.1) - 7/95     (30.4) - 4/95-7/96
                                                                 1995:  21
                                                                 1994:  (4)  (5 months)
----------------------------------------------------------------------------------------------------------------------------------
             6               1/95              $2.2 million      1996:  (17) (8 months)   (7.5) - 7/95     (35.5) - 5/96-7/96
                                                                 1995:  13
----------------------------------------------------------------------------------------------------------------------------------
             7               3/94              (Yen)179 million  1996:  (6)  (8 months)   (6.7) - 7/96     (15.9) - 2/96-7/96
                                                                 1995:  28
                                                                 1994:  (11) (10 months)
----------------------------------------------------------------------------------------------------------------------------------
             8               4/92              closed - 9/93     1993:  63   (9 months)   (11.7) - 5/92    (11.7) - 4/92-5/92
                                                                 1992:  27
----------------------------------------------------------------------------------------------------------------------------------
             9               2/92              closed - 12/92    1992:  33   (11 months)  (11.5) - 2/92    (11.5) - 2/92
----------------------------------------------------------------------------------------------------------------------------------
             10              3/94              closed - 12/94    1994:  (7)  (10 months)  (5.4) - 5/94     (10.5) - 4/94-12/94

----------------------------------------------------------------------------------------------------------------------------------
             11              11/93             closed - 8/95     1995:  20   (8 months)   (9.0) - 8/95     (18.8) - 4/95-8/95
                                                                 1994:  (13)
                                                                 1993:  5    (2 months)
----------------------------------------------------------------------------------------------------------------------------------
             12              11/93             closed - 1/95     1995:  (1)  (1 month)    (6.3) - 5/94     (16.5) - 4/94-1/95
                                                                 1994:  (15)
                                                                 1993:  5    (2 months)
----------------------------------------------------------------------------------------------------------------------------------
             13              12/92             closed - 3/96     1996:  (4)  (3 months)   (4.9) - 7/95     (15.8) - 12/93-1/95
                                                                 1995:  31
                                                                 1994:  (14)
                                                                 1993:  69
                                                                 1992:  0.1  (1 month)
----------------------------------------------------------------------------------------------------------------------------------
             14              1/93              closed - 12/95    1995:  (11)              (6.2) - 6/95     (15.8) - 4/95-12/95
                                                                 1994:  (4)
                                                                 1993:  43
----------------------------------------------------------------------------------------------------------------------------------
             15              4/93              closed -9/94      1994:  (19) (9 months)   (5.8) - 5/94     (19.9) - 11/93-9/94
                                                                 1993:  25   (9 months)
----------------------------------------------------------------------------------------------------------------------------------
             16              1/94              closed - 8/94     1994:  (7)  (8 months)   (5.5) - 5/94     (11.0) - 4/94-8/94
----------------------------------------------------------------------------------------------------------------------------------

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

       SEE"NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 105 THROUGH 107.

               JOHN W. HENRY & COMPANY, INC., TRADING PROGRAMS
                            PERFORMANCE SUMMARIES

                           YEN FINANCIAL PORTFOLIO

                  Name of CTA: John W. Henry & Company, Inc.
              Inception of client account trading: October 1982
         Inception of client account trading in program: January 1992
                          Number of open accounts: 7
     Aggregate assets (excluding "national" equity) overall: $1.5 billion Aggregate assets (excluding "national" equity) in program: $38 million
     Aggregate assets (including "national" equity) overall: $1.5 billion Aggregate assets (including "national" equity) in program: $38 million

                         See Additional Note on p.97.


------------------------------------------------------------------------------------------------------------------------------------
                                                Aggregate                                     Largest                   Largest
     Account No.         Inception of             Assets             Compound Rate            Monthly                Peak-to-Valley
                           Trading             August 31, 1996        of Return (%)         Drawdown %                 Drawdown %
------------------------------------------------------------------------------------------------------------------------------------
          17         12/92              closed - 1/96            1996:   0.3  (1 month)   (6.0) - 7/95           (12.4) - 4/95-10/95
                                                                 1995:  27
                                                                 1994:  (5)
                                                                 1993:  74
                                                                 1992:  (1)   (1 month)
------------------------------------------------------------------------------------------------------------------------------------
          18         3/94               closed - 4/96            1996:  (6)   (4 months)  (6.2) - 7/95           (18.5) - 4/95-4/96
                                                                 1995:  19
                                                                 1994: (10)  (10 months)
------------------------------------------------------------------------------------------------------------------------------------
          19         12/94              closed                   1996:  (8)   (4 months)  (6.6) - 7/95           (21.1) - 4/95-4/96
                                                                 1995:  18
                                                                 1994: 0.2    (1 month)
------------------------------------------------------------------------------------------------------------------------------------
          20         6/94               closed - 12/94           1994:  (8)   (7 months)  (5.1) - 7/94           (10.4) - 6/94-11/94
------------------------------------------------------------------------------------------------------------------------------------
          21         6/94               closed - 3/95            1995:  48    (3 months)  (3.6) - 7/94            (9.9) - 6/94-1/95
                                                                 1994:  (7)   (7 months)
------------------------------------------------------------------------------------------------------------------------------------
          22         4/94               closed - 9/94            1994:  (5)   (6 months)  (4.7) - 5/94            (7.0) - 4/94-9/94
------------------------------------------------------------------------------------------------------------------------------------
          23         3/94               closed - 9/94            1994: (10)   (7 months)  (6.3) - 5/94           (11.0) - 4/94-9/94
------------------------------------------------------------------------------------------------------------------------------------
          24         4/94               closed - 9/94            1994: (10)   (6 months)  (9.1) - 5/94           (12.9) - 4/94-9/94
------------------------------------------------------------------------------------------------------------------------------------
          25         4/93               closed - 12/94           1994: (17)               (6.1) - 5/94           (17.9) -11/93-12/94
                                                                 1993:  27    (9 months)
------------------------------------------------------------------------------------------------------------------------------------
          26         9/93               closed - 12/94           1994: (12)               (6.0) - 5/94           (14.1) - 4/94-12/94
                                                                 1993:   3    (4 months)
------------------------------------------------------------------------------------------------------------------------------------





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

       SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGE 105 THROUGH 107.

Chesapeake Capital Corporation, one of the three current "core" Advisors, will, if requested, trade "notional" equity for clients -- i.e., trade such clients' accounts as if more equity were committed to such accounts than is, in fact, the case. The Fund's accounts do not include any notional equity.


                      NOTES TO THE PERFORMANCE SUMMARIES


1. Name of CTA is the name of the "core" Advisor which directed the accounts included in the performance summary.


2. Name of program is the name of the trading program used by the "core" Advisor in directing the accounts included in the performance summary.


3. Inception of client account trading by CTA is the date on which the relevant "core" Advisor began directing client accounts.


4. Inception of client account trading in program is the date on which the relevant "core" Advisor began directing client accounts pursuant to the program shown in the performance summary.


5. Number of open accounts is the number of accounts directed by the relevant "core" Advisor pursuant to the program shown in the performance summary, as of the end of the period covered by the performance summary.


6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant "core" Advisor in all programs operated by such "core" Advisor, as of the end of the period covered by the performance summary. With respect to ARA and Chesapeake, these numbers include client funds only. With respect to JWH, these numbers also include proprietary funds; however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.


7. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant "core" Advisor in the program shown in the performance summary, as of the end of the period covered by the performance summary. With respect to ARA and Chesapeake, these numbers include client funds only. With respect to JWH, these numbers may also include proprietary funds (as described in the notes to the performance summaries); however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.


8. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant "core" Advisor in all programs operated by such "core" Advisor, as of the end of the period covered by the performance summary. "Notional" equity represents the additional amount of equity which exceeds the amount of equity actually committed to the "core" Advisor for management. With respect to ARA and Chesapeake, these numbers include client funds only. With respect to JWH, these numbers also include proprietary funds (as described in the notes to the performance summaries); however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.


9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant "core" Advisor in the program shown in the performance summary, as of the end of the period covered by the performance summary. "Notional" equity represents the additional amount of equity which exceeds the amount of equity actually committed to the "core" Advisor for management. With respect to ARA and Chesapeake, these numbers include client funds only. With respect to JWH, these numbers may also include proprietary funds (as described in the notes to the performance summaries); however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

                      NOTES TO THE PERFORMANCE SUMMARIES
                                    (CONT.)


10. Largest monthly drawdown, is the largest monthly loss experienced by the relevant program on either a composite or individual account basis, unless noted otherwise, in any calendar month covered by the performance summary and includes the month and year of such drawdown.


     With respect to ARA's Alpha Program, largest monthly drawdown is the largest monthly loss experienced by the Alpha Fund. The CFTC has approved use of the Alpha Fund for these purposes as it is representative of the performance of many of the accounts traded pursuant to the Alpha program.


     With respect to Chesapeake's programs, largest monthly drawdown is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity (including notional equity) in the program. A small number of accounts managed by Chesapeake have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. Small account sizes refers to accounts of $1,000,000 trading level or less, which is substantially below the minimum account size currently required by Chesapeake for new accounts.


     With respect to JWH's programs, the largest monthly drawdown for an individual account within a program was determined after identification of the three largest monthly drawdowns on a composite basis for each investment program. Within the three months in which the largest composite monthly drawdowns occurred, individual accounts were reviewed for each program. The individual account which experienced the largest loss in those months is the account shown as having the largest individual monthly drawdown for the investment program. Some individual accounts were excluded from review if they were being phased in or out, opened or closed during the month or if material intra-month additions or redemptions were made.


     Differences between the largest monthly drawdown for an individual account and the largest monthly drawdown on a composite basis for a program are due to, among other factors, the reasons noted on pages 96 and 97.


11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equalled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced in the program either on an individual account or a composite basis, unless noted otherwise, expressed as a percentage of the total equity (including "notional" equity) in the program. Individual accounts managed by a "core" Advisor may have experienced larger peak-to-valley drawdowns. JWH calculates the period over which the largest peak-to-valley drawdown of a program has occurred as beginning with the last profitable month immediately preceding the drawdown. Chesapeake calculates such period as beginning with the first unprofitable month of the drawdown.


     With respect to ARA's Alpha Program, largest peak-to-valley drawdown is the largest percentage decline experienced by the Alpha Fund. The CFTC has previously approved use of the Alpha Fund for these purposes as it is representative of the performance of many of the accounts traded pursuant to the Alpha program.


     With respect to Chesapeake's programs, a small number of accounts managed by Chesapeake have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client.


12. Monthly Rates of Return, in accordance with CFTC rules, are shown only for the specific programs currently being traded by the "core" Advisors for the Fund.


     With respect to ARA's Gamma Program, the Monthly Rate of Return for each month is calculated by dividing net performance by beginning equity, except when there are significant additions or withdrawals

                      NOTES TO THE PERFORMANCE SUMMARIES
                                    (CONT.)


     during a month. In such instances, beginning equity is adjusted to reflect the pro rata participation of the capital available for trading.


     With respect to Chesapeake's Diversified Program, the Monthly Rate of Return for each month beginning January 1994 is calculated by dividing the net performance of the "Fully-Funded Subset" by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals, whose inclusion would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.


     The Monthly Rate of Return for each month prior to January 1992 is calculated using the Only Accounts Traded (OAT) method (see "Chesapeake Capital Corporation -- Past Performance"), which uses net performance divided by beginning equity, subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly Rate of Return. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention to permanently close the account. Such accounts were not charged with material nonrecurring costs during the month.


     The Monthly Rate of Return for the months from January 1992 through April 1994 was calculated using both the Fully-Funded Subset and OAT methods of computation, as described herein. No material differences were noted between the Monthly Rates of Return computed using each method.


     With respect to JWH's Financial and Metals Portfolio, the Monthly Rate of Return for each month is calculated by dividing net performance by the sum of beginning equity plus additions and minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of the Financial and Metals Portfolio, in which case they are time-weighted.


     The Monthly Rates of Return for both of the current "core" Advisors are, in certain cases, calculated on the basis of assets under management including proprietary capital. However, both of the current "core" Advisors believe that the inclusion of such capital has had no material effect on their Monthly Rates of Return.


13. Compound Rate of Return is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return. For periods of less than one year, the results are year-to-date.

                               PERFORMANCE OF THE
              PUBLIC SINGLE-ADVISOR FUTURES FUNDS OPERATED BY MLIP

GENERAL


          The following is summary performance information for the six single-advisor funds which MLIP has dis tributed other than as part of its "Managed Account Program" (which consists of private placements and "feeder funds" which invest all of their assets directly into different managers' private funds).


          All summary performance information is current as of August 31, 1996. Performance information is set forth for the most recent five full years of each fund. Performance information prior to January 1, 1991 has not been included, in accordance with CFTC regulations.


          Four of the funds presented (The Futures Expansion Fund Limited Partnership, World Currencies Limited, ML JWH Strategic Allocation Fund L.P. and ML JWH Strategic Allocation Fund Ltd.) have fee structures and interest arrangements generally comparable to that of the Fund (although these funds, being single-advisor pools, pay profit shares only in respect of overall fund performance, not on an advisor-by-advisor basis). The other funds, The Growth and Guarantee Fund L.P. and InterRate(TM) Limited, were designed as "index" and yield enhancement funds, respectively, and pay (paid, in the case of The Growth and Guarantee Fund L.P. -- Series B and InterRate(TM) Limited, each of which has dissolved) reduced fees.


          THE FUNDS WHOSE PERFORMANCE IS SUMMARIZED IN THIS SECTION ARE MATERIALLY DIFFERENT FROM THE FUND, AND THE PERFORMANCE SUMMARIES OF SUCH FUNDS ARE NOT REPRESENTATIVE OF HOW THE FUND HAS PERFORMED TO DATE NOR INDICATIVE OF HOW THE FUND WILL PERFORM IN THE FUTURE.

"MANAGED ACCOUNT PROGRAM" SINGLE-ADVISOR FUNDS NOT PRESENTED


          MLIP currently has sponsored, and continues to operate, five single-advisor funds, as well as several single-advisor "feeder funds," as part of MLIP's Managed Account Program. These funds are in addition to the six single-advisor funds the records of which are summarized herein. MLIP selects the professional advisors for the funds in the Managed Account Program. However, each client determines with which, if any, of such advisors the client will invest. The Managed Account Program emphasizes single-advisor funds.

          In its single-advisor funds, MLIP does not implement asset allocation strategies which MLIP does for the Fund. Nor is MLIP's trading leverage analysis of any relevance in the context of single-advisor funds. All the assets of such funds are simply allocated to their respective advisors.

          Managed Account Program funds are privately distributed with a minimum investment of $100,000 (although MLIP has from time to time permitted investments of $50,000).

          Although MLIP's ability to select advisors for the Managed Account Program might be regarded as a reflection on MLIP's ability to select advisors for its multi-advisor funds, MLIP regards the Managed Account Program and MLIP's multi-advisor funds as qualitatively different investments. Consequently, while MLIP will furnish, without charge, full performance records of all MLIP single-advisor funds upon the request of any existing or prospective investor in the Fund, such records are not set forth herein.


          The three worst performing of the single-advisor Managed Account Program funds sponsored by MLIP had, as of August 31, 1996, cumulative rates of return, since inception, of (53.27)% (18 months), (17.67)% (43 months) and (6.20)% (27 months).

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE FUNDS SET FORTH HEREIN AND THE FUND. TO DATE, THE FUND HAS NOT PERFORMED IN A MANNER COMPARABLE TO MANY OF THESE SINGLE-ADVISOR MLIP-SPONSORED FUNDS, AND THERE IS NO REASON TO EXPECT THAT THE FUND WILL PERFORM IN A MANNER COMPARABLE TO ANY OF SUCH FUNDS IN THE FUTURE.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                         ____________________________

 -----------------------------------------------------------------------------------------------------------------------------------
                                                 MLIP PUBLIC SINGLE-ADVISOR FUNDS
                                                          AUGUST 31, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       CUMULATIVE
                                                                                                                         RATE OF
                                                                                                                         RETURN
                                                                                                    WORST              JAN.1991 TO
                                                                              WORST MONTHLY       PEAK-IN-VALLEY         AUG.,1995
                     TYPE OF    INCEPTION OF  AGGREGATE       CURRENT           DRAWDOWN           DRAWDOWN                (OR
NAME OF FUND        OFFERING      TRADING    SUBSCRIPTION   CAPITALIZATION        PERIOD             PERIOD            DISSOLUTION)
------------------------------------------------------------------------------------------------------------------------------------
The Futures         Public     Jan. 1987      $ 56,741,035    $  8,766,575     (10.92)% (2/96)  (17.32)% (1/91-11/91)      34.22%
Expansion Fund
Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------

The Growth          Public     Aug. 1987      $148,349,450    $  8,612,566      (4.28)% (6/91)   (6.93)%  (2/94-6/94)      80.33%
& Guarantee
Fund L.P. -
Series A Units
------------------------------------------------------------------------------------------------------------------------------------
ML JWH Strategic    Public     July 1996      $110,773,125    $108,525,219      (1.02)%          (1.11)%  (7/96-8/96)      (1.11)%
Allocation Fund                                                                 (7/96)
L.P.
------------------------------------------------------------------------------------------------------------------------------------

ML JWH Strategic    Private    July 1996      $ 87,272,808    $ 85,729,688      (1.05)% (7/96)   (1.35)%  (7/96-8/96)      (1.35)%
Allocation Fund Ltd.
------------------------------------------------------------------------------------------------------------------------------------

The Growth          Public     Sept. 1987     $ 84,282,707    dissolved as      (3.65)% (6/91)   (4.29)% (9/91-11/91)      11.77%
& Guarantee                                                    of 12/31/91
Fund L.P. -
Series B Units
------------------------------------------------------------------------------------------------------------------------------------

World Currencies    Private    Aug. 1987      $ 47,814,293    dissolved as      (13.41)% (4/92) (35.81)%  (9/92-1/95)      16.19%
Limited                                                         of 4/11/96
------------------------------------------------------------------------------------------------------------------------------------
InterRate(TM)       Private    Dec. 1988      $  7,429,200    dissolved as      (10.08)% (9/92) (13.49)%  (9/92-1/93)       1.07%
Limited                                                         of 1/31/94
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                         1996         1995       1994       1993          1992            1991
                       COMPOUND     COMPOUND   COMPOUND   COMPOUND      COMPOUND        COMPOUND
                        RATE OF      RATE OF    RATE OF    RATE OF       RATE OF         RATE OF
NAME OF FUND            RETURN       RETURN     RETURN     RETURN        RETURN          RETURN
--------------------------------------------------------------------------------------------------
The Futures             (5.96)%      21.95%     5.55%      3.36%          9.23%         (1.79)%
Expansion Fund          (8 months)
Limited Partnership
--------------------------------------------------------------------------------------------------
The Growth               3.94%        32.01%   (2.34)%     5.20%          3.75%         23.30%
& Guarantee             (8 months)
Fund L.P. -
Series A Units
--------------------------------------------------------------------------------------------------
ML JWH Strategic        (1.11)%
Allocation Fund         (2 mos.)
L.P.
--------------------------------------------------------------------------------------------------
ML JWH Strategic        (1.35)%
Allocation Fund Ltd .   (2 mos.)
--------------------------------------------------------------------------------------------------
The Growth                N/A          N/A        N/A        N/A           N/A          11.77%
& Guarantee
Fund L.P. -
Series B Units
--------------------------------------------------------------------------------------------------
World Currencies         1.20%        12.23%  (12.84)%   (10.46)%        (3.10)%        35.28%
Limited               (3 1/2 months)
--------------------------------------------------------------------------------------------------
InterRate(TM)             N/A          N/A      0.55%     (7.02)%        (2.63)%        11.03%
Limited                                       (1 month)
--------------------------------------------------------------------------------------------------



               "WORST MONTHLY DRAWDOWN" AS USED HEREIN MEANS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE RELEVANT FUND DURING THE PERIOD COVERED BY THE PERFORMANCE SUMMARY. A "DRAWDOWN" IS MEASURED ON THE BASIS OF MONTH-END FIGURES ONLY, AND DOES NOT REFLECT INTRA-MONTH PERFORMANCE.

              "WORST PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN MEANS THE GREATEST PERCENTAGE DECLINE, DURING THE PERIOD COVERED BY THE PERFORMANCE SUMMARY, FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALLED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN OF A PARTICULAR FUND WAS (1)% IN EACH OF JANUARY AND FEBRUARY, 1% IN MARCH AND (2)% IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE APPROXIMATELY (3)% IN AMOUNT, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT APPROXIMATELY THE (2)% LEVEL.


               MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE FUND DURING THE MONTH OF DETERMINATION (INCLUDING INTEREST INCOME AND AFTER ALL EXPENSES ACCRUED OR PAID) DIVIDED BY THE TOTAL EQUITY OF THE FUND AS OF THE BEGINNING OF SUCH MONTH.

      PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS ARE TRADED PURSUANT TO MATERIALLY DIFFERENT PROGRAMS AND WITH MATERIALLY DIFFERENT OBJECTIVES THAN THE FUND.

            THE ROLE OF MANAGED FUTURES IN AN INVESTMENT PORTFOLIO


MANAGED FUTURES AS AN ELEMENT IN MODERN PORTFOLIOS

          This section presents a general description of the possible role of a managed futures investment in an overall portfolio. Prospective investors are cautioned that what may be true of managed futures investments considered in general may well not be true of the Fund. The Fund does not purport to offer the full diversification and access to "global trading" which is reflected in the investment opportunities available in the managed futures industry considered as a whole. The following statements are qualified in their entirety by the specific descriptions of the Fund, the Trading Advisors, their strategies and the markets traded by the Fund set forth herein and elsewhere in this Prospectus.


          A global investment perspective may be appropriate in seeking investment opportunity and increased portfolio diversification. The globalization of the world's economy offers significant new opportunities. However, world political and economic events have an influence -- often a dramatic influence -- on its markets, creating increased risk and volatility. The market volatility of recent years suggests that stable growth may be becoming increasingly difficult to achieve.


          Over the long term, portfolios are benefitted by having the ability to adapt to changing social, political and economic trends. A well-diversified asset allocation strategy enhances this ability and offers a flexible approach to the objective of building and protecting wealth in today's economic environment. Incorporating a managed futures investment into portfolios as part of a well-diversified asset allocation strategy has the potential, if the managed futures investment is successful, to increase profits while reducing overall portfolio risk. The Fund's performance to date has been volatile (volatility being one commonly accepted measure of risk). There can be no assurance that the Fund will trade successfully, and if it does not do so an investment in the Fund cannot provide beneficial diversification to a portfolio. Furthermore, even if profitable, the Fund may not be a successful diversification of an investor's stock and bond portfolio because the Fund's performance may be correlated (i.e., experiencing generally similar returns during similar periods) with these markets. The past performance of the Fund is not necessarily indicative of its future results.


          An asset allocation strategy diversifies a portfolio into a variety of different components such as stocks, bonds and cash equivalents. Such a strategy may also include, to a limited extent, non-traditional investments such as managed futures (among a variety of alternatives). The goal is to achieve the twin investment objectives of long-term total return combined with reduced portfolio volatility and limited risk of major losses. An investment's anticipated return, relative risk level and historical correlation with the other components in the portfolio should be principal factors taken into account in allocating a portfolio's assets. Different investment components are expected to respond differently to changing economic conditions. Consequently, combining a number of such components may add a potentially valuable element of diversification to an overall portfolio. There can be no assurance that the Fund will not respond to prevailing economic conditions in the same manner, as well as incur losses at or about the same time, as the general debt and equity markets.

PROFESSIONAL MANAGEMENT


          Depending upon the fund and advisors selected, an investment in managed futures has the potential to offer access to professionally managed trading in a variety of commodity markets, including currencies, interest rates, stock indices, energy, metals and agriculture. These markets may be traded through futures, options on futures and forward contracts, and offer the ability to trade either side of a market and at a wide range of different leverage factors. The Fund does not trade in all, or even most, of the available markets, and its positions may frequently be concentrated in particular markets and sectors. There is, in many cases, substantial overlap among the markets traded by the Advisors. The "concentrated" multi-advisor program implemented by the Fund should, over time, result in the Fund's trading being less diversified than in the case of many multi-advisor funds.

         [PIE CHARTS OF FUTURES VOLUME BY MARKET SECTOR APPEARS HERE]



          The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source:
          Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

          The futures markets have expanded in recent years to include a wide range of instruments representing major sectors of the world's economy. Coinciding with the development of an increasingly broad range of markets has been greatly increased liquidity. The expansion of futures trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo offers the possibility of access to international market sectors as well as the potential for a global diversification of portfolios traditionally concentrated in a single nation's economy and currency. Managed futures advisors are often able quickly to deploy and redeploy capital across a wide range of international markets. No representation is or could be made that the diversification or internationalization of futures trading in general has been or will be reflected in the trading of the Fund.

          At the same time that the rapid geographical expansion of the available markets and the introduction of an array of innovative products have, in the case of certain managers, created new opportunities for both profit and diversification, these developments have made trading very much more complex and difficult for the individual investor. Managed futures investments offer the investor the opportunity to participate in a range of different economic sectors through the futures, options on futures and forward markets, utilizing professional money managers. Managed futures investments have profit potential, but also involve a high degree of risk. A managed futures investment is suitable only for a limited portion of the risk segment of a portfolio.

SUBSTANTIAL INVESTOR PARTICIPATION


          A large number of investors, both individuals and institutions (although only a small percentage of the investing public), have committed a limited portion of their assets to managed futures during the last 10 to 15 years. In 1980, client assets in the managed futures industry were estimated by Managed Account Reports ("MAR"), a leading industry publication in the United States, at approximately $0.3 billion. As of the end of 1995, the same publication estimated such assets, which peaked at around an estimated $25 billion as of the end of 1993, at approximately $21.1 billion. Of this amount, approximately $2.5 billion to $3.5 billion is invested in pools such as the Fund, publicly distributed in the

United States. The assets invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection" pools (in which only a fraction of the assets invested are committed to trading) and individual managed accounts. Many of these investments are materially different from the Fund in design and fee structure as well as in investor base, performance and risk control objectives.

NON-CORRELATION -- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION


          Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets, suggesting that a managed futures component, if successful, may provide a valuable complement to a traditional portfolio. Modern portfolio theory suggests that investments with positive returns and low correlation with other holdings can improve the reward/risk characteristics of an investor's overall portfolio. Consequently, allocating a limited portion of the risk segment of a portfolio to managed futures, if the managed futures performance is, in fact, profitable as well as non-correlated with stocks and bonds, can potentially add a valuable aspect of diversification to a traditionally structured portfolio. On an interim basis, a non-correlated asset may benefit a portfolio even if that asset is not itself profitable, by helping to preserve equity during periods when "core" investments are incurring significant losses. However, over time an investment can only be beneficial if it is itself profitable. There can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Even if the performance of the Fund is, in fact, non-correlated with these markets (of which there can be no assurance), this does not mean that the Fund's results will not parallel general stock and bond price levels during significant periods of time. Non-correlation is not negative correlation. The Fund may well incur losses at the same time as an investor's traditional holdings, increasing, rather than mitigating, overall portfolio losses. Furthermore, even if a managed futures investment is non-correlated to general equity and debt prices, it must also be profitable to add value as an element of diversification in a portfolio.


          Allocating assets to non-traditional investments ("alternative investments") is based on the premise that while securities (e.g., stocks and bonds) prices are often affected by overall market price trends, alternative investments may not be, at least to the same degree. In addition, the results of many types of alternative investments have historically been largely non-correlated with each other. This creates the possibility of assembling a portfolio whose various investments have been developed with the objective of participating successfully in different economic cycles and national financial markets, potentially multiplying profit opportunities while decreasing the effect of price movements in any given market on the overall volatility of the portfolio. The purely speculative nature of the return recognized from a managed futures investment such as the Fund indicates that prospective investors must not rely on such investment either to generate profits or to help diversify a portfolio, because the actual results of such an investment are entirely unpredictable.


          There are a number of different "alternative investments" to which one could commit assets with the objective of diversifying and improving the overall reward/risk ratio of a traditional portfolio --venture capital, natural resources, real estate, private lending and managed futures are only certain of the options available. Many "alternative investments" are likely to generate results largely non-correlated with those of the debt and equity markets. A managed futures investment is typically more liquid and more readily valued than many other alternative investments, but unlike many such investments, does not involve the acquisition of any assets with any intrinsic value. Although the commodities and instruments which underlie the Fund's futures and forward contracts have value, the success of a managed futures program depends on the results of purely speculative trading. There will be not object of value acquired by the Fund. Rather, the Fund will acquire market exposures, hoping to profit from price movements in commodities and financial instruments which the Fund, in fact, never owns. The fundamental characteristic of a managed futures investment is that it is a commitment to trading rather than investing, to speculating on price differences, not to acquiring assets which grow in value over time. The inherently speculative character of managed futures trading results in the Fund's performance to date not being predictive of its prospects for the future.





          All of the performance information in this Prospectus is presented on a pre-tax basis. The tax costs of investing in the Fund are materially higher than those that would be applicable to an investment in either of the indices included in the foregoing graph.

          Investors could obtain the 91-day Treasury bill, or a stock or bond index return with minimal expense, whereas the total charges to the Fund in 1995 were approximately 10% of its average Net Assets.


          The futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them (whether relating to correlation, volatility or absolute performance) is subject to certain inherent and material limitations.


SUMMARY

          Participation in a professionally managed futures program, obtaining access to the experience and expertise of a professional trading managers and trading advisors involves significant risks but offers the opportunity to potentially:

     .    Diversify into new markets;

     . Profit (or incur losses) in rising as well as falling markets;

     . Increase portfolio returns as well as reduce total portfolio risk (through adding an investment component with the potential for performance non-correlated with other portfolio components); and

     . Participate in the highly leveraged futures, options on futures and forward markets with liability limited to the amount invested, plus any undistributed profits.

          There are a number of different "alternative investments" to which one could commit assets with the objective of diversifying and improving the overall risk/reward ratio of a traditional portfolio --venture capital, natural resources, real estate, private lending and managed futures are only certain of the options available. Many "alternative investments" are likely from time to time to generate results largely non-correlated with those of the debt and equity markets. A managed futures investment is typically more liquid and more readily valued than many other alternative investments but unlike many such investments, does not involve the acquisition of any assets with an intrinsic value. Although the commodities and instruments which underlie the Fund's futures and forward contracts have value, the success of its managed futures program depends on the results of purely speculative trading. The Fund acquires market exposures hoping to profit from price movements in commodities and financial instruments which the Fund, in fact, never owns. A fundamental characteristic of a managed futures investment is that it is a commitment to trading rather than investing; to speculating on price differences, not to acquiring assets which grow in value over time.


          Prudence demands that an investor carefully examine all aspects of a managed futures investment and weigh the associated benefits of profit potential and possible portfolio diversification against the risks of such investment. A managed futures investment is not suitable for all investors, and is not a suitable investment for more than a limited portion of the risk segment of any investor's portfolio. The potential benefits of a successful managed futures investment must be considered in light of how small a portion of an overall portfolio such investment can suitably constitute. However, for the investor who can tolerate the risks, a managed futures investment, if successful, has the potential to yield portfolio diversification benefits. See "Risk Factors."

                                  APPENDIX I


     INCENTIVE OVERRIDE AND PROFIT SHARE CALCULATIONS IN AN OPEN-END FUND

                                SEE "CHARGES."

               Because (i) the Fund is open-ended, both selling Units as of the beginning, and permitting redemptions of Units as of the end, of each month, and
(ii) maintains a uniform Net Asset Value per Unit, the calculation of Incentive Overrides and Profit Shares is significantly more complicated than in the case of a closed-end fund. In order to maintain a uniform Net Asset Value per Unit while selling Units at different times and, consequently, at different Net Asset Values -- with the result that different Units will realize different amounts of profit and loss, as well as generate different amounts of Net New Gain and New Trading Profit -- it is necessary to adopt certain conventions regarding how incentive compensation will be allocated equally (so as to maintain a uniform Net Asset Value per Unit) among all outstanding and newly offered Units. Selecting which of these conventions to employ is a matter of balancing administrative feasibility and convenience with the economic treatment accorded to MLIP, the Advisors and the investors. The following describes in detail the manner in which the Fund calculates the Incentive Override and Profit Shares. There are a number of other methods which the Fund might have elected to use instead of the following, some of which would be more, and some less, favorable to MLIP and the Advisors.

INCENTIVE OVERRIDES


               FOR THE COMPONENTS INCLUDED IN NET NEW GAIN AND THE MEANING OF "UNADJUSTED NAV," "ADJUSTED NAV" AND "HIGH WATER MARK NAV," SEE "CHARGES -- INCENTIVE OVERRIDES" AT PAGE 38.

               Net New Gain, on the basis of which the Incentive Override is calculated, is based on increases in the Unadjusted NAV over the applicable High Water Mark NAV (or, in the year of purchase, the Adjusted NAV at which Units are purchased, if higher). Such an increase might not, in years subsequent to the year of purchase, represent an increase over the Adjusted NAV at which an investor subscribed to the Fund. The Incentive Override equals 10% of the Net New Gain outstanding as of each calendar year-end and a pro rata portion of 10% of the Net New Gain outstanding at the time Units are redeemed.

               As an example, assume ten Units are sold January 1, 1996, which for purposes of this example will be assumed to be commencement of trading, at an Adjusted NAV of $100, and as of January 31, 1996 the Unadjusted NAV equals $110. Net New Gain would equal $100 ($10 per Unit). Consequently, an Incentive Override of $10 would be accrued, and the Adjusted NAV would be $109. If five Units were purchased as of February 1, 1996 (at $109 per Unit, the Unadjusted NAV of $110 less the accrued Incentive Override of $1 per Unit), and the Unadjusted NAV as of February 28, 1996 equalled $105, there would have been a loss in February 1996 of $60 (i.e., a $4 loss on each of 15 Units), which would be charged equally to the 15 Units outstanding at the end of February. This $60 negative Net New Gain would reduce the $100 of Net New Gain accrued in respect of January, leaving cumulative Net New Gain of $40 ($2.67 per Unit) and an accrued Incentive Override of $4 ($0.267 per Unit). The $6 of previously accrued Incentive Override reversed as of the end of February would be included in the February 28, 1996 Adjusted NAV, which would equal $105.40. The same calculation is made for each month of the calendar year. As of the end of each month, Unadjusted NAV is determined, and the aggregate difference, in respect of all outstanding Units, between such Unadjusted NAV and the Adjusted NAV as of the beginning of the month constitutes the incremental Net New Gain (positive or negative) for such month, subject to possible adjustments to reflect the High Water Mark NAV and the Adjusted NAV at which Units were purchased during the year of determination.

               Assume that Units are sold as of January 1, 1996, April 1, 1996 and July 1, 1996 at Adjusted NAVs of $100, $103 and $90, respectively. Also assume that the Unadjusted NAV as of December 31, 1996 is $102. As of December 31, 1996 (and before adjustment for the Incentive Override accrual), the January 1, 1996 Units would have

                                     APPI-1
increased in value by $2, the April 1, 1996 Units would have declined in value by $1 and the July 1, 1996 Units would have increased in value by $12. MLIP would calculate -- as it would on a cumulative basis as of each month-end during the year -- Net New Gain equal to $2, ($1) and $2, respectively, for each Unit sold at these different dates. The Units sold at $90 would, in fact, have appreciated in value by $12 per Unit (prior to accrual of the Incentive Override), but would make only a $2 per Unit contribution to Net New Gain, because Net New Gain would only be generated on such Units to the extent that the Unadjusted NAV exceeded $100 (the High Water Mark NAV). The amount of Incentive Override (if any) due as of December 31, 1996 would depend on the number of Units sold on each of the respective dates. If 10, 5 and 5 Units were sold as of January 1, 1996, April 1, 1996 and July 1, 1996, respectively, total Net New Gain as of December 31, 1996 would equal $20 minus $5 plus $10, or $25, resulting in an Incentive Override of $2.50 or $0.125 per Unit; if 5, 10 and 5 Units were sold on such dates, total Net New Gain as of December 31, 1996 would equal $10 minus $10 plus $10, or $10, resulting in an Incentive Override of $1.00 or $0.05 per Unit. Whatever the resulting Incentive Override, it would be paid by the Fund as a whole and a uniform Net Asset Value per Unit maintained, even though certain Units had incurred a loss. On the other hand, the Net Asset Value of the Units sold at $90, which Units, considered on a stand-alone basis, should pay an Incentive Override of $1.20 on their $12 increase in Unadjusted NAV, would reflect the same reduction as a result of the Incentive Override accrual as all other Units. In 1997, Net New Gain would be generated on all such Units (including the Units sold at $103) to the extent that the Unadjusted NAV exceeded $102, reduced by any Incentive Override paid on December 31, 1996 (i.e., the new High Water Mark NAV). Accordingly, if the Incentive Override for 1996 were $0.05 per Unit and the Unadjusted NAV as of December 31, 1997 were $110, the Incentive Override for 1997 would equal 10% of the result of subtracting from such $110 Unadjusted NAV the High Water Mark NAV of $101.95 (resulting in a total Net New Gain and Incentive Override per Unit of $8.05 and $0.805, respectively).

               Unadjusted NAVs, Adjusted NAVs and High Water Mark NAVs are, in all cases, exclusive of interest income, which is not included in Net New Gain.

INCENTIVE OVERRIDE ACCRUALS

               Assume that one Unit is purchased, at the commencement of trading, for $100 as of January 1, 1996, a second Unit as of July 1, 1996 and that only these two Units are outstanding through December 31, 1996. If at July 1, 1996 the Fund's single outstanding Unit had earned cumulative trading profits of $10, and the Fund subsequently generates no net profits or losses through December 31, 1996, the Fund as a whole will pay the $1 Incentive Override due as of December 31, 1996. However, the investor who acquired his Unit as of July 1, 1996 would do so at an Adjusted NAV that reflects a reduction for the $1 Incentive Override accrued as of June 30, 1996. Consequently, although as of June 30, 1996 there would be $110 per Unit (the single outstanding Unit) in cash held in the Fund's account, the investor as of July 1, 1996 would subscribe at $109 per Unit -- i.e., the cash value per Unit less the accrued Incentive Override (the Adjusted NAV). The cash value of the Fund as of December 31, 1996 would, accordingly, equal (A) $110 (the $100 subscription price plus the $10 of trading profit earned through June 30, 1996) plus (B) $109 (the $109 subscription price of the Unit sold July 1, 1996). By assumption, no incremental Net New Gain would be recognized during the period July 1, 1996 -- December 31, 1996, as the Adjusted NAV as of December 31, 1996 (which is calculated after reduction for the Incentive Override accrued as of July 1, 1996) would equal $109 -- the same as the Adjusted NAV as of July 1, 1996. From the aggregate cash value of the Fund, $219, a $1 Incentive Override (10% of the $10 of Net New Gain accrued as of June 30, 1996 and retained through December 31, 1996) would be paid by the Fund to MLIP, leaving a final Fund Net Asset Value of $218 which would be shared equally among the two Units, resulting in an Adjusted NAV of $109. The July 1, 1996 investor who bought into the Fund at $109 would have experienced no gain or loss through December 31, 1996, at which time his Unit would continue to have an Adjusted NAV of $109 after payment of the Incentive override. Furthermore, the January 1, 1996 investor who realized $10 in Net New Gain would also appropriately have a $109 Adjusted NAV after payment of the Incentive Override. In the foregoing situation, the combination of having the Fund as a whole pay the Incentive Override and permitting the second investor to invest at the Adjusted NAV which is reduced by the accrued Incentive Override effectively and equitably allocates to the first investor the Incentive Override attributable to the Net New Gain generated by such first investor's Unit.

                                     APPI-2

INCENTIVE OVERRIDE REVERSALS

               A comparably equitable distribution of the accrued Incentive Override is not achieved in the case where an investor subscribes for Units at a price reduced by an accrued Incentive Override, if such accrual is later reversed due to a decline in Net New Gain. Using the example of the two Units sold as of January 1, 1996 and July 1, 1996, if between July 1, 1996 and December 31, 1996 the Fund incurred a loss of $19, the Unadjusted NAV as of December 31, 1996 would equal (A) the $218 cash value of the Fund as of December 31, 1996 minus the $19 loss, divided by (B) the number of outstanding Units (2), or $99.50. However, no Net New Gain would remain at year-end, so that the Fund's Net Asset Value would increase by the reversal of the previously accrued $1 Incentive Override, and the Adjusted NAV would equal $100. This would mean that in the period July 1, 1996 -- December 31, 1996, the cash value of the Unit sold as of January 1, 1996 would have declined by $10, but the cash value of the Unit sold as of July 1, 1996 by only $9. The misallocation results because the July 1, 1996 investor, who effectively received full "credit" for the Incentive Override accrued as of his July 1, 1996 subscription date by having the sale price of his Unit reduced by a full $1, shares in the Incentive Override reversal in the July 1, 1996 -- December 31, 1996 period. On a cash basis, the original Unit should have a capital account as of December 31, 1996 of $110 -- $9.50, or $100.50. Similarly, the second Unit should have a capital account of $109 -- $9.50, or $99.50. However, although the second investor was permitted to buy into the Fund at the Adjusted NAV which assumed that the $1 accrued Incentive Override had been paid out of the Fund (which would have reduced the first investor's cash value from $110 to $109), he, in fact, divides the benefit of the reversal of this accrued Incentive Override equally with the first investor. Both subscribers' capital accounts are reduced from $109 to $99.50 by the trading losses and then both are increased to $100 by the $0.50 per Unit Incentive Override reversal.

               An entirely equitable allocation of Incentive Override reversals would require MLIP, on an ongoing basis, either to issue fractional Units or to make cash distributions to the appropriate Limited Partners in order to compensate them for misallocations of these reversals. Either of these alternatives would, MLIP believes, be infeasible in the context of operating a large, open-end public investment fund such as the Fund. Alternatively, MLIP could have elected to calculate and pay out Incentive Overrides on the same timing cycle as the Fund permits investors to purchase Units, so that no investors would subscribe at a time when the Adjusted NAV reflected a reduction for accrued but unpaid Incentive Overrides which might subsequently be reversed. However, MLIP believes that a one month Incentive Override calculation period would be inconsistent with the Fund's medium to long-term trading approach.

THE YEAR OF PURCHASE

               In their year of purchase, Units contribute negative Net New Gain to the extent that the Unadjusted NAV is (i) less than their purchase price but
(ii) equal to or greater than the High Water Mark NAV. This does not mean that the Fund as a whole might not pay an Incentive Override despite such Units having declined in value. If in the example set forth under "-- INCENTIVE OVERRIDE ACCRUALS," above, the Adjusted NAV had declined to $102 as of September 30, 1996, one more Unit was purchased as of October 1, 1996, and the Unadjusted NAV as of December 31, 1996 was $106, Net New Gain would equal a total of $7, i.e., $6 ($106-$100) minus $3 ($109-$106) plus $4 ($106-102), in respect of the
Units sold for $100, $109 and $102 as of January 1, 1996, July 1, 1996 and October 1, 1996, respectively. Accordingly, the Fund as a whole would pay an Incentive Override of 10% of $7 or $0.70, even though the Unit purchased for $109 had generated negative Net New Gain.

PERIODS SUBSEQUENT TO THE YEAR OF PURCHASE

               In the examples set forth in this Appendix I, it is assumed for purposes of simplicity that Units are purchased January 1, 1996 at $100 per Unit. In fact, of course, $100 was the initial purchase price of the Units at the January 4, 1994 inception of trading. Because the Fund was profitable (not including interest income) in 1994, the January 1, 1996 purchase price per Unit not only exceeded $100 per Unit, but also replaced $100 as the new High Water Mark NAV. In years subsequent to the year of purchase, Units acquired at an Adjusted NAV in excess of the year-end Adjusted NAV which becomes the High Water Mark NAV may generate Net New Gain on trading profits which only serve to restore, in whole or in part, losses incurred by such Units in prior years. This is because as of the beginning of the year following the year of purchase, the current High Water Mark NAV is set at the highest Adjusted NAV (not including interest income) as of any previous calendar year-end, irrespective of the Adjusted NAV as of the date of any intra-year purchases.

                                     APPI-3

NET NEW GAIN COMPARED TO PER-UNIT AND CUMULATIVE TRADING PROFITS

               Because Net New Gain is calculated by aggregating the positive and negative changes between the Adjusted NAV and Unadjusted NAV in respect of different tranches of Units, Net New Gain may differ substantially from what one might have calculated on the basis of comparing the High Water Mark NAV (or the purchase price of a particular Unit during the year of purchase, if higher) to the Unadjusted NAV as of year-end and multiplying the result by the number of outstanding Units. For example, assume: (A) the High Water Mark NAV is $100, ten Units are purchased at such price and the Adjusted NAV subsequently rises to $110 at which price 100 Units are purchased; if (B) the Unadjusted NAV subsequently declines to $108 at which point all 100 Units purchased at $110 redeem; then (C) although the ten initial Units purchased for $100 would show a substantial profit, no Incentive Override would be due, as the aggregate negative Net New Gain generated when the Unadjusted NAV declined to $108 would eliminate the aggregate positive Net New Gain generated (but on a much smaller number of Units) on the increase in Adjusted NAV from $100 to $110. The reversal of the Incentive Override accrued prior to the new investors' purchasing Units would have little effect on the Adjusted NAV of the remaining Units, because the reversal would have been shared by all Units.

               Because Net New Gain is calculated on the basis of increases in the Unadjusted NAV over the current High Water Mark NAV (or, during the year of purchase, over the purchase price of a Unit if higher than the current High Water Mark NAV), Net New Gain may differ significantly from cumulative trading profits. For example, assume that ten Units are sold as of January 1, 1996 at $100, 100 Units as of April 1, 1996 at $90 and the Unadjusted NAV as of December 31, 1996 equals $95. During 1996, the Fund as a whole would have generated cumulative trading profits of ($50) plus $500, or $450. However, no Net New Gain would be recognized. On the other hand, assume that ten Units are sold as of January 1, 1996 at $100, 500 Units at $110 as of July 1, 1996, the December 31, 1996 Adjusted NAV equals $102 and as of December 31, 1997 the Unadjusted NAV is $105. Net New Gain for 1997 would equal 510 times $3 ($105 -- $102; the Unadjusted NAV at year-end minus the applicable High Water Mark NAV), or $1,530, whereas there would be a cumulative trading loss of (500 times $5) plus $50 or ($2,450). Because of the ongoing purchases and redemptions of Units and the "high water mark" method of calculating Net New Gain, cumulative trading profit or loss has no direct relationship with Net New Gain, and neither has a direct relationship with a Partner's investment experience in the Fund.

               In all of the foregoing examples, Profit Shares, which are paid on an Advisor-by-Advisor basis and, accordingly, have no direct relationship to either the Adjusted NAV or the Unadjusted NAV, would also accrue and could constitute a significant cost to the Fund. See "--Profit Shares," below.

PROFIT SHARES

               The Advisors' Profit Shares are calculated, on a quarterly basis, in the same manner that MLIP's Incentive Override is calculated on an annual basis, except that: (i) the Profit Shares are calculated prior to reduction of New Trading Profit by the Incentive Override (which is itself calculated after all Profit Shares, fees and charges other than the Incentive Override itself);
(ii) each Advisor's Profit Share is calculated as if such Advisor were managing a separate fund, rather than being based on Net New Gains generated by aggregate changes in the overall Unadjusted NAV of all outstanding Units; and (iii) Profit Shares are calculated quarterly based on increases in the Net Asset Value per Unit attributable to a given Advisor over the highest attributable Net Asset Value per Unit as of any previous calendar quarter-end (or at the time such Advisor began managing an account for the Fund, if higher), not annually on the basis of increases over the highest Adjusted NAV as of any previous calendar year-end.

               Prospective investors must recognize that because the Advisors' Profit Shares are calculated on the basis of increases in the Net Asset Value per Unit attributable to each individual Advisor's Fund account, the Profit Shares have, irrespective of the method by which the New Trading Profit generated by each Advisor is calculated, no direct correlation to the overall Net Asset Value per Unit. Substantial Profit Shares may be paid even during periods when the Fund is incurring significant losses.

                                     APPI-4

                                  APPENDIX II

                               BLUE SKY GLOSSARY


SEE "INDEX OF DEFINED TERMS" FOR AN INDEX OF TERMS DIRECTLY RELATED TO THE FUND

               The following definitions are included in this Appendix II in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

               DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

               Administrator -- The official or agency administering the security laws of a state.

               Advisor -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

               Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

               Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

               Commodity Broker -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

               Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

               Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

               Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

               Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

               Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

                                    APPII-1

               New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.


               Organization and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

               Participant -- The holder of a Program Interest.

               Person -- Any natural Person, partnership, corporation, association or other legal entity.

               Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

               Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

               Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

               Program Interest -- A limited partnership interest or other security representing ownership in a program.

               Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.


               Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organization Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

               Valuation Date -- The date as of which the Net Assets of the Program are determined.

               Valuation Period -- A regular period of time between Valuation Dates.

                                    APPII-2

                                                                       EXHIBIT A



                            ML GLOBAL HORIZONS L.P.



                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT





                                  DATED AS OF


                               SEPTEMBER 30, 1996



                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                            ML GLOBAL HORIZONS L.P.


                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS
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                                                                                    ----
 1.       Formation and Name....................................................   LPA-1
 2.       Principal Office......................................................   LPA-1
 3.       Business..............................................................   LPA-1
 4.       Term, Dissolution, Fiscal Year and Net Asset Value....................   LPA-1
          (a)    Term...........................................................   LPA-1
          (b)    Dissolution....................................................   LPA-1
          (c)    Fiscal Year....................................................   LPA-2
          (d)    Net Asset Value................................................   LPA-2
 5.       Net Worth of General Partner..........................................   LPA-2
 6.       Capital Contributions; Units..........................................   LPA-2
 7.       Allocation of Profits and Losses......................................   LPA-2
          (a)    Capital Accounts and Allocations...............................   LPA-2
          (b)    Allocation of Profit and Loss for Federal Income
                     Tax Purposes...............................................   LPA-3
          (c)    Incentive Overrides; Profit Shares.............................   LPA-4
          (d)    Expenses.......................................................   LPA-5
          (e)    Limited Liability of Limited Partners..........................   LPA-5
          (f)    Return of Capital Contributions................................   LPA-5
 8.       Management of the Partnership.........................................   LPA-5
 9.       Audits and Reports to Limited Partners................................   LPA-7
10.       Assignability of Units................................................   LPA-8
11.       Redemptions...........................................................   LPA-8
12.       Offering of Units.....................................................   LPA-9
13.       Additional Offerings..................................................   LPA-9
14.       Special Power of Attorney.............................................   LPA-10
15.       Withdrawal of a Partner...............................................   LPA-10
16.       Standard of Liability; Indemnification................................   LPA-10
          (a)    Standard of Liability for the General Partner..................   LPA-10
          (b)    Indemnification of the General Partner by the Partnership......   LPA-11
          (c)    Indemnification of the Partnership by the Partners.............   LPA-12
17.       Amendments; Meetings..................................................   LPA-12
          (a)    Amendments with Consent of the General Partner.................   LPA-12

                                     LPA-i

                 (b)    Amendments and Actions without Consent of the
                          General Partner.............................................    LPA-12
                 (c)    Meetings; Other Voting Matters................................    LPA-12
18.              Governing Law........................................................    LPA-13
19.              Miscellaneous........................................................    LPA-13
                 (a)    Notices.......................................................    LPA-13
                 (b)    Binding Effect................................................    LPA-13
                 (c)    Captions......................................................    LPA-13
20.              Certain Definitions..................................................    LPA-13

                                    LPA-ii

                            ML GLOBAL HORIZONS L.P.


                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT



     This Fourth Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") is made as of September 30, 1996, by and among MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation, as general partner (the "General Partner"), and each other party who becomes a party to this Fourth Amended and Restated Limited Partnership Agreement as a limited partner (individually, a "Limited Partner" and, collectively, the "Limited Partners") (the General Partner and the Limited Partners being collectively referred to herein as "Partners").

                                  WITNESSETH:

     1.   Formation and Name.

     The parties hereto do hereby form and continue a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). The name of the limited partnership is ML GLOBAL HORIZONS L.P. (the "Partnership").

     2.   Principal Office.

     The address of the principal office of the Partnership shall be c/o the General Partner, Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3.   Business.

     The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward contracts, futures contracts for commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and to engage in all activities necessary, convenient or incidental thereto. The Partnership may also engage in "hedge," arbitrage and cash trading of commodities, futures, forwards and options. The objective of the Partnership's business is appreciation of its assets through speculative trading.

     4.   Term, Dissolution, Fiscal Year and Net Asset Value.

     (a) Term. The term of the Partnership commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2023; (2) receipt by the General Partner of an approval to dissolve the Partnership at a specified time by Limited Partners owning units of limited partnership interest ("Units") representing more than fifty percent (50%) in Net Asset Value of the outstanding Units then owned by Limited Partners, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of the Partnership in such an event), or (ii) within ninety days after such event all

                                     LPA-1

Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000; (5) dissolution of the Partnership pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Partnership to be continued or require termination of the Partnership.

     (b) Dissolution.   Upon the occurrence of an event causing the dissolution
of the Partnership, the Partnership shall be dissolved and terminated.

     (c) Fiscal Year.   The fiscal year of the Partnership shall begin on
January 1 of each year and end on the following December 31.

     (d) Net Asset Value.   Net Assets of the Partnership are its assets less
its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Overrides (as described in the Prospectus, as defined in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Overrides may never, in fact, be paid. Accrued Profit Shares and Incentive Overrides shall be calculated on a basis which reflects the aggregate New Trading Profit (as defined) or Net New Gain (as defined), as the case may be, accrued in respect of all outstanding Units.

     5.   Net Worth of General Partner.

     The General Partner agrees that at all times so long as it remains general partner of the Partnership, it will maintain its Net Worth at an amount not less than 5% of the total contributions by all partners to the Partnership and all other partnerships of which it is general partner. The General Partner will not permit its net worth to decline below $10 million without the approving vote of more than fifty percent (50%) in Net Asset Value of the outstanding Units then owned by Limited Partners.

     The requirements of the first sentence of the preceding paragraph may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

     6.   Capital Contributions; Units.

     The Partners' respective capital contributions to the Partnership shall be as shown on the books and records of the Partnership. The General Partner, so long as it is a general partner of the Partnership, or any substitute general partner, shall invest in the Partnership, as a general partner interest, sufficient capital so that the General Partner will have at all times a capital account equal to 1% of the total capital accounts of the Partnership (including the General Partner's). The General Partner may withdraw any interest it may have as a general partner in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner, provided that it must maintain the minimum interest described in the preceding sentence.

     The General Partner may, without the consent of any Partners of the Partnership, admit to the Partnership purchasers of Units as limited partners of the Partnership.

                                     LPA-2

     Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     7.   Allocation of Profits and Losses.

     (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the General Partner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Partnership with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Override and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the General Partner) on the last day of each month, any increase or decrease in the Partnership's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the General Partner for items such as Incentive Overrides and service fees and "exchange of futures for physical" charges, shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the General Partner.

     For purposes of this Section 7, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

     (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Partnership's income and expense and capital gain or loss shall be allocated among the Partners pursuant to the following provisions of this Section 7(b) for federal income tax purposes. For purposes of this Section 7(b), capital gain and capital loss shall be allocated separately and not netted.

     (1) First, items of ordinary income and expense (other than the Incentive Override and Profit Shares which shall be allocated as set forth in Section 7(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

     (2) Second, any Incentive Override or Profit Share paid to the General Partner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Override or Net Profit Share (the excess, if any, of the aggregate of all Incentive Overrides or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Incentive Overrides or Profit Shares, as the case may be, allocated to such
Unit) bears to the Net Incentive Override or Net Profit Share, as the case may be, of all Units; provided that the General Partner may allocate Incentive Overrides and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Overrides and Profit Shares upon redemption, in an amount up to the amount of such reduction.

     (3)  Third, capital gain or loss shall be allocated as follows:

     (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Partnership for each Unit. As of the end of each fiscal year:

          (i) Each tax account shall be increased by the amount of income allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(3)(C).

          (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 7(b)(1), 7(b)(2) and 7(b)(3)(E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

          (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

                                     LPA-3

     (B) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 7(b)(1) and 7(b)(2), but prior to making the allocations described in this Section 7(b)(3)(B) or Section 7(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 7(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's Excess bears to the aggregate Excess of all such Partners.

     (C) Capital Gain remaining after the allocation described in Section 7(b)(3)(B) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2)) allocable to such Units in the ratio that each such Partner's excess bears to the aggregate excess of all such Partners. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Partners described in said sentence in proportion to their holdings of such Units.

     (D) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2), but prior to making the allocations described in this
  Section 7(b)(3)(D) or Section 7(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 7(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

     (E) Capital Loss remaining after the allocation described in Section 7(b)(3)(D) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2)) with respect to such Units in the ratio that each such Partner's negative excess bears to the aggregate negative excess of all such Partners. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Partners described in such sentence in proportion to their holdings of such Units.

     (F) For purposes of this Section 7(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

     (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that profit and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between the Partner's capital account and his tax account, consistent with principles set forth in Section 704 of the Internal Revenue Code of 1986, as amended, including without limitation a "Qualified Income Offset."

     (5) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Internal Revenue Code of 1986, as amended, as determined by the General Partner, whose determination shall be binding.

     (c) Incentive Overrides; Profit Shares. Incentive Overrides shall be payable to the General Partner as of the end of each calendar year and upon redemption of Units.

                                     LPA-4

     Incentive Overrides shall equal 10% of Net New Gain (if any) calculated as of each fiscal year-end and upon redemption of Units. Net New Gain shall be calculated (i) separately in respect of each tranche of Units sold as of the beginning of different months during the fiscal year of determination and (ii) in a uniform manner in respect of all Units sold prior to the fiscal year of determination.

     In respect of Units sold in fiscal years prior to the year of determination, Net New Gain for any year will equal the amount (if any) by which the Net Asset Value per Unit (excluding interest income) prior to reduction for any accrued Incentive Override being calculated (the "Unadjusted NAV") for each Unit outstanding as of the applicable December 31 exceeds the greater of (i) $100 or (ii) the highest Net Asset Value per Unit (excluding interest income) as of any previous calendar year-end, after reduction for the Incentive Override, if any, then due (the "High Water Mark NAV"). Similar principles shall apply to determine the Net New Gain for any month. No negative Net New Gain shall be recorded in respect of losses incurred to the extent that such losses reduce the Unadjusted NAV below the High Water Mark NAV, but no Net New Gain will be recorded on any Units except to the extent that the Unadjusted NAV exceeds the High Water Mark NAV.

     In respect of a Unit sold during the fiscal year of determination, (i) negative Net New Gain for such year shall be generated to the extent that the Unadjusted NAV as of the date of determination is less than the purchase price of such Unit but equal to or greater than the High Water Mark NAV, and (ii) positive Net New Gain for such year shall be generated to the extent that the Unadjusted NAV as of the date of determination exceeds the greater of the High Water Mark NAV or the purchase price of such Unit. Similar principles shall apply to determine the Net New Gain (positive or negative) for any month.

     Incentive Overrides shall be paid by the Partnership as a whole, irrespective of whether the Unadjusted NAV has declined below the purchase price of a particular Unit. Accrued Incentive Overrides shall reduce the redemption price of Units and shall be paid to the General Partner upon redemption. The amount (if any) of the accrued Incentive Override that shall be paid to the General Partner upon the redemption of any Unit shall be determined by dividing the total Incentive Override as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Override shall be paid to the General Partner on December 31 of each year.

     For capital account purposes, accrued Incentive Overrides shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Override accrued, and reversals of accrued Incentive Overrides shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Override was accrued.

     Interest income shall not be included in the Net Asset Value per Unit for purposes of calculating Net New Gain, and such Net Asset Value shall be net of all Profit Shares, fees and expenses other than the Incentive Override being determined.

     Early redemption charges shall in no respect reduce Net New Gain.

     The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the General Partner, the Partnership and each such Advisor shall result in deductions being allocated to the Partners. Such allocation shall apply the same principles as the allocation of Incentive Override deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

     The General Partner may adjust the allocations set forth in this Section 7(c), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Internal Revenue Code of 1986, as amended.

                                     LPA-5

     (d) Expenses. The General Partner shall pay, but without reimbursement, the selling and "trailing" commissions relating to the offering of the Units, and the cost of the ongoing offering of the Units. The Partnership shall bear all of any taxes applicable to it and any charges incidental to trading. The General Partner shall bear all of the Partnership's routine legal, accounting, and administrative expenses but, beginning October 1, 1996, will be paid an Administrative Fee of 0.02083 of 1% monthly (0.25% annually) by the Partnership. Any administrative expenses incurred by the General Partner in excess of the Administrative Fee shall be borne by the General Partner, without reimbursement from the Partnership. Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes know to the General Partner. Such reserves shall reduce Net Asset Value for all purposes.

     (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Limited Partnership Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets.

     (f) Return of Capital Contributions. No Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Partnership, in each case as provided herein. In no event shall a Partner or subsequent assignee be entitled to demand or receive property other than cash.

     8.   Management of the Partnership.

     The General Partner, to the exclusion of all Limited Partners, shall control, conduct and manage the business of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners (subject to the allocation provisions hereof), shall execute various documents on behalf of the Partnership and the Partners pursuant to powers of attorney and supervise the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

     The General Partner may in furtherance of the business of the Partnership cause the Partnership to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the Partnership's trading to be limited to only certain of the foregoing instruments. The General Partner is specifically authorized by each Limited Partner to enter into "offset account" arrangements as described in the prospectus relating to the offering of the Units in effect as of the time that such Limited Partner last purchased Units while in receipt of a current prospectus (the "Prospectus"). The General Partner may engage, and compensate on behalf of the Partnership from funds of the Partnership, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Limited Partnership Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership, provided, that no such arrangement shall allow brokerage commissions paid by the Partnership in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Partnership's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The General Partner shall reimburse the Partnership, on an annual basis, to the extent that the Partnership's brokerage commissions paid to the Commodity Broker and the annual Incentive Override, as described in the Prospectus, have exceeded 14% of the Partnership's average Net Assets during the preceding year. The General Partner is hereby specifically authorized to enter into, on behalf of the Partnership, the Advisory Agreements and the Selling Agreement as described in the Prospectus and to enter into the Customer Agreement and the Foreign Exchange Desk Service Agreement and to engage in "exchange of futures for physical" currency transactions on behalf of the Partnership, also as referred to in the Prospectus. The General Partner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Partnership's brokerage commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without

                                     LPA-6
prior written notice to Limited Partners within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Limited Partner's voting and redemption rights and a description of any material effect of such increase.

     In addition to any specific contract or agreements described herein, the Partnership may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners, notwithstanding any other provisions of this Limited Partnership Agreement, the Act or any applicable law, rule or regulations.

     The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner under the common law. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partnership funds and assets and the use thereof for the benefit of the Partnership. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

     The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Internal Revenue Code of 1986, as amended, on the General Partner as the "tax matters partner" of the Partnership.

     The Partnership shall make no loans to any party, and the funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with
Section 17(a) of this Limited Partnership Agreement. If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount. The Partnership shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of "customer funds," and shall not invest in any equity security without prior notice to Limited Partners. Except in respect of the Incentive Override, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Partnership shall be affiliated with the Partnership's commodity broker, the General Partner or their affiliates. The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Partnership's basic investment policies or structure shall require the approval of Limited Partners owning Units representing more than fifty percent (50%) of all Units then owned by the Limited Partners. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

     The Partnership is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Partnership taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Partnership will not be considered to be engaging in "pyramiding."

     The General Partner may take such other actions on behalf of the Partnership as the General Partner deems necessary or desirable to manage the business of the Partnership.

                                     LPA-7

     The General Partner shall reimburse the Partnership for any advisory fees paid by the Partnership to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

     The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Partnership. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Partnership such time as the General Partner may deem advisable to conduct the Partnership's business and affairs.

     9.   Audits and Reports to Limited Partners.

     The Partnership books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Limited Partner to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The General Partner shall include in the Annual Reports sent to Limited Partners an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Partnership during the preceding year. Limited Partners or their duly authorized representatives may inspect the Partnership books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner's interest as a limited partner in the Partnership.

     The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

     The General Partner will send written notice to each Limited Partner within seven days of any decline in the Partnership's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

     The General Partner shall maintain and preserve all Partnership records for a period of not less than six (6) years.

     The General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Partnership. In connection with such review, the General Partner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership in order to assess whether the rates charged the Partnership are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to the Partnership, the General Partner will notify the Limited Partners, setting forth the rates charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership.

     10.  Assignability of Units.

     Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Partnership

                                     LPA-8
shall be effective against the Partnership or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Section 11 hereof. The General Partner's consent is required for the admission of a substituted Limited Partner, and the General Partner intends to so consent, provided the General Partner and the Partnership receive an opinion of counsel to the General Partner that such admission will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner receives notice of such assignment, transfer or disposition.

     11.  Redemptions.

     A Limited Partner, the General Partner or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or any of his Units (such redemption being herein referred to as a "redemption"), effective as of the close of business (as determined by the General Partner) on the last day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Partnership (including the Partnership's allocable share of the liabilities, contingent or otherwise, of any entities in which the Partnership invests), except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them and (ii) the General Partner shall have timely received a request for redemption. Units redeemed on or before the end of the twelfth full calendar month after the date as of which such Units begin to participate in the profits and losses of the Partnership are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. In the event that a Limited Partner acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether early redemption charges apply. Requests for redemption must be received by the General Partner at least ten calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. Such requests need not be in writing so long as the Limited Partner has a Merrill Lynch customer securities account. The General Partner may declare additional redemption dates upon notice to the Limited Partners as well as to those assignees of whom the General Partner has received notice as described above.

     If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit has decreased to $50 or less, after adding back all distributions, the Partnership shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of the Partnership) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Partnership, and the General Partner shall mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner) in the Partnership redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the Partnership an amount equal to the Net Asset Value of his interest in the Partnership, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Partnership are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Partnership may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of the Partnership to do so. If the General Partner declares a Special Redemption Date, the General Partner need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates

                                     LPA-9
must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Limited Partners to redeem at other than month-end.

     Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Partnership from commodity brokers, banks or other persons or entities, the Partnership may in turn delay payment to Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Partnership's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

     Only whole Units may be redeemed, unless the General Partner specifically otherwise consents.

     The General Partner may require a Limited Partner to redeem all or a portion of such Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

     12.  Offering of Units.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary.

     The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Partnership to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

     13.  Additional Offerings.

     The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 4(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Partnership is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

     The Partnership may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

                                    LPA-10

     14.  Special Power of Attorney.

     Each Limited Partner by his execution of this Limited Partnership Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Limited Partnership Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Partnership;
(iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and the jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Partnership or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

     15.  Withdrawal of a Partner.

     The Partnership shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of
Section 4. In addition, the General Partner may withdraw from the Partnership, without any breach of this Limited Partnership Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner and assignee of whom the General Partner has notice. If the General Partner withdraws as general partner and the Partnership's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

     The General Partner may not assign its general partner interest or its obligation to direct the trading of the Partnership assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner. No provision of this Limited Partnership Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

     The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner of the Partnership shall not terminate or dissolve the Partnership, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner's interest in the Partnership except as provided in Section 11 hereof. Each Limited Partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Limited Partnership Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or the Partnership or to redeem or transfer Units.

     16.  Standard of Liability; Indemnification.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

                                    LPA-11

     (b) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, subject to this Section 16, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

     Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Partnership shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 16, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in
Section 16(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Limited Partnership Agreement.

     In no event shall any indemnification permitted by this subsection (b) of
Section 16 be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

                                    LPA-12

     In no event shall any indemnification obligations of the Partnership under this subsection (b) of this Section 16 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 7 hereof.

     (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all loss and expense incurred, including reasonable attorneys' fees.

     17.  Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Limited Partnership Agreement, the General Partner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the General Partner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus),
(ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act,
(vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Limited Partners, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the Partnership from holding "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 17, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Limited Partnership Agreement may be amended, provided, however, that approval of all Limited Partners shall be required in the case of amendments changing or altering this Section 17, extending the term of the Partnership, or materially changing the Partnership's basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such Limited Partner's or assignee's written consent; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from the Partnership; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

     (c) Meetings; Other Voting Matters. Any Limited Partner upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Limited Partnership Agreement,

                                    LPA-13
the General Partner shall, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

     The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

     In the event that the General Partner or the Limited Partners vote to amend this Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

     18.  Governing Law.

     The validity and construction of this Limited Partnership Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

     19.  Miscellaneous.

     (a) Notices. All notices under this Limited Partnership Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Limited Partnership Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 16 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c) Captions. Captions in no way define, limit, extend or describe the scope of this Limited Partnership Agreement nor the effect of any of its provisions. Any reference to "persons" in this Limited Partnership Agreement shall also be deemed to include entities, unless the context otherwise requires.

     20.  Certain Definitions.

     This Limited Partnership Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Limited Partnership Agreement):

     Administrator.   The official or agency administering the securities laws
     -------------
     of a state.

     Advisor. Any Person who for any consideration engages in the business of
     -------
     advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

     Affiliate. An Affiliate of a Person means: (a) any Person directly or
     ---------
     indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

                                    LPA-14

     Capital Contributions.   The total investment in a Program by a
     ---------------------
     Participant or by all Participants, as the case may be.

     Commodity Broker.   Any Person who engages in the business of effecting
     ----------------
     transactions in Commodity Contracts for the account of others or for his own account.

     Commodity Contract.   A contract or option thereon providing for the
     ------------------
     delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     Cross Reference Sheet.   A compilation of the Guidelines sections,
     ---------------------
     referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

     Net Assets.   The total assets, less total liabilities, of the Program
     ----------
     determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open posi tions, and any fee or expense including Net Asset fees accruing to the Program.

     Net Asset Value Per Program Interest.   The Net Assets divided by the
     ------------------------------------
     number of Program Interests outstanding.

     Net Worth.   The excess of total assets over total liabilities as
     ---------
     determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     New Trading Profits.   The excess, if any, of Net Assets at the end of the
     -------------------
     period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.


     Organization and Offering Expenses. All expenses incurred by the Program in
     ----------------------------------
     connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

     Participant.   The holder of a Program Interest.
     -----------

     Person.   Any natural Person, partnership, corporation, association or
     ------
     other legal entity.

     Pit Brokerage Fee.   Pit Brokerage Fee shall include floor brokerage,
     -----------------
     clearing fees, National Futures Association fees, and exchange fees.

     Program.   A limited partnership, joint venture, corporation, trust or
     -------
     other entity formed and operated for the purpose of investing in Commodity Contracts.

     Program Broker.   A Commodity Broker that effects trades in Commodity
     --------------
     Contracts for the account of a Program.

                                    LPA-15

     Program Interest.   A limited partnership interest or other security
     ----------------
     representing ownership in a Program.

     Pyramiding.   A method of using all or a part of an unrealized profit in a
     ----------
     Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

     Sponsor. Any Person directly or indirectly instrumental in organizing a
     -------
     Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any por tion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     Valuation Date.   The date as of which the Net Assets of the Program are
     --------------
     determined.

     Valuation Period.   A regular period of time between Valuation Dates.
     ----------------


     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Limited Partnership Agreement as of the day and year first above written.


GENERAL PARTNER:                        LIMITED PARTNERS:

MERRILL LYNCH INVESTMENT                All Limited Partners now and
 PARTNERS INC.                                  hereafter admitted as limited
                                                partners of the Partnership
                                                pursuant to Powers of Attorney
                                                now or hereafter executed in
                                                favor of, and delivered to, the
                                                General Partner.




By /s/ JOHN R. FRAWLEY, JR.
  ------------------------
       John R. Frawley, Jr.
       President and                    MERRILL LYNCH INVESTMENT
       Chief Executive Officer           PARTNERS INC.



                                        By /s/ JOHN R. FRAWLEY, JR.
                                          --------------------------
                                          John R. Frawley, Jr.
                                          President and
                                          Chief Executive Officer

                                    LPA-16

                                                                       EXHIBIT B

                            ML GLOBAL HORIZONS L.P.

                             ____________________


                           SUBSCRIPTION REQUIREMENTS



          By executing a Subscription Agreement and Power of Attorney Signature Page for Limited Partnership Units ("Units") of ML GLOBAL HORIZONS L.P. (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at Net Asset Value (97% of Net Asset Value in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates), as described in the Fund's Prospectus dated October 23, 1996 (the "Prospectus"). EXCEPT AS SET FORTH BELOW IN THE CASE OF MAINE AND MICHIGAN RESIDENTS, INVESTORS WHO ARE CURRENTLY LIMITED PARTNERS IN THE FUND NEED NOT EXECUTE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN ORDER TO PURCHASE ADDITIONAL UNITS.
HOWEVER, SUCH PERSONS MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND AND CAREFULLY REVIEW THIS EXHIBIT B -- SUBSCRIPTION REQUIREMENTS AS WELL AS THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY. SUCH PERSONS' FINANCIAL CONSULTANTS WILL BE REQUIRED TO RECONFIRM THAT SUCH PERSONS CONTINUE TO MEET THE SUITABILITY REQUIREMENTS SET FORTH BOTH HEREIN AND THEREIN IN ORDER FOR SUCH PERSONS TO BE ABLE TO PURCHASE ADDITIONAL UNITS.


          By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of his subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Limited Partnership Agreement, which will be in substantially the form of the Fourth Amended and Restated Limited Partnership Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

Representations and Warranties

          As an inducement to MLIP to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, MLIP, Merrill Lynch Futures Inc., and the Selling Agent as follows:

          (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any direct or indirect solicitation of Purchaser's investment) a copy of the Prospectus-- together with a current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser subscribed to purchase Units.

          (b) All information that Purchaser has heretofore furnished to MLIP or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to MLIP.

          (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

          (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

          (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Limited Partner pursuant to the Limited Partnership Agreement.

          (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that MLIP attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply MLIP with such information as MLIP may reasonably request in order to attempt such verification. Most entities which acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

          (g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating to the Fund; (b) the Plan Fiduciary has determined that an investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of MLIP, any Advisor to the Fund, the Selling Agent, Merrill Lynch Futures Inc., Merrill Lynch International Bank ("MLIB"), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of MLIP, any Advisor to the Fund, the Selling Agent, Merrill Lynch Futures Inc., MLIB and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of MLIP, furnish MLIP with such information as MLIP may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

          The representations and statements set forth herein may be asserted in the defense of the Fund, MLIP, the Advisors to the Fund, the Selling Agent, Merrill Lynch Futures Inc. or others in any subsequent litigation or other proceeding.

                             ____________________

Investor Suitability


          PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE REQUIREMENTS SET FORTH BELOW ("NET WORTH" FOR SUCH PURPOSES IS IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, PURCHASER MAY NOT INVEST MORE THAN 10% OF HIS OR HER READILY MARKETABLE ASSETS IN THE FUND.

          1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          2. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

          3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

          5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1995 of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE.

          7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

          11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          12. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

          13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          14. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

          15. South Carolina -- Net worth of at least $100,000 or a net income in 1995 some portion of which was subject to maximum federal and state income tax.

          16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          17. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                                                                       EXHIBIT C


                            ML GLOBAL HORIZONS L.P.

                             ____________________

                           SUBSCRIPTION INSTRUCTIONS


   ANY PERSON CONSIDERING PURCHASING UNITS SHOULD CAREFULLY READ AND REVIEW

     THE PROSPECTUS OF THE FUND DATED OCTOBER 23, 1996, TOGETHER WITH THE SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60
                CALENDAR DAYS WHICH ACCOMPANIED THE PROSPECTUS.

          The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her readily marketable assets in the Fund.

          Foreign persons and entities not otherwise subject to U.S. federal income tax may not invest in the Fund.

          EXISTING LIMITED PARTNERS WHO ARE SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE BUT MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND AND CAREFULLY REVIEW THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AS WELL AS EXHIBIT B -- SUBSCRIPTION REQUIREMENTS. SUCH LIMITED PARTNERS' FINANCIAL CONSULTANTS MUST RECONFIRM THAT SUCH LIMITED PARTNERS CONTINUE TO MEET THE STANDARDS AND REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT B -- SUBSCRIPTION REQUIREMENTS IN ORDER FOR SUCH LIMITED PARTNERS TO BE ELIGIBLE TO PURCHASE ADDITIONAL UNITS.

                             ____________________

        FILL IN ALL OF THE BOXES ON PAGES SA-5 and SA-6; TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1    -   Financial Consultants must complete the information required.

Item 2    -   Enter the number of Units to be purchased or check the appropriate dollar amount of subscription.

Item 3    -   Enter customer's Merrill Lynch Account Number.

Item 4    -   Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

          The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

          Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

          Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

                                    SA-(i)

          Partnership or Corporation -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items 5, 6, 7    -   Enter the exact name in which the Units are to be held.


Item 8           -   Enter a Partner's or officer's name

Item 9           -   Complete information as required.

Item 10          -   The investor(s) (EXCEPT CURRENT LIMITED PARTNERS IN THE
                     FUND OTHER THAN RESIDENTS OF MAINE OR MICHIGAN) must execute the Subscription Agreement and Power of Attorney
                     Signature Page (Item 10, Page SA-6) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item
                     10.

Item 11          -   Financial Consultants must complete the information
                     required.

THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE
                                     PAGE
                 (PAGES SA-3 AND SA-4) SHOULD NOT BE EXECUTED.

Instructions to Financial Consultants:

 THE EXECUTED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE MUST
                       BE RETAINED IN THE BRANCH OFFICE.


          RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS) OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE REGARDING THE CONTINUING SUITABILITY OF EXISTING LIMITED PARTNERS SUBSCRIBING FOR ADDITIONAL UNITS MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                                    SA-(ii)

                            ML GLOBAL HORIZONS L.P.

                           LIMITED PARTNERSHIP UNITS

                             ____________________

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
        SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934
                             ____________________

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

ML GLOBAL HORIZONS L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
South Tower, 6th Floor
World Financial Center
New York, New York 10080-6106

Dear Sirs:


               1.   Subscription for Units.   I hereby subscribe for the number
of limited partnership units ("Units") in ML GLOBAL HORIZONS L.P. (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units ($5,000, if less) must be purchased -- 20 Units ($2,000, if less) for both: (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts; and (ii) existing Limited Partners (who are not, except in the case of Maine or Michigan residents, required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units). Any greater number of whole Units may be purchased in 1 Unit increments. The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am an officer or employee of Merrill Lynch & Co., Inc. or any of its affiliates. The terms of the offering of the Units are described in the Prospectus of the Fund dated October 23, 1996 (the "Prospectus"), as the same may be from time to time supplemented and amended. Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units. Such settlement date will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. My Merrill Lynch Financial Consultant will inform me of such settlement date, on which my account will be debited and the amount so debited transmitted directly to the Fund, as described in the Prospectus. MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP"), the General Partner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units ($5,000, if less); 20 Units ($2,000, if less) in the case of persons permitted to purchase such lesser minimum, as described above. All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

               2. Representations and Warranties of Subscriber. I have received the Prospectus together with a current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit B --Subscription Requirements in the Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles) and annual income.

               3.   Power of Attorney.   In connection with my subscription for
Units, I do hereby irrevocably constitute and appoint MLIP, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by MLIP to carry out fully the provisions of the Limited Partnership Agreement of the Fund, including, without limitation, by executing said Limited Partnership Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Fund are relying on MLIP's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

               4.   Irrevocability; Governing Law.   I hereby acknowledge and
agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

  ------------------------------------------------------------------------------
1 Financial Consultant   [            ]      [ ]   [               ]   [      ]
  Name                   First               M.I.  Last                Sub.Order Ref.#

  Financial Consultant   [   ]-[   ]-[    ]  Financial Consultant Number [   ] Branch Wire Code [   ]
  Phone Number
--------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.

                           LIMITED PARTNERSHIP UNITS
         SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE. PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

  The Investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units ("Units") in ML Global Horizons L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce. Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of Net Asset Value as of the first day of the month immediately following receipt and acceptance of this Signature Page (or 97% of Net Asset Value for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

  The named investor further acknowledges receipt of the Prospectus of the Fund dated August _, 1996 including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with the summary financial information relating to the Fund current within 60 calendar days.

  If the subscriber is a participant in a Merrill Lynch sponsored IRA BASIC/TM/ or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:

  1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC/TM/ or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, BASIC/TM/ or SEP account is $20,000;
  3. The minimum subscription is 20 Units (or $2,000 if less) and the amount of this subscription is no more than 10% of the value of the IRA. BASIC/TM/ or SEP account on the subscription date: and
  4. Each separate IRA, BASIC/TM/ or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

2 [       ]    [ ] $5.000                       [ ] $2.000    3 [   ]-[     ]
  Enter number of Units or check appropriate box           Merrill Lynch Account
  (minimum 50 Units, or $5.000 if less, for Taxable Investors; 20 Units, or $2.000 if less, for Non-Taxable Investors and existing
  Limited Partners subscribing for additional
  Units: Incremental investments in one Unit multiples).

          4 [   ]-[  ]-[    ]           [  ]-[       ]
            Social Security Number  or  Taxpayer ID Number

  Limited Partner Name
5 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Joint Partner Name
6 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Partnership, Corporate or Trust Limited Partner Name
7 [                                 ]

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8 [                                 ]

  Additional Information
9 [                                 ]

  Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

  [      ]       [                              ]   [     ]
  Street Number  Street Name                        Apt. Number

  [     ]   [                    ]   [  ]    [          ]
  Bldg. No. City                     State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  Mailing Address of Limited Partner (If Other Than Residence Address)
  [      ]       [                              ]                    [     ]
  Street Number  Street Number                                       Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  [ ] Check box, if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

  Name of Custodian. If Other Than Merrill Lynch
  [                              ]

  Mailing Address of Custodian. If Other Than Merrill Lynch
  [      ]       [                              ]                    [     ]
  Street Number  Street Number                                       Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

________________________________________________________________________________
________________________________________________________________________________
                            ML GLOBAL HORIZONS L.P.
                           LIMITED PARTNERSHIP UNITS
    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
-------------------------------------------------------------------------------
10                            FOR USE BY INVESTOR

X _________________________________     X _____________________________________
  Signature of Investor      Date      Signature of Joint Investor (if any Date

  (    )     -
  _________________________________
  Telephone Number of Investor

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE PROSPECTUS DATED AUGUST __. 1996, SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page above my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
11                      FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3. Section 34 of the NASD's Rules of Fair Practice.

X _____________________________________________________________________________
  Financial Consultant Signature                                Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X _____________________________________________________________________________
  Office Manager Signature                                      Date
-------------------------------------------------------------------------------

===============================================================================

                       DATE RECEIVED    COUNTRY CODE    ADDITIONAL ORDER   CONTROL NUMBER

FOR OFFICE USE ONLY    [______]         [__] [__]       [__]               [_____}

                                                                  EXECUTION COPY

  ------------------------------------------------------------------------------
1 Financial Consultant   [            ]      [ ]   [               ]   [      ]
  Name                   First               M.I.  Last                Sub.Order Ref.#

  Financial Consultant   [   ]-[   ]-[    ]  Financial Consultant Number [   ] Branch Wire Code [   ]
  Phone Number
--------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.

                           LIMITED PARTNERSHIP UNITS
         SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE. PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

  The Investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units ("Units") in ML Global Horizons L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce. Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of Net Asset Value as of the first day of the month immediately following receipt and acceptance of this Signature Page (or 97% of Net Asset Value for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

  The named investor further acknowledges receipt of the Prospectus of the Fund dated August _, 1996 including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with the summary financial information relating to the Fund current within 60 calendar days.

  If the subscriber is a participant in a Merrill Lynch sponsored IRA BASIC/TM/ or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:

  1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC/TM/ or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, BASIC/TM/ or SEP account is $20,000;
  3. The minimum subscription is 20 Units (or $2,000 if less) and the amount of this subscription is no more than 10% of the value of the IRA. BASIC/TM/ or SEP account on the subscription date: and
  4. Each separate IRA, BASIC/TM/ or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

2 [       ]    [ ] $5.000                       [ ] $2.000    3 [   ]-[     ]
  Enter number of Units or check appropriate box           Merrill Lynch Account
  (minimum 50 Units, or $5.000 if less, for Taxable Investors; 20 Units, or $2.000 if less, for Non-Taxable Investors and existing
  Limited Partners subscribing for additional
  Units: Incremental investments in one Unit multiples).

          4 [   ]-[  ]-[    ]           [  ]-[       ]
            Social Security Number  or  Taxpayer ID Number

  Limited Partner Name
5 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Joint Partner Name
6 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Partnership, Corporate or Trust Limited Partner Name
7 [                                 ]

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8 [                                 ]

  Additional Information
9 [                                 ]

  Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

  [      ]       [                              ]   [     ]
  Street Number  Street Name                        Apt. Number

  [     ]   [                    ]   [  ]    [          ]
  Bldg. No. City                     State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  Mailing Address of Limited Partner (If Other Than Residence Address)
  [      ]       [                              ]                    [     ]
  Street Number  Street Number                                       Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  [ ] Check box, if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

  Name of Custodian. If Other Than Merrill Lynch
  [                              ]

  Mailing Address of Custodian. If Other Than Merrill Lynch
  [      ]       [                              ]                    [     ]
  Street Number  Street Number                                       Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.
                           LIMITED PARTNERSHIP UNITS
    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
--------------------------------------------------------------------------------
10                            FOR USE BY INVESTOR

X _________________________________   X ____________________________________
  Signature of Investor        Date     Signature of Investor(if any)   Date

  (   )      __
  ---------------------------------
  Telephone Number of Investor

Executing and delivering this Subscription Agreement and Power of Attorney Signature Page shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received, in addition to the Prospectus dated August __, 1996, summary financial information relating to the Fund current within 60 calendar days.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:[_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number of Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page above my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
11                      FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

X ______________________________________________________________________________
  Financial Consultant Signature                                Date

Office Manager approval of Merrill Lynch sponsored retirement account purchase.

X ______________________________________________________________________________
  Office Manager Signature                                      Date
--------------------------------------------------------------------------------
================================================================================

                        Date Received                Country Code     Additional Order    Control Number
FOR OFFICE USE ONLY     [__][__][__][__][__][__]       [__][__]             [__]          [__][__][__][__][__]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


          Merrill Lynch Investment Partners Inc. will pay, without reimbursement from the Registrant, all of the following costs incurred in connection with preparing and filing this Registration Statement. This Registration Statement also constitutes Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1, No. 33-80202 (effective June 17, 1994) and Post-Effective Amendment No. 3 with respect to the Registrant's Registration Statement on Form S-1, No. 33-88994 (effective March 1, 1995).


                                                               Approximate
                                                                  Amount
                                                               -----------
Securities and Exchange Commission Registration Fee..........     $ 17,242
National Association of Securities Dealers, Inc. Filing Fee..        5,500
Printing Expenses............................................       75,000
Fees of Certified Public Accountants.........................       50,000
Blue Sky Expenses (Excluding Legal Fees).....................       25,000
Fees of Counsel..............................................       75,000
Miscellaneous Offering Costs.................................       63,779
                                                                  --------
  Total......................................................     $311,521
                                                                  ========


                             ____________________


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 16 of the Third Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The General Partner and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

          In the Selling Agreement, the Trading Advisors have agreed to indemnify each person who controls the General Partner within the meaning of
Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of the General Partner against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Trading Advisors or any principal of the Trading Advisors or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by the Trading Advisors for inclusion therein. The Trading Advisors have also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

          (a)   Exhibits.

Exhibit
Number              Description of Document
------              -----------------------

                    The following exhibits are filed herewith.


EX-3.02c Fourth Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

EX-5.01 Opinion of Sidley & Austin relating to the legality of the Units.

EX-8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

EX-10.09 Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

EX-23.01            Consent of Sidley & Austin.

EX-23.02            Consent of Deloitte & Touche LLP.

                             ____________________


                    The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-62998), filed with the Commission on September 10, 1993 (Amendment No. 2 to such Registration Statement became effective October 4, 1993).

1.01                Selling Agreement among the Partnership, the General
(Amended)           Partner, Merrill Lynch Futures, the Selling Agent and the
                    Trading Advisors.

10.01               Form of Advisory Agreement among the Partnership, the
(Amended)           General Partner and each Trading Advisor.

10.02               Form of Consulting Agreement between Merrill Lynch Futures
(Amended)           and each Trading Advisor.

Exhibit
Number              Description of Document
------              -----------------------

10.03               Form of Customer Agreement between the Partnership and
(Amended)           Merrill Lynch Futures.

10.06               Foreign Exchange Desk Service Agreement.

                    The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-88994), which became effective March 1, 1995.

1.01(b) Amendment No. 1 to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and ARA Portfolio Management Company, L.L.C. (formerly, ARA Portfolio Management Company).

                    The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 33-88994) which became effective on December 6, 1995 (Post-Effective Amendment No. 2 to such Registration Statement became effective April 8, 1996).

1.02                Form of Assignment of Selling Agreement.

3.01 Amended and Restated Certificate of Limited Partnership of the Registrant.

10.07               Form of Assignment of Advisory Agreement.

10.08               Form of Assignment of Consulting Agreement.


                    The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-10749) which was filed on August 23, 1996.


EX-1.01c Form of Amendment to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and the Trading Advisors.

ITEM 17.            UNDERTAKINGS.

                    (a)   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York in the State of New York on the 22nd day of October, 1996.

                                     ML GLOBAL HORIZONS L.P.

                                     By:  Merrill Lynch Investment Partners Inc.
                                          General Partner


                                     By:  /s/ JOHN R. FRAWLEY, JR.
                                          -----------------------------------
                                           John R. Frawley, Jr.
                                           President and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.


         Signature                      Title With Registrant              Date
         ---------                      ---------------------              ----
/s/ JOHN R. FRAWLEY, JR.           President, Chief Executive         October 22, 1996
------------------------------      Officer and Director
       John R. Frawley, Jr.

/s/ JAMES M. BERNARD               Chief Financial Officer and        October 22, 1996
------------------------------      Senior Vice-President
       James M. Bernard             (Principal Financial and
                                    Accounting Officer)


/s/ ALLEN N. JONES                 Director                           October 22, 1996
------------------------------
       Allen N. Jones


          (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)


    Merrill Lynch Investment            General Partner of Registrant
         Partners Inc.
By: /s/ JOHN R. FRAWLEY, JR.                                                         October 22, 1996
--------------------------------
        John R. Frawley, Jr.
        President and Chief  Executive
         Officer



219681.02

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1996

                                                      REGISTRATION NO. 333-10749
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                             --------------------

                                   EXHIBITS

                                      TO

                                AMENDMENT NO. 1

                                      TO

                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                             --------------------


                            ML GLOBAL HORIZONS L.P.


================================================================================

                                 EXHIBIT INDEX
Exhibit
Number    Description of Document
------    -----------------------

          The following exhibits are filed herewith.

EX-3.02c Fourth Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

EX-5.01   Opinion of Sidley & Austin relating to the legality of the Units.

EX-8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

EX-10.09 Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

EX-23.01  Consent of Sidley & Austin.

EX-23.02  Consent of Deloitte & Touche LLP.

                  ------------------------------------------

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-62998), filed with the Commission on September 10, 1993 (Amendment No. 2 to such Registration Statement became effective October 4, 1993).

1.01 Selling Agreement among the Partnership, the General Partner, (Amended) Merrill Lynch Futures, the Selling Agent and the Trading Advisors.

10.01 Form of Advisory Agreement among the Partnership, the General (Amended) Partner and each Trading Advisor.

10.02 Form of Consulting Agreement between Merrill Lynch Futures and (Amended) each Trading Advisor.

10.03 Form of Customer Agreement between the Partnership and Merrill (Amended) Lynch Futures.

10.06     Foreign Exchange Desk Service Agreement.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-88994), which became effective March 1, 1995.

1.01(b) Amendment No. 1 to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and ARA Portfolio Management Company, L.L.C. (formerly, ARA Portfolio Management Company).

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, (Registration No. 33-88994), which became effective on December 6, 1995 (Post-Effective Amendment No. 2 to such Registration Statement became effective April 8, 1996).

1.02      Form of Assignment of Selling Agreement.

3.01      Amended and Restated Certificate of Limited Partnership of the
          Registrant.

10.07     Form of Assignment of Advisory Agreement.

10.08     Form of Assignment of Consulting Agreement.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1, (Registration No. 333-10749), which was filed on August 23, 1996.

EX-1.01c Form of Amendment to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and the Trading Advisors.